SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No. )

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Pall Corporation
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Pall Corporation 25 Harbor Park Drive Port Washington, NY 11050

November 10, 2010

Dear Shareholder:

On behalf of the board of directors and management, it is my pleasure to invite you to attend the 2010 Annual Meeting of Shareholders of Pall Corporation on Wednesday, December 15, 2010 at 11:00 a.m., at the Long Island Marriott Hotel & Conference Center, 101 James Doolittle Boulevard, Uniondale, New York.

Details regarding admission to the meeting and information concerning the matters to be acted upon at the meeting are provided in the accompanying Notice of Annual Meeting and Proxy Statement. In addition, our meeting agenda will include a discussion of the operations of our business and an opportunity for questions of general interest to shareholders.

Whether or not you plan to attend the meeting, it is important that your shares be represented at the meeting in accordance with your wishes. To ensure that, please either vote your shares through the internet, by telephone or by completing, signing and returning your proxy in the enclosed envelope as soon as possible.

On behalf of your board of directors, management and our employees, I thank you for your continued support and interest in Pall Corporation.

Very truly yours,

Eric Krasnoff
Chairman, Chief Executive Officer and President

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
OF PALL CORPORATION

Date:	Wednesday, December 15, 2010

Time:	11:00 a.m., Eastern time

Place:	Long Island Marriott Hotel & Conference Center 101 James Doolittle Boulevard Uniondale, New York 11553

Purpose:	(1)	Elect 11 directors for a term expiring at the 2011 Annual Meeting of Shareholders;

	(2)	Ratify the appointment of KPMG LLP as independent registered public accounting firm for fiscal year 2011;

	(3)	Approve an amendment to the Pall Corporation By-Laws to facilitate the use of the notice and access option to deliver proxy materials;

	(4)	Approve an amendment to the Pall Corporation Employee Stock Purchase Plan increasing the number of shares of common stock available for purchase under the plan;

	(5)	Approve an amendment to the Pall Corporation Management Stock Purchase Plan increasing the number of shares of common stock available for purchase under the plan; and

	(6)	Conduct other business if properly raised.

Record Date:	October 26, 2010—Owners of common stock at the close of business on that date are entitled to receive notice of and to vote at the meeting.

Voting by Proxy:	Please submit a proxy card or, for shares held in street name, voting instruction form, as soon as possible so your shares can be voted at the meeting. You may submit your proxy card or voting instruction form by mail. As a registered shareholder, you may also vote electronically by telephone or over the internet by following the instructions included with your proxy card. If your shares are held in street name, you may have the choice of instructing the record holder as to the voting of your shares over the internet or by telephone. Follow the instructions on the voting instruction form you receive from your broker, bank or other nominee.

Admission to the Annual Meeting of Shareholders:	Either an admission ticket or proof of ownership of Pall Corporation stock, as well as a form of personal photo identification, must be presented in order to be admitted to the annual meeting. (See “Information About Admission to the Annual Meeting of Shareholders” in the proxy statement.)

Sandra Marino
Senior Vice President, General Counsel and
Corporate Secretary
November 10, 2010

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS
FOR THE SHAREHOLDERS’ MEETING TO BE HELD ON DECEMBER 15, 2010

Copies of the enclosed proxy statement for the 2010 Annual Meeting and the Annual Report on Form 10-K
for fiscal year 2010 are also available on the Company’s website at
www.pall.com/ar10

PALL CORPORATION
25 Harbor Park Drive
Port Washington, NY 11050

PROXY STATEMENT

     The enclosed proxy card is solicited by the board of directors (the “board”) of Pall Corporation, a New York corporation (the “Company”), for use at the annual meeting of shareholders to be held on Wednesday, December 15, 2010, at 11:00 a.m., Eastern time, at the Long Island Marriott Hotel & Conference Center, 101 James Doolittle Boulevard, Uniondale, New York 11553, and at any adjournments thereof (the “meeting”). Either an admission ticket or proof of ownership of Company stock, as well as a form of personal photo identification, must be presented in order to be admitted to the meeting. (See “Information About Admission to the Annual Meeting of Shareholders.”)

     The proxy materials are being sent to shareholders beginning on or about November 10, 2010. The cost of the solicitation of proxies will be paid by the Company. The solicitation is to be made primarily by mail but may be supplemented by telephone calls and personal solicitation by the firm of Georgeson Inc., which has been retained for this purpose by the Company and will be paid a fee for its services not to exceed $10,500, plus reasonable out-of-pocket expenses estimated at $3,000.

VOTING

     Whether or not you plan to attend the meeting, we request that you date and execute the enclosed proxy card and return it in the enclosed postage-paid return envelope or use the telephone or the internet to grant your proxy and vote. Telephone and internet voting instructions are provided on the proxy card.

     If your shares are registered in the name of a bank, broker or other nominee, follow the voting instructions on the form you receive from the nominee. The availability of telephone and internet voting will depend on the nominee’s voting processes.

     The shares represented by your properly completed proxy card will be voted in accordance with your instructions. If you properly sign, date and deliver to us your proxy card but you mark no instructions on it, the shares represented by your proxy will be voted FOR the election as directors of the 11 nominees proposed in Proposal 1, FOR Proposal 2, FOR Proposal 3, FOR Proposal 4 and FOR Proposal 5. Alternatively, you can vote by telephone or the internet using the instructions set forth in the enclosed proxy card.

     Proposal 1 relates to the election of directors. The Company recently amended its By-Laws to provide that, in any uncontested election of directors, a nominee will be elected by the affirmative vote of the majority of votes cast with respect to such nominee by shareholders represented and entitled to vote at the meeting. A “majority of votes cast” means that the number of votes cast “for” a nominee must exceed the number of votes cast “against” such nominee. Abstentions will have no impact on the outcome of voting with respect to Proposal 1.

     Under the Company’s By-Laws, the affirmative vote of the holders of a majority of outstanding shares of common stock represented and entitled to vote at the meeting is necessary for approval of Proposal 2, Proposal 3, Proposal 4 and Proposal 5. Abstentions will therefore count as a vote “against” Proposal 2, Proposal 3, Proposal 4 and Proposal 5.

     The rules of the New York Stock Exchange (the “NYSE”) impose additional requirements with respect to Proposal 4 and Proposal 5. Under those rules, the affirmative vote of a majority of the votes duly cast at the meeting on each of Proposal 4 and Proposal 5 is required for the approval of the proposed amendments to the Pall Corporation Employee Stock Purchase Plan (the “Employee Plan”) and the Pall Corporation Management Stock Purchase Plan (the “Management Plan”), respectively, and the total “vote cast” on each of Proposal 4 and Proposal 5 must represent over 50% of all shares entitled to vote. Thus, a shareholder who does not vote will not affect the outcome of the vote on either Proposal 4 or Proposal 5 so long as over 50% of the outstanding shares of common stock are voted for each such Proposal. However, under the NYSE rules, abstentions will be counted as votes cast for the purpose of determining whether more than 50% of the outstanding shares have been voted on either Proposal 4 or Proposal 5 and will have the same effect as a vote “against” for the purpose of determining whether a majority of the votes cast have been voted “for” the proposal.

     Under NYSE rules, brokerage firms may vote in their discretion on certain matters on behalf of clients who have not furnished voting instructions. These are called “discretionary” items. In contrast, brokerage firms may not vote on certain other matters for which they have not received voting instructions from their clients. These are called “non-discretionary” items, and a lack of voting instructions for “non-discretionary” items results in so-called “broker non-votes.” The proposal to ratify the appointment of the independent auditors (Proposal 2) is considered a “discretionary” item. Unlike previous years, the NYSE no longer allows brokerage firms to vote in the election of directors (Proposal 1) if they have not received voting instructions from their clients. Accordingly, the election of directors is now considered a “non-discretionary” item. The proposal to approve an amendment to the Company’s By-Laws (Proposal 3), to approve an amendment to the Employee Plan (Proposal 4) and to approve an amendment to the Management Plan (Proposal 5) are also considered “non-discretionary” items. Broker non-votes will not count as “votes cast” on either Proposal 4 or Proposal 5 for purposes of determining whether 50% of the outstanding shares have been voted on either Proposal 4 or Proposal 5, but otherwise will not affect the outcome of the vote on any “non-discretionary” item.

     The board is not aware of any other matters to be presented for action at the meeting, but if other matters are properly brought before the meeting, shares represented by properly completed proxies received by mail, telephone or the internet will be voted in accordance with the judgment of the persons named as proxies.

     Shareholders have the right to revoke their proxies at any time before a vote is taken (a) by notifying the corporate secretary of the Company in writing at the Company’s address given above, (b) by executing a new proxy card bearing a later date or by voting by telephone or on the internet on a later date, provided the new proxy is received by Computershare Trust Company, N.A. (which will have representatives present at the meeting) by 12:01 a.m., Eastern time, on December 15, 2010, (c) by attending the meeting and voting in person, or (d) by any other method available to shareholders by law.

     The close of business on October 26, 2010 has been fixed as the record date for the meeting, and only shareholders of record at that time will be entitled to vote. The only capital stock of the Company outstanding is common stock, par value $.10 per share (“common stock”). There were [●] shares of common stock outstanding and entitled to vote on the record date. Each shareholder is entitled to one vote for each share held. The holders of a majority of the shares issued and outstanding on the record date, present in person or represented by proxy received by mail, telephone or the internet, will constitute a quorum at the meeting.

PROPOSAL 1—ELECTION OF DIRECTORS

The board unanimously recommends a vote
FOR the election of all the below nominees

     At the date of this proxy statement, the board consists of 12 members, 11 of whom are non-employee directors. Eleven directors are proposed for election for terms that will expire at the 2011 Annual Meeting of Shareholders or until his or her successor is elected and qualified or until his or her earlier death, resignation or removal. The 11 directors nominated for reelection by the nominating/ governance committee of the board are Amy E. Alving, Daniel J. Carroll, Jr., Robert B. Coutts, Cheryl W. Grisé, Ronald L. Hoffman, Eric Krasnoff, Dennis N. Longstreet, Edwin W. Martin, Jr., Katharine L. Plourde, Edward L. Snyder and Edward Travaglianti. Ulric S. Haynes, Jr. is not seeking reelection. Effective immediately after the meeting, the Company By-Laws will be amended to provide for 11 directors.

     Amy E. Alving was elected to the board in April 2010. She was brought to the attention of the nominating/governance committee as a candidate by a third-party search firm, Boardroom Consultants, which was retained by the committee to assist it in identifying and evaluating possible nominees for director. In the case of Edwin W. Martin, Jr., the board has exercised its discretionary authority under the corporate governance policy and waived the requirement under the policy concerning a director’s eligibility to be re-nominated for election to the board after reaching age 75. The board has determined that, except for Mr. Krasnoff, each nominee is an independent director as discussed below under “Structures and Practices of the Board – Director Independence.”

     Directors will be elected by the affirmative vote of the majority of the votes cast with respect to such nominee by shareholders represented and entitled to vote at the meeting. As required under the Company’s corporate governance policy, each of the nominees has tendered an irrevocable resignation that will become effective if (i) the nominee is not reelected by the required number of votes cast at the meeting, and (ii) the board accepts such resignation following the meeting. The nominating/governance committee will act on an expedited basis to determine whether to accept the nominee’s resignation and will submit such recommendation for prompt consideration by the board. The nominating/governance committee and the board may consider any factors they deem appropriate and relevant in deciding whether to accept a nominee’s resignation.

     All nominees are expected to serve if elected, and each of them has consented to being named in the proxy statement and to serve if elected. All nominees are current directors of the Company. If a nominee is unable or unwilling to serve at the time of the election, the persons named as proxies in the form of proxy shall have the right to vote according to their judgment for another person instead of the unavailable nominee.

Information Regarding Nominees

     As described below under “Structure and Practices of the Board – Director Nomination Process,” the board has established certain criteria the Company directors must meet in order to serve on the board. The nominating/governance committee and the board believe that each of the nominees below meets the established criteria. In addition, each nominee brings to the board a unique and diverse background, particular expertise, knowledge and experience that provide the board with the necessary and appropriate mix of skills, characteristics and attributes required for the board to fulfill its responsibilities.

     Set forth below is a brief biography of each nominee and additional information about the specific attributes, experience and skills considered by the nominating/governance committee and the board as relevant to each nominee’s candidacy for director.

     Amy E. Alving, age 47, is the chief technology officer and a senior vice president at Science Applications International Corporation (“SAIC”), an engineering and technology applications company. Prior to joining SAIC in 2005, she served as the Director of the Special Projects Office at the Defense Advanced Research Projects Agency where she was also a member of the Senior Executive Service. Earlier, Dr. Alving was a White House Fellow serving at the Department of Commerce. Dr. Alving has been a member or advisor to the Army Science Board, Defense Science Board and National Academies Studies and is currently a member of the Naval Research Advisory Committee and of the Council on Foreign Relations. She has been a director of the Company since April 2010 and is a member of the nominating/governance committee.

     Dr. Alving brings a unique blend of business, government and academic experience to the board. Dr. Alving offers senior leadership, operations, strategic and policy experience to the board. From her tenure at SAIC, Dr. Alving also brings to the board valuable insight into the scientific and technical aspects of our business and, based on her engineering background, provides an in-depth understanding of and valuable guidance to the Industrial segment of our business.

     Daniel J. Carroll, Jr., age 65, was the chief executive officer of Telcordia Technologies (“Telcordia”) from September 2005 until May 2007. He continues to serve on the Telcordia board. Telcordia is a global provider of telecommunications network software and services for internet protocol, wireline, wireless and cable customers. Mr. Carroll held a number of executive positions with AT&T Corp. (“AT&T”) until its spin-off of Lucent Technologies Inc. He retired from his employment as an officer of Lucent in 2000. He has been a director of the Company since 1999 and lead director since 2003. He is a member of the audit committee and the compensation committee.

     Mr. Carroll’s experience as a chief executive officer allows him to bring senior leadership, management expertise and business acumen to the board and makes him well qualified to serve as lead director. Mr. Carroll also has significant financial expertise and operational experience gained through his various executive positions at AT&T and as chief executive officer of Telcordia. In addition, as a licensed engineer, Mr. Carroll has a thorough understanding of, and brings valuable insight into, the Industrial segment of our business.

     Robert B. Coutts, age 60, was executive vice president of Lockheed Martin, a large, diversified company with international operations, from October 1998 until his retirement in April 2008. While serving in this capacity, he was elected chairman of the board of Sandia Corporation, a subsidiary of Lockheed Martin that manages Sandia National Laboratories for the U.S. Department of Energy’s Nuclear Security Administration. Prior to this, Mr. Coutts ran Lockheed Martin’s Electronic Systems business, was executive vice president of the Systems Integration business area, and president and chief operating officer of the former Electronics Sector. Earlier in his career, Mr. Coutts was president of Martin Marietta Aero & Naval Systems and general manager of the GE Aerospace Operations Division. Mr. Coutts serves on the board of Hovnanian Enterprises, Inc., Stanley Black & Decker and several not-for-profit organizations. He has been a director of the Company since 2009 and is a member of the compensation committee.

     As a former executive vice president of Lockheed Martin responsible for the electronic systems business, with sales over $11 billion and over 32,000 employees, Mr. Coutts brings critical business, operational and strategic insight. Mr. Coutts also has valuable senior leadership, management and regulatory experience and possesses broad knowledge of the technology and aerospace fields, both of which are important to the Company’s business and particularly the Industrial segment of the Company’s business. In addition, Mr. Coutts’ service on the board of two other public companies allows him to bring insight into current issues facing public companies and corporate governance and compensation practices at other public companies.

     Cheryl W. Grisé, age 58, was executive vice president of Northeast Utilities, a public utility holding company, from December 2005 until her retirement in July 2007. Ms. Grisé also served in various senior management positions at Northeast Utilities since 1998, including President-Utility Group and chief executive officer of all Northeast Utilities operating subsidiaries. Ms. Grisé was a director of Dana Corporation until February 1, 2008 and currently serves on the boards of MetLife, Inc. (where she is lead director) and Pulte Group, Inc. She is also a member of the boards of the University of Connecticut Foundation and Kingswood-Oxford School. Ms. Grisé has been a director of the Company since August 2007. She is a member of the audit committee and the compensation committee, and has served as Chair of the compensation committee since August 2009.

     Ms. Grisé brings to the board senior leadership, extensive business, operating, finance, legal and policy experience acquired during her executive level experiences at Northeast Utilities. Ms. Grisé’s service on other public company boards and their committees also allows her to bring insight into corporate governance practices, financial issues, compensation and related matters and other current issues facing public companies.

     Ronald L. Hoffman, age 62, was chief executive officer since January 2005 and a director and president since 2003 of Dover Corporation, a public company that manufactures industrial products, until his retirement in December 2008. Mr. Hoffman began his career at Allis Chalmers. He joined Dover Corporation in 1996 when it acquired Tulsa Winch, an Oklahoma company of which he was then president and part owner. He served as president of Tulsa Winch until 2000 and as executive vice president of Dover Resources from 2000 to 2002. He was vice president of Dover Corporation from 2002 to July 2003. He was then chief operating officer of Dover Corporation from July 2003 to December 2004. He has been a director of the Company since 2008 and is a member of the compensation committee and the nominating/governance committee.

     Mr. Hoffman’s service as chief executive officer and president of Dover Corporation provides him with significant experience in the operations, challenges and complex issues facing major corporations competing in technology-driven markets. In addition, Mr. Hoffman brings to the board extensive business, senior leadership and management experience gained during his tenure at Dover Corporation.

     Eric Krasnoff, age 58, has been chairman and chief executive officer of the Company since July 1994 and has at various times, including currently, served as president of the Company. He also serves on the board of three not-for-profit organizations. Mr. Krasnoff has been a director of the Company since 1994 and is a member of the executive committee.

     Mr. Krasnoff has served the Company for 35 years in various positions, including group vice president and chief operating officer. As the chairman and chief executive officer of the Company since 1994, Mr. Krasnoff brings to the board a deep and comprehensive knowledge of the Company, the filtration industry and each of the Company’s end-markets.

     Dennis N. Longstreet, age 65, was from 1998 until his retirement in late 2005 company group chairman of Johnson & Johnson Medical Devices, the culmination of a 36-year career in operational and sales management roles with Johnson & Johnson, a manufacturer of health care products and provider of related services for the consumer, pharmaceutical and medical devices and diagnostic markets. He is a former chairman of the AdvaMed Industry Association and serves on the board of In Health, a not-for-profit organization formed by AdvaMed. Mr. Longstreet also serves on the board of Avalign Technologies, Inc. He has been a director of the Company since 2006 and is a member of the nominating/governance committee and the executive committee.

     As a result of his tenure at Johnson & Johnson, Mr. Longstreet brings to the board extensive senior executive level expertise in the healthcare industry, a major market of the Company’s Life Sciences business, and insight into the complex issues, challenges and regulatory landscape in this industry. Mr. Longstreet also brings business, senior leadership, merger and acquisitions, and management experience to the board.

     Edwin W. Martin, Jr., age 79, was associate and deputy U.S. commissioner of education from 1969 to 1979. He was nominated by President Carter as the nation’s first Assistant Secretary for Special Education and Rehabilitative Services and confirmed unanimously by the Senate, serving as assistant secretary of education from 1979 to 1981. From 1981 to 1994, Dr. Martin was president and chief executive officer of the National Center for Disability Services and a board member. He was named in 1994 and since then has been president-emeritus. Dr. Martin served as a Lecturer in Education at Harvard University, and as an Adjunct Professor of Education at Teacher’s College, Columbia University. In 2007, Dr. Martin was also elected mayor of Venice, Florida for a three year term. He has been a director of the Company since 1993 and is a member of the compensation committee and executive committee.

     Dr. Martin contributes to the board a strong understanding of policy and regulation acquired during his tenure in various positions with the federal government. Dr. Martin also brings valuable business, senior leadership and management experience acquired during his service as chief executive officer, a board member of the National Center for Disability Services and as mayor of Venice, Florida. In addition, Dr. Martin possesses extensive knowledge of the Company’s business and operations as a result of his 16 years of service on the Company’s board.

     Katharine L. Plourde, age 59, was a principal and analyst at the investment banking firm of Donaldson, Lufkin & Jenrette, Inc. (“DLJ”), until November 1997. Since that time, she has engaged in private investing and is currently serving on the board of one private corporation. Since February 2002, she has also served on the board of OM Group Inc. Ms. Plourde has been a director of the Company since 1995 and is a member of the audit committee and the nominating/governance committee. Ms. Plourde has served as Chair of the nominating/governance committee since 2006.

     As a result of her tenure at DLJ and two other investment firms, Ms. Plourde brings significant financial expertise to the board, including with respect to all aspects of financial reporting, accounting, corporate finance and capital markets. At those firms, Ms. Plourde was responsible for covering specialty chemical, specialty material and industrial gas companies, which provides her with additional insight into the Company’s business, including particularly the fuels and chemicals industry, a major market of the Company’s Industrial segment. In addition, Ms. Plourde’s service on the board of another public company has given her experience with current issues facing public companies and corporate governance and compensation practices.

     Edward L. Snyder, age 64, is professor of laboratory medicine and associate chair for clinical affairs of the Department of Laboratory Medicine at Yale University School of Medicine. He is also director of Blood Bank/Apheresis Service and assistant chief/associate chair for clinical affairs at the Department of Laboratory Medicine at Yale-New Haven Hospital. Dr. Snyder has “appointed consultant” status with the Food and Drug Administration Medical Devices Advisory Committee—Hematology and Pathology Devices Panel, and is a past president of the American Association of Blood Banks. He is the chairman of the volunteer board of both the National Marrow Donor Program and the Be The Match Foundation and a member of the American Association of Blood Banks National Blood Foundation board of trustees. Dr. Snyder has been a director of the Company since 2000 and is a member of the nominating/governance committee.

     Dr. Snyder’s training, experience and achievements in hematology give him a critical perspective into a major market of the Company’s Life Sciences segment, enabling him to bring valuable insight to the board. In addition, Dr. Snyder’s participation on several not-for-profit boards enables him to bring to the board leadership and management experience, as well as experience in governance practices.

     Edward Travaglianti, age 62, had, until July 2001, been chairman and chief executive officer of European American Bank (“EAB”). Upon the acquisition of EAB by Citibank N.A. (“Citibank”) in 2001, Mr. Travaglianti served as president of Commercial Markets, heading Citibank’s national middle-market and small business activities. He retired in 2002 and in 2004 resumed his banking career as President, Commerce Bank Long Island. With Toronto Dominion Bank’s acquisition of Commerce Bank in 2008, Mr. Travaglianti became and continues to serve as president, TD Bank Long Island. Mr. Travaglianti serves as the chairman of the board and a director of several not-for-profit and health-related organizations. He has been a director of the Company since 2001 and is a member of the audit committee. He has served as Chair of the audit committee since 2003.

     As a result of his current experience leading TD Bank Long Island, as well as his previous experiences with EAB and Citibank, Mr. Travaglianti brings significant financial expertise to the board, including with respect to all aspects of financial reporting, accounting, corporate finance and capital markets. In addition, Mr. Travaglianti’s participation on several not-for-profit boards and organizations enables him to bring to the board leadership and management experience, as well as experience in governance practices.

DIRECTOR COMPENSATION FOR FISCAL YEAR 2010

     The following table sets forth the compensation of the Company’s non-employee directors for the fiscal year ended July 31, 2010 (“fiscal year 2010”). Mr. Krasnoff did not receive any compensation for service as a director in fiscal year 2010. Heywood Shelley is included in the table below as he was a director for a portion of fiscal year 2010 (Mr. Shelley’s term ended on November 18, 2009 and he did not seek reelection at the 2009 Annual Meeting of Shareholders). The Company also reimburses the directors for reasonable expenses incurred in connection with their duties as directors, which amounts are de minimis and not included as compensation in the table below.

	Fees Earned
	or Paid in	Stock	Option	All Other
	Cash	Awards	Awards	Compensation	Total
Name	($)	($)(1)(2)	($)(3)(4)	($)	($)
Amy E. Alving	13,750	0	0	0	13,750
Daniel J. Carroll, Jr	101,500	120,000	0	0	221,500
Robert B. Coutts	61,875	153,590	28,440	0	243,905
Cheryl W. Grisé	91,500	120,000	0	0	211,500
Ulric S. Haynes	66,250	120,000	0	0	186,250
Ronald L. Hoffman	66,250	120,000	0	0	186,250
Dennis N. Longstreet	70,000	120,000	0	0	190,000
Edwin W. Martin, Jr	70,000	120,000	0	0	190,000
Katharine L. Plourde	91,500	120,000	0	0	211,500
Heywood Shelley	27,500	0	0	0	27,500
Edward L. Snyder	66,250	120,000	0	0	186,250
Edward Travaglianti	94,000	120,000	0	0	214,000
____________________

(1)	Reflects the grant date fair value, calculated in accordance with United States (“U.S.”) generally accepted accounting principles, of restricted stock units granted in fiscal year 2010 by the Company under its 2005 Stock Compensation Plan (the “Stock Plan”). For additional information regarding the assumptions made in calculating these amounts, see Note 15, Common Stock, to the consolidated financial statements included in our Annual Report on Form 10-K for fiscal year 2010.

(2)	The following table reflects the number of restricted stock units held by each non-employee director at the end of fiscal year 2010:

Amy E. Alving	-0-
Daniel J. Carroll, Jr.	14,331
Robert B. Coutts	4,298
Cheryl W. Grisé	10,550
Ulric S. Haynes	14,331
Ronald L. Hoffman	8,712
Dennis N. Longstreet	12,425
Edwin W. Martin, Jr.	14,331
Katharine L. Plourde	14,331
Heywood Shelley	-0-
Edward L. Snyder	11,363
Edward Travaglianti	14,331

(3)	Reflects the grant date fair value, calculated in accordance with U.S. generally accepted accounting principles, for stock options granted in fiscal year 2010 under the Company’s 2001 Stock Option Plan for Non-Employee Directors. For additional information regarding the assumptions made in calculating these amounts, see Note 15, Common Stock, to the consolidated financial statements included in our Annual Report on Form 10-K for fiscal year 2010.

(4)	The following table reflects the number of stock options held by each non-employee director at the end of fiscal year 2010.

Amy E. Alving	-0-
Daniel J. Carroll, Jr.	27,000
Robert B. Coutts	3,000
Cheryl W. Grisé	6,000
Ulric S. Haynes	16,653
Ronald L. Hoffman	3,000
Dennis N. Longstreet	9,000
Edwin W. Martin, Jr.	13,875
Katharine L. Plourde	27,000
Heywood Shelley	27,000
Edward L. Snyder	6,000
Edward Travaglianti	12,000

Cash Fees

     Non-employee directors of the Company were paid the following in advance in equal quarterly cash installments for their services on the board in fiscal year 2010:
  $55,000 annual cash retainer (“retainer”),

  $25,000 annual retainer for the independent (lead) director,

  $25,000 annual retainer to the chair of the audit committee,

  $14,000 annual retainer to each member of the audit committee,

  $15,000 annual retainer to each of the chair of the compensation committee and the chair of the nominating/governance committee, and

  $7,500 annual retainer to each member of the compensation committee, executive committee, and nominating/governance committee.
     For those directors who joined the board or a committee in the middle of fiscal year 2010 (see “Structure and Practices of the Board—Board Committees”), fees were paid on a pro rata basis, based on the number of months remaining in fiscal year 2010.

     In accordance with the Company’s corporate governance policy, which requires review of director compensation every two years, the compensation committee and the board reviewed director compensation at the July 2010 meetings and determined that for August 1, 2010 through July 31, 2011 (“fiscal year 2011”) compensation shall remain unchanged and paid in the same amount, manner and timing as in fiscal year 2010.

Equity Awards

     The non-employee directors received in fiscal year 2010 restricted stock unit grants pursuant to the Stock Plan. Under the Stock Plan, on January 5th or the next business day of each fiscal year, each director who is not an employee of the Company automatically receives:
  A grant of restricted stock units valued at $120,000 (based upon the closing price of a share of common stock as reported in the NYSE Composite Transactions on the date of grant)

    Restricted stock units are converted into an equivalent number of shares of common stock promptly following the date on which the director leaves the board for any reason except removal for cause in which case the grant is forfeited

    On each date on which dividends are paid to shareholders, the account of each non-employee director is credited with “dividend equivalent units.” The Company calculates these “dividend equivalent units” by taking the number of restricted stock units outstanding on the day prior to the dividend payment date and multiplying this number by the amount of the cash dividend per share to arrive at the total cash dividend. The Company then divides the total cash dividend by the closing stock price on the dividend payment date to arrive at the number of dividend equivalent units.

     In addition, any new non-employee director, on the date on which he or she is elected at the annual meeting of shareholders for the first time, receives (a) 1,000 restricted stock units, in addition to and on the same terms as outlined above, and (b) an option for 3,000 shares of common stock pursuant to the 2001 Stock Option Plan for Non-Employee Directors with the following features:
  An exercise price equal to the arithmetic mean of the highest and lowest sales price (as reported in the NYSE Composite Transactions) of a share of common stock on the grant date

    Options become exercisable in four equal installments on each of the first four anniversaries of the grant date and expire on the seventh anniversary

    Upon leaving the board (other than a removal for cause), a director may exercise any options vested as of the date of departure for up to one year after such date and any unvested options will be forfeited; provided, however, that if a director had served two full three-year terms prior to his or her departure, all of the director’s options will continue to vest and be exercisable in accordance with their terms as if the director still served on the board.
     All restricted stock units and stock options granted to non-employee directors vest in full upon a change in control of the Company (as defined in note 4 to “Potential Payments Upon Termination or Change in Control”).

Director Stock Ownership Guidelines

     To further align the directors’ interests with those of the Company’s shareholders, the Company has established director stock ownership guidelines. Under the guidelines, each non-employee director is required to own common stock equivalent in value to five times (5x) such director’s cash retainer (“ownership level”). This ownership level must be met: (a) by January 2012 for those non-employee directors appointed or elected prior to August 1, 2008, and (b) by non-employee directors appointed or elected after August 1, 2008, within three years from the date they are appointed or elected. Adherence to the guidelines is measured on February 1st of each year. Once a non-employee director reaches the ownership level, he or she will not be considered to fall out of compliance solely due to subsequent stock price declines. Shares owned (or beneficially owned) and restricted stock units, vested or unvested, are counted towards reaching the ownership level.

     In addition, the board recommends that each director purchase 1,000 shares of Company stock by the later of (a) the second anniversary of the director’s first election date to the board, and (b) August 1, 2010.

     As of July 31, 2010, each non-employee director has met his or her ownership level or is in a grace period due to the time he or she was appointed or elected to the board.

D&O Insurance

     The Company and its officers and directors are insured under various insurance policies with respect to liabilities arising from their service as officers and directors. The Company pays the annual premium for each of these policies, which totaled $1,364,000 for fiscal year 2010 and totals $1,364,000 for fiscal year 2011.

STRUCTURE AND PRACTICES OF THE BOARD

Corporate Governance Policy

     The board has adopted a corporate governance policy that provides the framework for the governance of the Company and complies with existing law and listing standards. The board reviews the policy and other aspects of governance on an annual basis. The Company’s corporate governance policy is available at the Company’s website at www.pall.com/investor.asp (under the “Corporate Governance” tab).

Board Leadership Structure

     The current leadership structure of the board includes (a) a combined chairman of the board and chief executive officer, and (b) a lead independent director. Pursuant to the Company’s corporate governance policy, the board determines whether it is appropriate to combine or separate the roles of chairman of the board and chief executive officer depending on the Company’s circumstances at the time. Currently, Mr. Krasnoff serves in both roles. The board believes that combining these roles facilitates efficient and effective board deliberations, since Mr. Krasnoff brings a leadership perspective that blends the outlook of both the board and management. In particular, Mr. Krasnoff’s long tenure with the Company and his deep knowledge of the Company’s day-to-day operations and relationships with customers, employees and business partners enables him to focus the board’s deliberations on those matters that are most critical. By combining the roles, the board believes the Company presents its message and strategy to shareholders, employees and customers with a unified voice, a benefit that has been particularly important in recent years as the Company has undertaken significant initiatives to restructure its global operations, including through the realignment of its segments and the implementation of significant cost reduction programs and new internal resource allocation and reporting systems.

     To help ensure effective governance, the Company’s corporate governance policy requires the Company’s independent directors to select a lead independent director in the event the chairman is not an independent director. Daniel J. Carroll, Jr. is the presiding lead independent director. He has served in this position since July 2003. Under the Company’s corporate governance policy, the lead independent director has responsibilities which include: (a) presiding at board meetings at which the chairman is not present, including executive sessions of the non-employee directors, (b) serving as liaison between the chairman and the non-employee directors, (c) collaborating with the chairman on setting board meeting agendas, pre-read materials and proposed meeting calendars and schedules, and (d) calling meetings of the non-employee directors and preparing the meeting agendas.

Meetings of the Board

     Directors are expected to participate in all meetings of the board and each committee on which they serve. In fiscal year 2010, the board held eight meetings and committees of the board held a total of 20 meetings. No incumbent director attended less than 80% of the total number of meetings of the board and committees of the board on which he or she served during the period of such service. Although the Company does not have a formal policy with respect to director attendance at annual meetings of shareholders, all directors are expected to attend, and all except one of the Company’s directors then in office (who is no longer in office) attended the Company’s 2009 Annual Meeting of Shareholders.

     The Company’s non-employee directors meet at regularly scheduled executive sessions, without any employee directors or members of management present. The Company’s independent directors also meet at regularly scheduled sessions, without the participation of directors who do not qualify as independent directors. During fiscal year 2010, the non-employee directors had one meeting, and the independent directors had one meeting. Currently, Daniel J. Carroll, Jr., the presiding lead independent director, is the chairperson for all meetings of the non-employee and independent directors.

     Each director has full access to the Company’s management.

Communication with the Board

     Shareholders or other interested parties may initiate in writing any communication with the board as a group, the non-employee directors as a group, or any individual director, including the lead independent director, and send it to the corporate secretary at the Company’s headquarters, at Pall Corporation, 25 Harbor Park Drive, Port Washington, New York 11050. This centralized process assists the board in reviewing and responding to shareholder communications in an appropriate manner. The name of any specific intended board recipient should be noted in the communication. The corporate secretary will forward such correspondence only to the intended recipients. However, prior to forwarding any correspondence, the corporate secretary will review such correspondence and, in her discretion, not forward correspondence deemed to be of a commercial nature.

Director Independence

     The Company’s corporate governance policy provides for director independence standards consistent with those of the NYSE. These standards require the board to affirmatively determine that each director has no material relationship with the Company (either directly or as a partner, shareholder or officer of an organization that has a relationship with the Company) other than as a director. The board has adopted director independence standards for its evaluation of the materiality of director relationships with the Company. The board considers relationships involving directors and their immediate family members that may implicate any of these standards or the listing standards of the NYSE and relies on information derived from Company records, questionnaires completed by directors and inquiries of other relevant parties.

     The relationships reviewed by the board as part of its July and September 2010 independence determinations consisted principally of donations made by the Company to not-for-profit organizations, including educational and health organizations (such as hospitals and laboratories) with which board members were affiliated by service as employees, directors or trustees. The board also reviewed commercial relationships between the Company and directors or their immediate family members and organizations with which directors or their immediate family members were affiliated by service as outside directors (Mss. Grisé and Plourde), executive officers (Dr. Alving), or trustees (Mr. Travaglianti). The relationships with these organizations involved the Company’s sale or purchase of products or services in the ordinary course of business that were made on arm’s-length terms in amounts and under other circumstances that did not affect the relevant directors’ independence under the Company’s director independence standards or under applicable law and listing standards.

     The board has determined that the following directors are “independent” as required by the NYSE listing standards and the Company’s corporate governance policy: Amy E. Alving, Daniel J. Carroll, Jr., Robert B. Coutts, Cheryl W. Grisé, Ronald L. Hoffman, Dennis N. Longstreet, Edwin W. Martin, Jr., Katharine L. Plourde, Edward L. Snyder and Edward Travaglianti.

     All members of the audit committee, the compensation committee and the nominating/governance committee are independent directors under applicable listing standards and the Company’s director independence standards. The Company’s director independence standards are available in the corporate governance policy on the Company’s website at www.pall.com/investor.asp (under the “Corporate Governance” tab).

Codes of Conduct

     The Company has codes of conduct that apply to every employee and to its directors. These codes are designed to ensure that the Company’s business is conducted in a consistently legal and ethical manner. The employee codes of conduct pertaining to ethics and compliance matters include policies on employment, conflicts of interest, insider trading and the protection of confidential information, and require strict adherence to all laws and regulations applicable to the conduct of Company business. The directors’ code of business conduct and ethics includes policies on conflicts of interest and insider trading. The Company will disclose any amendments to, or waivers of, the employee codes of conduct relating to its executive officers and any amendments to, or waivers of, the directors’ code of conduct on its website at www.pall.com/investor.asp (under the “Corporate Governance” tab) in accordance with applicable law and the requirements of the NYSE corporate governance standards. The Company’s financial code of ethics specifically addresses the requirements and obligations applicable to officers and employees with important roles in the financial reporting process.

Board Oversight of Risk

     The board’s role in risk oversight is consistent with the Company’s leadership structure, with Company management having the day-to-day responsibility for assessing and managing risk and the board and its committees providing oversight with respect to these efforts, with particular focus on the most significant risks facing the Company. The board fulfills its responsibilities through regular and comprehensive reviews of the Company’s strategies and business plans and review of specific risks as needed. In addition, the board has delegated to each of its committees responsibility for the oversight of specific risks that fall within the committee’s area of responsibility. For example, the audit committee oversees the Company’s risk policies and processes related to the Company’s financial statements, the financial reporting process, accounting, internal control, information technology and legal and compliance matters. The compensation committee reviews and discusses with management the risks associated with the Company’s compensation structure and benefit plan administration to ensure that such structure and administration is aligned with the Company’s risk profile.

     The nominating/governance committee has primary responsibility for overseeing the Company’s Enterprise Risk Management Program (the “ERM Program”). As part of the ERM Program, the Company has developed and implemented a systematic process of identifying and managing risks facing the Company. The ERM Program is intended as a tool to minimize exposure to loss, ensure that risk is within acceptable limits and assist the Company in identifying opportunities that fit its risk profile. A steering committee, chaired by the chief executive officer and comprised of senior executives of the Company from broad and diverse areas of expertise, oversees the ERM Program.

     The board is kept informed of its committees’ oversight of significant risk exposures, including management’s initiatives to address them, through regular reports by committee chairs and key management personnel responsible for managing risks identified by the ERM Program.

Board Committees

     The board has an audit committee, a compensation committee, an executive committee and a nominating/governance committee. The board has adopted a written charter for each of these committees. Board committee charters are available on the Company’s website at www.pall.com/investor.asp (under the “Corporate Governance” tab).

     Each committee conducts an annual assessment to review the sufficiency of resources and time to fulfill its obligations and to review the performance of its obligations. Under the Company’s corporate governance policy, each committee may retain consultants to assist it in carrying out its responsibilities.

     The following table shows both current and former members (indicated by an “X” or “Chair”) of each of the board committees, the number of committee meetings held and number of actions taken by unanimous written consents during fiscal year 2010:

Nominating/
	Audit	Compensation	Executive	Governance
Amy E. Alving*(1)	—	—	—	X
Daniel J. Carroll, Jr.* (2)	X	X	—	—
Robert B. Coutts*	—	X	—	—
Cheryl W. Grisé*	X	Chair	—	—
Ulric S. Haynes, Jr.*(3)	—	X	—	X
Ronald L. Hoffman * (4)	—	X	—	X
Eric Krasnoff	—	—	Chair	—
Dennis N. Longstreet*	—	—	X	X
Edwin W. Martin, Jr.*	—	X	X	X
Katharine L. Plourde*	X	—	—	Chair
Edward L. Snyder*(5)	—	X	—	X
Edward Travaglianti*	Chair	—	—	—
Number of meetings	9	6	1	4
Number of consents	0	0	15	1
____________________

*	Independent Director

(1)	Amy E. Alving was appointed to the nominating/governance committee effective July 15, 2010.

(2)	Presiding lead independent director since July 2003.

(3)	Ulric S. Haynes, Jr. no longer serves on the compensation committee effective January 21, 2010.

(4)	Ronald L. Hoffman was appointed to the compensation committee effective January 21, 2010.

(5)	Edward L. Snyder no longer serves on the compensation committee effective January 21, 2010.

     The Audit Committee

     The audit committee assists the board in fulfilling its oversight responsibility relating to the integrity of the Company’s financial statements and the financial reporting process (including reviewing and evaluating the Company’s policies and practices with respect to risk assessment, and risk management related to the Company’s financial statements), the systems of internal controls over financial reporting, the adequacy of the Company’s information technology and systems, the performance of the Company’s internal audit function, the annual independent audit of the Company’s financial statements, the performance, qualifications and independence of its independent registered public accounting firm, and the Company’s compliance and ethics program.

     Each member of the audit committee meets the independence requirements of the NYSE, Rule 10A-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the Company’s corporate governance policy. The board has determined that each member of the audit committee is an “audit committee financial expert” as defined in the rules of the Securities and Exchange Commission (the “SEC”).

     The Compensation Committee

     The compensation committee of the board has the authority and responsibility for approving the compensation of the Company’s executive officers, as defined in the NYSE rules. The compensation committee evaluates and approves the Company’s compensation plans, policies and programs for its executive officers or in which its executive officers participate, including employment contracts, the Management Plan, the 2004 Executive Incentive Bonus Plan (the “Bonus Plan”) and (with respect to all aspects of awards which are made to executive officers) the Stock Plan. The compensation committee has sole authority to retain and terminate executive compensation consultants, including approving the fees and other terms of their engagements, to advise on the evaluation and compensation of the chief executive officer, executive officers and non-employee directors. The committee also has the right to use reasonable amounts of time of the Company’s internal staff and to hire consultants and advisors to assist and advise the committee in connection with its other responsibilities.

     The compensation committee has been engaging Watson Wyatt, which merged with Towers Perrin in 2010 and is now known as Towers Watson, generally on an annual basis to evaluate the cash compensation levels of the Company’s executive officers. In July 2009, Towers Watson updated its July 2006 report for executive officers (which the committee used to determine the executive officers’ fiscal year 2010 base salaries) and in September 2009 the compensation committee engaged Towers Watson to assess the market competitiveness of total direct compensation (cash and equity) for the executive officers and to make recommendations regarding equity grants to be made to the executive officers in January 2010. Towers Watson has also been engaged by the Company periodically to perform similar assessments and to make similar recommendations with respect to employees other than the executive officers of the Company. In fiscal year 2010, the fees paid to Towers Watson for services to the compensation committee totaled $252,611. The compensation committee adopted a policy formalizing its practice of using an independent compensation consultant during fiscal year 2010. Under the policy, the committee has the sole authority to select, retain and terminate a consultant and approve the terms of the consultant’s engagement. In addition, the policy requires Company management to inform the compensation committee about services the consultant performs for management if fees for all such services are less than $120,000. For services in excess of $120,000, Company management must seek the committee’s prior approval. Company management has engaged Towers Watson separately from time to time during fiscal year 2010 to review the design of certain incentive plans and has purchased Towers Watson market data surveys. The Company paid a total of $249,525 to Towers Watson in fiscal year 2010 for these services, all of which were approved by the compensation committee.

     In making its determinations with respect to compensation for executive officers other than the chief executive officer, the compensation committee solicits the views and recommendations of the chief executive officer (especially regarding individual performance) in accordance with its charter. The chief executive officer has no involvement in any discussions of the compensation committee regarding his performance or his compensation. The compensation committee has called upon the chief financial officer for information regarding the Company’s financial performance and has periodically requested other nonexecutive employees of the Company to provide information and make presentations to the compensation committee regarding executive compensation matters. For more information on the processes of the compensation committee in setting executive compensation for fiscal year 2010, see “Compensation Discussion and Analysis.”

     The compensation committee also has the responsibility to review and make recommendations to the board with respect to the compensation of the board and its committees (including fees and equity awards) every two years. In connection with its responsibility to review director compensation, the compensation committee engaged Hewitt Associates to assess its market competitiveness. Company management has not engaged Hewitt Associates to perform any other services.

     Each member of the compensation committee meets the independence requirements of the NYSE and the Company’s corporate governance policy.

     The Executive Committee

     The executive committee has the authority to act on most board matters during the intervals between meetings of the full board, except those matters which are reserved for the board by the New York Business Corporation Law.

     The Nominating/Governance Committee

     The nominating/governance committee develops policy on the size and composition of the board, criteria for director nomination, and procedures for the nomination process. The committee identifies and recommends candidates for election to the board. The committee reviews and makes recommendations to the board and/or management with respect to corporate governance issues, and management succession plans. The nominating/governance committee also oversees the Company’s ERM Program. Each member of the nominating/governance committee meets the independence requirements of the NYSE and the Company’s corporate governance policy.

Director Nomination Process

     The nominating/governance committee will consider shareholder recommendations for director nominees. A shareholder desiring the committee to consider any person for nomination for election to the board must deliver a written submission to the nominating/governance committee in care of the corporate secretary at the Company’s headquarters, at Pall Corporation, 25 Harbor Park Drive, Port Washington, New York 11050. Such submission must include (a) the name and address of such person, (b) such person’s written consent to be named in the proxy statement and to serve if elected, (c) documentation demonstrating that the shareholder is a shareholder of the Company, (d) a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three years, and other material relationships or interests, between or among such shareholder (and/or any beneficial owner on whose behalf the recommendation is made) and its affiliates and associates, or others (including the names of such person(s)) acting in concert therewith, on the one hand, and such person and his or her respective affiliates and associates, or others (including the names of such person(s)) acting in concert therewith, including any swap or other derivative or short positions, profits interests, options, hedging transactions or borrowed or loaned shares, (e) any information relating to such person and his or her affiliates or associates that would be required to be disclosed in a proxy solicitation for the election of directors of the Company pursuant to Regulation 14A under the Exchange Act, (f) a description of the qualifications of such person that, in the view of such person or the shareholder (or any such beneficial owner), would make such person a suitable director, and (g) a description of such person’s reasons for seeking election as a director, which description must include any plans or proposals that such person or the shareholder (or any such beneficial owner) may have which relate to or would result in any of the actions described in Item 4 of Schedule 13D under the Exchange Act. Such submission should include a statement indicating whether such person, upon election or reelection to the Board, will submit an irrevocable resignation to become effective upon (i) the failure of such person to receive the required number of votes cast at the next meeting at which such person is nominated for reelection, and (ii) the board’s acceptance of such resignation. Such submission should also include an undertaking to submit to the corporate secretary of the Company a statement amending any of the foregoing information promptly after any material change occurs in such information as previously submitted. The committee may require additional information from the nominee to perform its evaluation of the eligibility of the nominee to serve as an independent director of the Company or that could be material to a reasonable shareholder’s understanding of the independence, or lack thereof, of such nominee.

     Any nomination by a shareholder of any person for election to the board of the Company must comply with the foregoing and the notice and other requirements of the Company’s By-Laws. In addition, any such nomination must also include a representation (a) that the shareholder intends to appear in person or by proxy at the meeting to propose such business or nomination, and (b) whether the shareholder or the beneficial owner intends or is part of a group that intends to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Company’s outstanding common stock required to approve or adopt the proposal or elect the nominee or otherwise to solicit proxies from shareholders.

     Recommendations for nomination and nominations that are made by shareholders in accordance with these procedures and, if applicable, the By-Laws of the Company, will receive the same consideration as recommendations or nominations initiated by the nominating/governance committee.

     In its assessment of each person considered for nomination, the nominating/governance committee will review (a) such person’s judgment, experience, independence and understanding of the Company’s business, (b) the range of talent and experience already represented on the board, and (c) such other factors that the nominating/governance committee determines are pertinent in light of the current needs of the Company. Although the Company does not have a formal diversity policy, in accordance with the criteria for director selection (set out in Appendix 1 to the nominating/governance committee’s charter), diversity of race, ethnicity, gender, professional experience, education and skill among the directors is a factor in identifying and evaluating nominees for board membership. The nominating/governance committee will also take into account the ability of such person to devote the time and effort necessary to fulfill his or her responsibility as a Company director.

PROPOSAL 2— RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
FOR FISCAL YEAR 2011

The board unanimously recommends a vote
FOR the ratification of KPMG LLP as the Company’s
independent registered public accounting firm for fiscal year 2011

     The audit committee has selected KPMG LLP as the Company’s independent registered public accounting firm for fiscal year 2011 and has directed that management submit the selection of the independent registered public accounting firm to shareholders for ratification at the meeting. Representatives of KPMG LLP are expected to be present at the meeting, will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

     Shareholder ratification of the selection of KPMG LLP as the Company’s independent registered public accounting firm is not required by the Company’s By-Laws or otherwise. However, the Company is submitting the selection of KPMG LLP to the shareholders for ratification as a matter of good corporate practice. If the shareholders fail to ratify the selection, the audit committee will reconsider whether or not to retain KPMG LLP. Even if the selection is ratified, the audit committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if it is determined that such a change would be in the best interests of the Company and its shareholders.

Audit and Non-Audit Fees

     The following table presents fees billed or expected to be billed for professional audit services rendered by KPMG LLP for the audit of the Company’s annual consolidated financial statements for its fiscal years 2010 and 2009, and fees billed or expected to be billed for other services rendered to the Company by KPMG LLP:

	Fiscal Year
	2010	2009
Audit fees (1)	$6,483,000	$5,700,000

Audit-related fees (2)	316,000	184,000

Tax fees (3)	334,900	431,400

All other fees	—	—

Total	$7,133,900	$6,315,400
____________________

(1)	Audit fees include fees for the audit of the effectiveness of the Company’s internal control over financial reporting as required by Section 404 of the Sarbanes-Oxley Act, review of the consolidated financial statements in the Company’s quarterly reports on Form 10-Q, and fees for services that are normally provided by an independent registered public accounting firm in connection with statutory audits.

(2)	Audit-related fees consisted principally of fees for audits of financial statements of certain employee benefit plans and for services related to the Company’s debt refinancing that are not included in audit fees above.

(3)	Tax fees consisted of fees for tax compliance and related services.

Policy on Audit Committee Pre-Approval of Audit and Permitted Non-Audit Services

     The audit committee has implemented a policy for the pre-approval of all audit and permitted non-audit services proposed to be provided to the Company by KPMG LLP, the Company’s independent registered public accounting firm. Under the policy, each engagement to provide audit or non-audit services must be documented in writing and the scope and terms of the engagement, including any fees payable, are subject to pre-approval by the audit committee. Services are generally subject to budgets, and fee overages in excess of $5,000 require specific audit committee approval. All audit and permitted non-audit services provided by KPMG LLP during fiscal year 2010 were pre-approved in accordance with the Company’s policy.

     For purposes of the policy, services are categorized as either “recurring” or “non-recurring.” Recurring services are reviewed periodically by the audit committee at regularly scheduled meetings and include services such as the annual audit of the Company’s financial statements and the financial statements of certain employee benefit plans and statutory audits for certain subsidiaries. Non-recurring non-audit services must be pre-approved on a case-by-case basis. Non-recurring services for which fees are expected to be less than $100,000 may be pre-approved by the chairperson of the audit committee and must be ratified by the full audit committee at its next regularly scheduled meeting. Services for which fees are expected to be at least $100,000 must be pre-approved by the full audit committee.

     The Company’s chief financial officer is responsible for confirming that individual proposals for audit and non-audit services comply with the Company’s policy.

Audit Committee Report

     Management is responsible for the preparation, presentation and integrity of the Company’s consolidated financial statements, the Company’s accounting and financial reporting principles, and the Company’s internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The firm of KPMG LLP, the Company’s independent registered public accounting firm, is responsible for auditing the Company’s consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States), and expressing an opinion as to their conformity with U.S. generally accepted accounting principles and auditing the effectiveness of internal control over financial reporting.

     In the performance of its duties for fiscal year 2010, the audit committee: (a) reviewed and discussed the audited consolidated financial statements with management and the independent auditors, (b) discussed with KPMG LLP the matters required to be discussed by Statement on Auditing Standards No. 61 (Communications with Audit Committees), as modified or supplemented, (c) received the written disclosures from KPMG LLP required by the Public Company Accounting Oversight Board, and discussed with KPMG LLP the firm’s independence, (d) considered whether the provision of certain non-audit services to the Company by KPMG LLP is compatible with maintaining KPMG LLP’s independence, and (e) reviewed the structure of the Company’s finance/accounting and information technology organization, among other things.

     The audit committee reviewed with management and KPMG LLP management’s assessment of the Company’s internal control over financial reporting. Based on these reviews, discussions and activities, the audit committee recommended to the board that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for fiscal year 2010.

     This report by the audit committee is not to be deemed filed under the Securities Act of 1933 or the Securities Exchange Act of 1934, both as amended, and is not to be incorporated by reference into any other filing of the Company under those statutes except to the extent that the Company may expressly refer to this report for incorporation by reference in a particular instance.

     The undersigned, being all the members of the audit committee, submit this report to the Company’s shareholders.

Audit Committee
Edward Travaglianti (Chair)
Daniel J. Carroll, Jr.
Cheryl W. Grisé
Katharine L. Plourde

November 10, 2010

BENEFICIAL OWNERSHIP OF COMMON STOCK
AND RESTRICTED STOCK UNITS

     The following table sets forth information as of September 21, 2010 with respect to the beneficial ownership of common stock, and restricted stock units acquired under the Management Plan and the Stock Plan, by (a) each shareholder who, to the Company’s knowledge, is the beneficial owner of more than 5% of the outstanding shares of common stock, (b) each current director and director nominee of the Company, (c) each executive officer included in the Summary Compensation Table below, except as noted below, and (d) all current directors and executive officers of the Company as a group as of September 21, 2010, except as noted below. The percentages in the third column are based on the 115,564,279 shares outstanding on September 21, 2010. In each case, (1) except as otherwise indicated in the notes to the table, the shares shown in the second column are owned directly by the individuals or members of the group named in the first column, with sole voting and dispositive power, and (2) the restricted stock units shown in the fourth column are owned directly by the individuals or members of the group named in the first column, but cannot be voted or disposed of by them. For purposes of this table, beneficial ownership is determined in accordance with the federal securities laws and regulations; inclusion in the table of shares not owned directly by the named director or executive officer does not constitute an admission that such shares are beneficially owned by the director or executive officer for any other purpose.

Name of Beneficial Owner	Common Shares
	No. of Shares	Percent of Class	Restricted Stock
	(1)	(2)	Units (3)
ClearBridge Advisors, LLC
620 8th Avenue
New York, NY 10018	9,387,488(a)	8.12%	—
BlackRock, Inc.
40 East 52nd Street
New York, NY 10022	6,590,242(b)	5.70%	—
Amy E. Alving	0	—	0
Daniel J. Carroll, Jr.	30,750	—	14,396
Robert B. Coutts	1,750	—	4,318
Cheryl W. Grisé	4,000	—	10,597
Ulric S. Haynes, Jr.	15,403	—	14,396
Ronald L. Hoffman	2,500	—	8,751
Eric Krasnoff	(c)(d) 711,287.62%		299,685
Dennis N. Longstreet	9,550	—	12,481
Sandra Marino	2,076	—	30,805
Edwin W. Martin, Jr.	17,451	—	14,396
Lisa McDermott	102,299	—	87,915
Roberto Perez	133,450.12%		65,726
Katharine L. Plourde	25,750	—	14,396
Edward L. Snyder	4,750	—	11,414
Donald Stevens (e)	224,869.19%		107,228
Edward Travaglianti	17,370	—	14,396
16 directors and executive officers of the
Company as a group	1,303,255	1.13%	710,900

____________________

(1)
Includes shares covered by stock options currently exercisable or becoming exercisable within 60 days of September 21, 2010 as follows: Mr. Carroll—24,750 shares; Mr. Coutts—750 shares; Ms. Grisé—3,000 shares; Mr. Haynes—14,403 shares; Mr. Hoffman—1,500 shares; Mr. Krasnoff—648,948 shares; Mr. Longstreet—6,750 shares; Ms. Marino—2,075 shares; Dr. Martin—11,625 shares; Ms. McDermott—96,751 shares; Mr. Perez—110,626 shares; Ms. Plourde—24,750 shares; Dr. Snyder—3,750 shares; Mr. Stevens—162,820 shares; Mr. Travaglianti—9,750 shares; and the 16 current directors and executive officers of the Company as a group—1,122,248 shares.

(2)	Percentages are shown only for shareholders owning at least one-tenth of one percent of the class.

(3)
With respect to executives, each restricted stock unit is converted, when it vests, into one share of common stock unless the holder elects to defer conversion, as permitted by the Management Plan and the Stock Plan. With respect to each non-employee director, each restricted stock unit is converted into one share of common stock upon the director’s termination of board membership for any reason other than removal for cause.

(a)
In an amended Schedule 13G filed with the SEC on February 11, 2010, ClearBridge Advisors, LLC (“ClearBridge Advisors”) reported beneficial ownership of 9,387,488 shares. ClearBridge Advisors reported sole power to vote or direct the voting of 7,024,989 shares and sole power to dispose or to direct the disposition of 9,387,488 shares.

(b)
In a Schedule 13G filed with the SEC on January 29, 2010, BlackRock, Inc. (“BlackRock”) reported beneficial ownership of 6,590,242 shares. BlackRock reported sole power to vote or direct the voting and sole power to dispose or to direct the disposition of such shares.

(c)
Includes 12,966 shares owned by trusts established for the benefit of Mr. Krasnoff’s children. Mr. Krasnoff is trustee of these trusts and as such has sole voting and dispositive power with respect to the shares owned by the trusts. Also includes 1,436 shares owned by Mr. Krasnoff’s wife and as to which Mr. Krasnoff disclaims voting or dispositive power.

(d)
Does not include 10,000 shares beneficially owned by a trust of which Mr. Krasnoff is one of the three trustees. The trustees of this trust have sole voting power, but no dispositive power, with respect to these shares. U.S. Trust, now part of Bank of America, is the investment manager for the trust’s investment account and has complete investment discretion with respect to the trust. The trustees have limited the investment power of the trust by instructing U.S. Trust not to engage in any transaction with respect to Company stock during any period in which Company officials are prohibited by Company policy to engage in transactions in the Company’s common stock.

(e)	All amounts reported for Mr. Stevens are as of July 31, 2010 when his employment with the Company terminated.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Exchange Act and the rules thereunder require the Company’s directors and executive officers and persons who own more than 10% of our common stock (“Reporting Persons”) to file reports of their ownership and changes in ownership of common stock with the SEC. Reporting Persons are also required by SEC Rules to furnish us with copies of the reports they file with the SEC. Personnel of the Company generally prepare these reports for directors and executive officers on the basis of information obtained from each director and executive officer. Based on such information, the Company believes that all reports that were required by Section 16(a) of the Exchange Act to be filed by Reporting Persons during fiscal year 2010 were filed on time with the following exceptions:

(a)	A Form 3 was filed late on October 9, 2009 on behalf of Robert B. Coutts, a Company director, to reflect his beneficial ownership of common stock, and

(b)	An amended Form 3 and Form 4 were filed on September 23, 2010 on behalf of Yves Baratelli, president, Life Sciences, to reflect the beneficial ownership of 2,549.295 shares of common stock; the original Form 3 and Form 4 were filed on May 21, 2010 and July 29, 2010, respectively.

POLICIES AND PROCEDURES FOR RELATED PERSON TRANSACTIONS

     The board is responsible for the oversight and approval (or ratification) of any transaction, relationship or arrangement in which the Company is a participant and that involves board members, director nominees, Company executive officers, beneficial owners of more than 5% of Company common stock, the immediate family members of any of the foregoing individuals, any individual (other than tenants and employees) who shares that person’s home and companies they control or in which they have a substantial beneficial ownership interest. We refer to these as related person transactions and to the persons or entities involved as related persons.

     The board has adopted a written policy that sets out procedures for the reporting, review and ratification of related person transactions. The policy operates in conjunction with other aspects of the Company’s compliance program, such as its codes of ethics, which require directors and employees to report any circumstances that may create or appear to create a conflict between the interests of the related person and those of the Company, regardless of the amount involved. The Company’s directors and executive officers must also periodically confirm information about related person transactions, and management reviews its books and records on a regular basis and makes other inquiries as appropriate to confirm the existence, scope and terms of related person transactions.

     Under the board’s policy, the audit committee receives information pertaining to each related person transaction that is required to be disclosed by Item 404 of Regulation S-K and evaluates those related person transactions involving $120,000 or more for purposes of recommending to the disinterested members of the board that such transactions are fair, reasonable and within Company policies and practices and should be approved or ratified.

     The board has considered certain types of potential related person transactions and pre-approved them as not presenting material conflicts of interest. Those transactions include (a) compensation paid to directors and executive officers that has been approved by the board or the compensation committee, as applicable, (b) certain Company charitable contributions made in limited amounts to charitable or not-for-profit organizations and otherwise in accordance with the Company’s Policy on Charitable Contributions and (c) transactions in which the related person’s interest arises solely from ownership of the Company’s common stock and all holders of the common stock receive the same benefit on a pro rata basis. The audit committee considers the appropriateness of any related person transaction not within these pre-approved classes in light of all relevant factors and the controls implemented to protect the interests of the Company and its shareholders, including:
  the benefits of the transaction to the Company,

  the terms of the transaction and whether they are at arm’s-length and in the ordinary course of the Company’s business,

  the direct or indirect nature of the related person’s interest in the transaction,

  the size and expected term of the transaction, and

  other facts and circumstances that bear on the materiality of the related person transaction and any conditions to or requirements for approval under applicable law and listing standards.
     Related person transactions involving directors are also subject to board approval or ratification when so required under New York law.

RELATED PERSON TRANSACTIONS

     Under certain of the Company’s stock option plans, employees and directors had the right to defer payment of a portion of the exercise price, thereby becoming indebted to the Company. By the terms of the option plans, this indebtedness did not bear interest; however, under the Internal Revenue Code of 1986, as amended (the “Code”), taxable interest is imputed to the optionee at interest rates determined by law and the amount of such imputed interest is deemed compensation to the optionee and is deductible by the Company.

     During fiscal year 2010, Donald Stevens had outstanding indebtedness to the Company pursuant to these option plan provisions in the amount of $131,389.78. No principal was repaid on Mr. Stevens’ indebtedness during fiscal year 2010 (by the terms of the option plans, no payment was required). Pursuant to law, interest was imputed to Mr. Stevens in an amount equivalent to a per annum rate of 2.72% and deemed compensation to him. This loan was grandfathered pursuant to Section 402 of the Sarbanes-Oxley Act. Executive officers and directors are no longer permitted to utilize the deferred payment provisions of the plans.

     During fiscal year 2010, Roberto Perez had outstanding indebtedness to the Company in the amount of $207,000 in connection with his relocation. No principal has been repaid on Mr. Perez’s indebtedness subsequent to July 31, 2007. Pursuant to law, interest was imputed to Mr. Perez in an amount equivalent to a per annum rate of 2.72% and deemed compensation to him. This loan was granted prior to the enactment of the Sarbanes-Oxley Act.

     Donald Stevens, Jr., a Company vice president of sales and Mr. Stevens’ son, earned an aggregate cash compensation of $151,780 during fiscal year 2010. In addition, he currently holds 2,800 outstanding employee stock options (all of which are vested) with a strike price range of $17.84 to $30.83. Mr. Stevens, Jr. also holds 1,633 unvested restricted stock units.

LEGAL PROCEEDINGS

     On October 5, 2007, two plaintiffs filed identical derivative lawsuits in New York Supreme Court, Nassau County, relating to the Company’s understatement of certain of its U.S. income tax payments and of its provision for income taxes in certain prior periods as described in Note 2, Audit Committee Inquiry and Restatement to the consolidated financial statements included in the 2007 Annual Report on Form 10-K. These actions purported to bring claims on behalf of the Company based on allegations that certain current and former directors and officers of the Company breached their fiduciary duties by failing to evaluate and otherwise inform themselves about the Company’s internal controls and financial reporting systems and procedures. In addition, plaintiffs alleged that certain officers of the Company were unjustly enriched as a result of the Company’s inaccurate financial results over fiscal years 1999-2006 and the first three quarters of fiscal year 2007. The complaints sought unspecified compensatory damages on behalf of the Company, disgorgement of defendants’ salaries, bonuses, stock grants and stock options, equitable relief and costs and expenses. The Company, acting in its capacity as nominal defendant, moved to dismiss the complaints for failure to make a demand upon the Company’s board of directors, which motions were granted on April 30 and May 2, 2008. On September 19, 2008, the same two plaintiffs filed a derivative lawsuit in New York Supreme Court, Nassau County, which was served on the Company on September 26, 2008 (the “September Derivative”). This action purports to bring claims on behalf of the Company based on allegations that certain current and former directors and officers of the Company breached their fiduciary duties and were unjustly enriched in connection with the tax matter. In addition, the plaintiffs allege that the board’s refusal of their demand to commence an action against the defendants was not made in good faith. The plaintiffs and the Company agreed to stay this proceeding pending resolution of the Company’s motion to dismiss in the federal securities class action lawsuit related to the tax matter after which resolution the plaintiffs and the Company agreed to confer about a schedule for the defendants’ time to answer or otherwise respond to the complaint. On September 21, 2009, the U.S. District Court for the Eastern District of New York denied the Company’s motion to dismiss the consolidated amended complaint in the federal securities class action lawsuit. On October 9, 2009, the Company moved for certification for interlocutory appeal in the federal securities class action lawsuit, and the Court denied the motion by Memorandum and Order entered November 25, 2009. The September Derivative is still stayed.

     On November 13, 2008, another shareholder filed a derivative lawsuit in New York Supreme Court, Nassau County, against certain current and former directors and officers of the Company, and against the Company, as nominal defendant, which was served on the Company on December 4, 2008. This action purports to bring similar claims as the September Derivative. The plaintiffs and the Company have agreed to an identical stay as in the September Derivative.

EXECUTIVE COMPENSATION

Compensation Discussion And Analysis

Compensation Philosophy

     The Company’s compensation philosophy has been driven by its goals:
  to reward its executive officers for sustained individual and Company performance,

  to provide for a stable group of highly qualified executive officers, and to provide a compensation package that is competitive with its peer companies in order to promote the first two goals.

     Given the rapidly changing technological landscape and marketplace relevant to the filtration business, the Company values stability in its senior management as it provides for continuity of experience and vision. Through its approach to compensation, the Company encourages its executive officers to dedicate themselves to improving the Company’s long-term prospects and financial results. The Company’s compensation program also encourages increased focus on performance among its executive officers by relating a significant portion of their total compensation to Company performance. In order to satisfy these goals, the Company has developed a systematic approach to implementation of its executive compensation philosophy. The Company periodically reviews and revises its approach to align its compensation program with the evolution of compensation practices generally and to reflect changes in its management structure.

     The following discussion describes the Company’s executive compensation program principally as it relates to the “named executive officers” or “NEOs”. The named executive officers are the chief executive officer, the chief financial officer and three other most highly compensated executive officers for fiscal year 2010. The named executive officers have been with the Company from six to 42 years.

Compensation Policies and Practices and Risk Management

     As required by the committee’s charter and recently adopted SEC rules, during fiscal year 2010 the compensation committee conducted a review of the Company’s compensation policies and practices to evaluate whether they encourage unnecessary or excessive risk-taking. Their review was based on a comprehensive analysis by Towers Watson of incentive compensation programs applicable to the named executive officers and a comprehensive analysis by the Company’s senior global compensation team of incentive compensation programs applicable to all employees, excluding NEOs. The analyses of the incentive compensation programs assessed the programs’ design, structure, philosophy, characteristics, performance measurements and targets and the effectiveness of Company wide controls on mitigating the risk of inappropriate incentives and misconduct. The compensation committee concluded, in concurrence with management’s assessment, that the Company’s compensation policies and practices do not create risks that are reasonably likely to have a material adverse effect on the Company as:
  The Company’s compensation mix is appropriately balanced and incentive compensation is not overly weighted towards short-term performance at the expense of long-term value creation,

  The compensation for employees, other than named executive officers, is largely comprised of base salary which does not create an incentive for excessive risk,

  A significant portion of incentive compensation is delivered in the form of long-term stock awards (restricted stock units and options) rather than short-term cash awards,

  The incentive compensation mix is appropriately balanced as it includes highly leveraged incentives (stock options) and non-leveraged incentives (restricted stock units),

  The Company’s long-term equity compensation has a longer vesting period than the median for the Company’s peer group,

  The majority of plans are capped in size, thereby limiting payout potential,

  Multi-functional approvals are required with respect to awards, and the exercise of discretion is permitted in making awards, in order to mitigate the risk of inappropriate payouts, and

  Awards are made based on revenue that has been recognized for reporting purposes to mitigate risk associated with awards based on unrealized sales and profits.

Focus on Performance

     Cash Compensation

     Peer Group Review. To aid the Company in ensuring that its executive compensation program is in step with its peers and competitors in respect of both type and amount of compensation, the compensation committee has relied upon Towers Watson. The compensation committee has engaged Towers Watson generally on an annual basis to evaluate the cash compensation levels of the Company’s executive officers. Towers Watson uses published compensation survey data and peer group information (as discussed below in “Equity-Based Compensation”) to assess the competitiveness of the Company’s compensation program relative to identified companies and to determine whether actual compensation paid fairly reflects the goals of the Company’s compensation philosophy. These goals include:
  base salaries between the 50th and the 75th percentile of the peer group, and total cash compensation (base salary plus annual bonus) between the 50th and 75th percentile of the peer group when maximum bonuses are earned.
     Towers Watson’s most recent report covering cash compensation was performed in July 2006 and updated in July 2009. The compensation committee referred to this report in ensuring that fiscal year 2010 cash compensation remained competitive in the marketplace.

     Individual Performance. While looking to peer group practices, the compensation committee is also mindful of the Company’s position as a unique and highly complicated business demanding specialized knowledge and experience of its executive officers. In addition, in its overall assessment of compensation, the compensation committee takes into account each named executive officer’s individual performance. However, no one element of compensation is determined directly by reference to individual performance (although the compensation committee has the discretion to raise base salaries by taking into account individual performance). The chief executive officer reports to the compensation committee the results of his performance assessments of the other named executive officers. With respect to Mr. Krasnoff, the compensation committee sets specific personal goals. For fiscal year 2010, Mr. Krasnoff’s goals were as follows:
  refine the Company’s long term strategy for sustaining profitable growth,

  develop a budget for fiscal year 2010 and drive its achievement, with key drivers to include reducing selling, general and administrative expenses as a percentage of sales, improving gross margins and enhancing pricing, maintain strong involvement with customers, shareholders and analysts to ensure maximum exposure and credibility of the Company,

  drive enterprise resource planning towards global completion by the end of December 2010,

  restructure the Industrial business segment’s research and development (“R&D”) function and establish a small, central R&D group for basic research and advanced developments applicable across the Company’s markets, establish a corporate training group to drive compliance training and to support skills training for talent management/career development programs across the Company,

  improve the internal audit function planning and execution in partnership with the audit committee,

  refine management development and succession planning at the senior and executive levels,

  lead a compliance culture across the Company, and

  drive enterprise risk management, with particular focus on information technology, data loss prevention and security, talent management, technology leadership and supply chain resiliency.
     The compensation committee determined that Mr. Krasnoff had substantially achieved the personal goals outlined above in fiscal year 2010.

     With respect to the other NEOs, Mr. Krasnoff sets, and the compensation committee approves, specific personal goals. Similar to Mr. Krasnoff’s, these objectives include both financial goals and strategic and operational goals. The compensation committee determined that the other NEOs had also substantially achieved their personal goals for fiscal year 2010.

     2010 Annual Base Salaries. During fiscal year 2010, the Company had an employment contract with each of the named executive officers. Each of the employment contracts contained provisions with respect to base salary (including, other than under Ms. Marino’s contract, and other than Ms. McDermott’s contract as such was amended effective as of October 2009, a mandatory adjustment for annual changes in the U.S. consumer price index (“CPI”)). Mr. Perez’s employment contract was amended after the end of fiscal year 2010, effective as of August 18, 2010, and his new contract does not contain provisions for adjustment of base salary based on changes in CPI.

     The compensation committee has the discretion to raise base salaries above the mandatory minimum for all the NEOs. In evaluating any increases, the compensation committee generally takes into account recommendations made by the chief executive officer for all officers other than himself, internal relationships and peer group practices as shown in the data supplied by Towers Watson in its reports.

     For fiscal year 2010, the compensation committee decreased the base salary for all of its named executive officers by the minimum mandatory adjustment based on the CPI required under their employment contracts as in effect at the time of the decrease (-0.60%), other than for Ms. Marino. The compensation committee increased the base salary of Ms. Marino by 20% to bring Ms. Marino’s salary up to the 50th percentile of the Company’s peer group and in line with market practice. Details regarding base salary paid in fiscal year 2010 may be found in the “Summary Compensation Table.”

     2010 Annual Incentive Bonuses. In fiscal year 2010, each named executive officer’s employment contract contained provisions with respect to annual bonus, payable under the Bonus Plan. The Bonus Plan is the Company’s short-term incentive vehicle and was approved by the Company’s shareholders for fiscal years beginning in 2004. Company shareholders re-approved the Bonus Plan at the 2009 Annual Meeting of Shareholders. In fiscal year 2010, it was the means by which cash compensation of the Company’s named executive officers was tied to the Company’s financial performance.

     Under the Bonus Plan, the first element used to determine the annual bonus payable to an executive is the executive’s “target bonus percentage,” which is the maximum bonus payable to that executive for the year, expressed as a percentage of his or her base salary. This percentage is specified in the executive’s employment contract, although the compensation committee has the ability to increase it. The compensation committee did not change the target bonus percentages for the named executive officers for fiscal year 2010 from those of fiscal years 2008 and 2009. The target bonus percentage of each named executive officer for fiscal year 2010 was as follows:

Eric Krasnoff	150%
Lisa McDermott	105%
Donald Stevens	112.5%
Roberto Perez	105%
Sandra Marino	105%

     Under the Bonus Plan, the second element used to determine the annual bonus payable to an executive is the “minimum R.O.E. target,” “maximum R.O.E. target” and, in some fiscal years, appropriate intermediate R.O.E. targets. These targets are set annually by the compensation committee for the succeeding fiscal year. The minimum R.O.E. target is the “return on equity” that must be exceeded in order for any bonus to be paid to an executive for that year. The maximum R.O.E. target is the return on equity that must be achieved in order for an executive to receive a maximum bonus equal to his or her target bonus percentage. If no intermediate targets are set, the formula utilizes a straight line interpolation for performance levels between the minimum R.O.E. target and maximum R.O.E. target in determining the amount of bonus to be paid. In September 2009, the compensation committee fixed the targets for fiscal year 2010 as follows:

Minimum R.O.E. target	15.02%
Maximum R.O.E. target	20.78%

     “Return on equity” means the percentage determined by dividing “net earnings” for a fiscal year by “average equity” for that year, using the following definitions:
  Net earnings for any fiscal year is the after-tax consolidated net earnings of the Company and its subsidiaries, either (a) as certified by the Company’s independent auditors, or (b) as reported to such auditors by our chief financial officer at a meeting of the audit committee held prior to the date on which the Company’s annual report is filed with the SEC, and accepted by the independent auditors at such meeting, subject to events occurring after that meeting and prior to the date of the auditors’ certification of the financial statements. In either case, net earnings are adjusted to eliminate the effects of foreign currency translation, any acquisitions, divestitures, discontinuance of business operations, restructuring or any other special charges, the cumulative effect of accounting changes, and “extraordinary items” as determined under U.S. generally accepted accounting principles insofar as these items are separately disclosed in the Company’s annual report.

  Average equity for any fiscal year means the average of shareholders’ equity as shown in the consolidated balance sheets of the Company and its subsidiaries for each of the two most recently completed fiscal years, excluding amounts recorded as “accumulated other comprehensive” income or loss and adjusted by items eliminated in the calculation of net earnings.

     The compensation committee chose return on equity as the financial performance measure under the Bonus Plan in order to reward Company performance that is directly tied to shareholder interests. In discussing the R.O.E. targets, the committee considered (a) its compensation philosophy, including goals of rewarding its executive officers for sustained Company performance that is tied directly to shareholder interests and providing for a stable group of highly qualified executive officers, (b) prior bonus targets and payouts and Company performance (including earnings), with particular focus on fiscal years 2008 and 2009, and (c) the then current economic climate and general economic outlook for fiscal year 2010. The committee determined the maximum R.O.E. target for fiscal year 2010 based upon a year-over-year increase in estimated pro forma earnings of 14% over fiscal year 2009 that equated to pro forma earnings per share for fiscal year 2010 of $2.04, reflecting a demanding and realistic objective for earnings growth for fiscal year 2010 over fiscal year 2009. Details regarding the minimum, target and maximum awards produced under the Bonus Plan formula may be found in “Grants of Plan-Based Awards for Fiscal Year 2010.”

     All of the named executive officers will receive their annual bonus for fiscal year 2010 solely pursuant to the Bonus Plan.

     The compensation committee has the ability to exercise discretion to reduce (but not increase) any bonus amount otherwise payable to any named executive officer as calculated in accordance with the Bonus Plan formula:
  to reflect any decreases in or charges to earnings that were eliminated in determining net earnings,

  to reflect any credits to earnings for extraordinary items of income or gain that were taken into account in determining net earnings,

  to reflect the committee’s evaluation of the executive’s individual performance, and to reflect any other events, circumstances or factors that the committee believes to be appropriate in determining the amount of the bonus to be paid to the executive for the year.
     As described above under the Bonus Plan formula, in determining return on equity (and in particular the net earnings component), the after-tax consolidated net earnings of the Company are adjusted to eliminate the effect of certain decreases in or charges to earnings, including restructuring charges and any other special charges as well as any positive or negative effect of foreign currency translation. Also as described above, the committee has the ability to override any such adjustments in determining final bonuses under the Bonus Plan. For purposes of fiscal year 2010 and consistent with prior practice, the committee adjusted the Company’s results to eliminate the impact of restructuring and other charges, foreign currency translation, and two other special items excluded from the Company’s measurement of pro forma earnings (beneficial tax adjustments primarily related to the resolution of foreign tax audits and charges related to the Company’s recent debt refinancing activities, net of pro forma tax effect). As a result, based on the Bonus Plan formula, the Company’s R.O.E. for fiscal year 2010 was 21.71%. As the minimum R.O.E. target and maximum R.O.E. target for fiscal year 2010 fixed by the committee in September 2009 was 15.02% and 20.78%, respectively, under the Bonus Plan formula, the named executive officers would receive 100% of their respective target bonus percentages. In September 2010, the committee approved final bonuses for fiscal year 2010 to the named executive officers under the Bonus Plan in accordance with the formula as follows:

Named Executive Officer	Percentage of Base Salary	Bonus Amount (100% of Target Percentage)
Eric Krasnoff	150%	$1,377,438
Lisa McDermott	105%	$389,970
Donald Stevens	112.5%	$639,703
Roberto Perez	105%	$404,627
Sandra Marino	105%	$362,928

     Equity-Based Compensation

     The Stock Plan and the Management Plan were designed to complement the Bonus Plan and to provide long-term equity-based incentive compensation to the Company’s executive officers. These plans reflect the compensation committee’s view that equity-based compensation provides executive officers with opportunities for capital accumulation at favorable tax rates, promotes long-term executive retention and, by fostering a proprietary interest in the Company, further aligns the interests of our executive officers with those of the Company’s shareholders.

     2010 Grants under the Stock Plan. The purpose of the Stock Plan is to attract and retain individuals of outstanding ability to serve in positions of responsibility by providing an opportunity to acquire or increase their proprietary interest in the Company and by providing incentives and awards to motivate their efforts towards the growth and success of the Company.

     Since January 2004, the Company has used a mix of nonqualified stock options and restricted stock units (generally, weighted 55% options and 45% units, although reviewed annually to determine the most appropriate split) in its annual equity grants to executive officers. In September 2009, the compensation committee requested Towers Watson to conduct a study of the executive officers’ compensation, which included recommendations regarding equity grants to the named executive officers for fiscal year 2010. For this report, Towers Watson continued to benchmark against the peer group previously established based on:
  similar revenue (greater than $1 billion and less than $4.5 billion),

  similar market value (greater than $2.5 billion and less than $10 billion),

  historical precedent (companies included in the peer group in the past),

  considerations relating to business strategy and model (companies with product lines and target markets significantly overlapping with those of the Company’s), and similar employee headcount (greater than 5,000 and less than 20,000).
     The peer group companies were:

Bio-Rad
Ametek Inc	Bard (C.R.)	Beckman Coulter	Laboratories	Donaldson Co.
Flowserve Corp.	Millipore Corp.	Mueller Industries	Pentair Inc.	PerkinElmer Inc.
SPX Corp.	Steris Corp.	Teleflex Inc.	Waters Corp.	Zimmer Holdings

     Towers Watson based its findings upon public proxy statement data of the peer group companies, generally those filed in 2009 describing 2008 compensation. Towers Watson indicated in its report the equity award sizes that would place the named executive officers in the 50th and 75th percentile of its peer group with respect to target total direct compensation (base salary plus target annual bonus plus equity grants).

     After reviewing Towers Watson’s report, the compensation committee made grants of stock options and restricted stock units to the named executive officers which, consistent with the Company’s goals, placed each NEO’s total direct compensation between the 50th and 75th percentile of the Company's peer group. Additional details of the grants may be found in “Grants of Plan-Based Awards for Fiscal Year 2010.”

     Each of the stock options granted under the Stock Plan vests and becomes exercisable in four equal cumulative installments on each of the first, second, third and fourth anniversaries of the date of grant and expires on the seventh anniversary of its grant date. Any unexercised and unvested stock options are forfeited on termination of employment under the Stock Plan unless the instrument evidencing the grant provides otherwise. Each of the restricted stock units granted under the Stock Plan vests and is settled on the fourth anniversary of the date of grant unless deferred to a later date. Under the Stock Plan, the restricted stock units are forfeited on termination of employment prior to the expiration of the restricted period, unless the instrument evidencing the grant provides otherwise. Pending the vesting of restricted stock units, participants also receive dividend equivalent units. Pursuant to their terms, the stock options and restricted stock units may vest earlier under certain circumstances. Details regarding early vesting may be found in “Potential Payments Upon Termination or Change in Control.”

     Management Plan. The purpose of the Management Plan is to encourage key employees of the Company to increase their ownership of the Company’s common stock. Under the Management Plan, key employees:
  may allocate portions of their cash compensation, using both pretax and after-tax dollars, to purchase restricted units, each representing the right to receive one share of common stock upon vesting or later delivery if deferred, receive additional units from the Company to match on a one-for-one basis the units they purchase under the Management Plan (such match is subject to vesting), and receive additional units equal to the dollar amount of dividends paid on common stock during the vesting period (or deferral period, if any) with respect to units credited to their accounts (“dividend equivalent units”).
     The restricted units are not taxed until they are settled in shares of common stock, permitting U.S. taxpayer participants to defer taxation on base salary and annual bonus compensation earned in a given year and on compensation received in the form of the matching units.

     The Company believes that the following substantial benefits accrue to the Company from the Management Plan:
  The Management Plan encourages management to elect to receive all or part of their annual bonuses in the form of restricted units, and to acquire additional units through either pretax payroll deductions from base salary (up to 50%), bonus (up to 100%), or after-tax lump sum payments. In this way, senior management invests in the future performance of the Company and their interests in the Company are aligned more closely with those of shareholders.

  The Management Plan encourages the retention of talented management personnel through its vesting provisions. Upon a voluntary termination of employment by a participant (other than retirement) or termination by the Company for cause, in either case prior to the fourth anniversary of the date the units were credited to the participant’s account, any units granted by the Company will be forfeited and any units purchased by the participant will be settled by delivery of a number of shares of common stock based upon the lower of the value of common stock on the date the units were credited and the date of settlement. By participating in the Management Plan, an executive officer has “skin in the game,” risking earned money on a belief in a rising stock price and continued employment.

  The Management Plan assists management in reaching their target ownership levels set under the Company’s common stock ownership guidelines described below.
     Details about grants of restricted units (including Company matching units) in fiscal year 2010 under the Management Plan may be found in “Grants of Plan-Based Awards for Fiscal Year 2010.”

Focus on Stability

     The Company achieves stability among its executive officers and promotes executive concentration on developing the Company’s business and building long-term shareholder value primarily through its equity-based compensation, employment contracts and the provision of supplemental retirement benefits. The employment contracts and supplemental retirement arrangements also provide protection with respect to the Company’s intellectual property through a variety of restrictive covenants applicable to the executives. Mr. Krasnoff’s employment contract contains additional benefits to him and additional protections for the Company, reflecting the importance of his leadership to the growth and prospects of the Company.

     Employment Contracts

     As noted earlier, the Company has entered into an employment contract with each named executive officer. The following describes each NEO employment contract as in effect at the end of fiscal year 2010, except as noted. See “Post Fiscal Year End Events” below for discussion of the employment contract entered into with Mr. Perez after fiscal year end.

     The employment contracts with Mr. Krasnoff and Mr. Perez provide for notice of termination from the named executive officer or the Company to be given two years in advance of the specified termination date. Upon a separation from service (as defined under Section 409A of the Code) following such notice by the Company or Mr. Krasnoff or Mr. Perez, in the event the Company does not require the named executive officer to perform further services for the Company, and in the case of Ms. McDermott and Ms. Marino, upon separation of service due to termination by the Company without cause or by Ms. McDermott or Ms. Marino for good reason, the executive will receive monthly, for 24 months, a payment equal to 1/12 of base salary plus target bonus percentage (70%) multiplied by base salary, and his or her unvested restricted stock units and unvested restricted units under the Management Plan, and in addition for Mr. Perez, Ms. McDermott and Ms. Marino, unvested stock options, will continue to vest and settle, or become exercisable, as applicable, in the usual manner until the second anniversary of the separation from service. The employment contracts define good reason as (a) a material diminution in base salary, (b) a material diminution in authority, duties or responsibilities of the executive or of the person to whom the executive is required to report, (c) a material change in geographic location or budget over which the executive retains authority, or (d) any action or inaction that constitutes a material breach by the Company of the contract (“NEO Good Reason”). Mr. Krasnoff is entitled to accelerated vesting of his stock options at the start of the 30-day period preceding the end of his employment (other than as a result of death) and may exercise those options in full any time during that period or thereafter until they expire by their terms. Mr. Krasnoff’s contract also provides him with severance payments in the event of his voluntary termination following a demotion or change in control of the Company or upon involuntary termination by the Company. The employment contracts that were in effect at the end of fiscal year 2010, other than Mr. Stevens’ contract which is separately discussed below, also provide for termination upon death, disability, upon the executive reaching age 65 (unless the parties agree otherwise) and with respect to Messrs. Krasnoff and Perez upon less than one year’s notice by the executive following a change in control. In addition, Mr. Krasnoff’s contract provides that if he is obligated to pay an excise tax on amounts received upon his termination following a change in control, he is entitled to receive an additional payment in an amount such that after payment by him of all excise taxes, he retains an amount equal to the excise taxes paid. The Company provided for the additional payment in order to provide incentives for Mr. Krasnoff’s performance and retention in the event of any future change in control without possible concern for excise taxes.

     Mr. Stevens’ contract was approved by the compensation committee during fiscal year 2008 upon his election as president of the Company. As discussed below under “Post-Fiscal Year End Events,” Mr. Stevens’ contract was terminated on July 31, 2010 in accordance with its terms. Prior to its termination, the employment contract was for a fixed term ending on December 31, 2010, and may have been terminated earlier by reason of death or disability, by the Company with cause or without cause, by Mr. Stevens for good reason following a change in control, or by Mr. Stevens for any other reason. In order to provide added incentive for Mr. Stevens to continue to work in his leadership position in the Company, the contract provided Mr. Stevens with additional retirement benefits conditioned upon his continued employment with the Company for the full term of the contract. See “Supplemental Retirement Benefits.”

     Details regarding the possible payments under the employment contracts discussed above upon termination of employment or change in control of the Company, other than for Mr. Stevens, may be found in “Potential Payments upon Termination or Change in Control.” Details regarding payments to Mr. Stevens paid in connection with the termination of his employment contract are discussed below under “Post-Fiscal Year End Events.”

     The Company’s business is highly dependent on proprietary intellectual property, including patents, trademarks, copyrights and trade secrets. The Company uses its employment contracts to reinforce limitations on inappropriate sharing of its intellectual property and to ensure that executives who have access to such proprietary intellectual property do not compete with the Company’s businesses either during or after employment with the Company. Each employment contract as currently in effect provides that during employment (including any period following notice of termination whether or not services are being performed) and for 12 to 24 months after termination of employment (other than for all executives, except Ms. Marino and Ms. McDermott, as it relates to the non-competition obligations following a change in control of the Company, and with the length depending upon the circumstances of the termination), the named executive officers may not engage in any activity that is competitive to any material extent with the business of the Company, may not disparage the Company, and may not solicit customers and employees of the Company. The employment contracts also contain trade secret, confidentiality and invention and patent covenants that apply during and subsequent to employment.

     Supplemental Retirement Benefits

     Krasnoff Contract Pension. Mr. Krasnoff’s employment contract provides for an annual pension payment beginning on the second anniversary of his separation from service and continuing for ten years, conditioned, while Mr. Krasnoff is alive, upon his being available for advisory services to the Company upon request of the board for up to 15 hours a month and not engaging in any activity competitive to any material extent with Company business without prior Company consent (other than upon a termination of employment by the Company following a change in control).

     Stevens Contract Pension. Mr. Stevens’ employment contract provides for a contract pension to be paid to him beginning upon termination of his employment, other than termination by the Company for cause or voluntary termination by him prior to December 31, 2010 (except for good reason following a change in control of the Company). The contract pension provides a guaranteed amount per month for his lifetime, offset by amounts payable to him upon retirement under the Supplementary Pension Plan (described below) if he had elected that the payments of such amounts be paid as a joint and 50% survivor annuity.

     Supplementary Pension Plan. In addition to providing a tax-qualified profit-sharing plan and cash balance pension plan for all of its employees, including its named executive officers, the Company maintains supplementary plans for its executive officers that are not tax-qualified. The Company’s Supplementary Pension Plan is available to certain key officers, including the named executive officers, and provides lifetime pension payments that will, when added to primary Social Security benefits and payments from other retirement programs, such as the Company’s tax-qualified Cash Balance Pension Plan, on an annual basis equal 50% of a participant’s average of the three highest of the participant’s last five years’ cash compensation (salary and bonus) prior to termination. Payments under the Supplementary Pension Plan are conditioned upon the participants, both before and after termination of employment, abiding by secrecy and invention agreements and certain non-compete provisions set forth in the plan. Payments under the plan are forfeited if the participant is fired by the Company for gross negligence or willful misconduct.

     Details regarding pension benefits under Mr. Krasnoff’s contract, Mr. Stevens’ contract and the Supplementary Pension Plan may be found in “Pension Benefits for Fiscal Year 2010.”

     Supplementary Profit-Sharing Plan. The Company’s Supplementary Profit-Sharing Plan provides a benefit to U.S.-based executives to make up for contributions that cannot be made to the executives’ accounts by law under the tax-qualified Pall Corporation 401(k) Plan (the “401(k) Plan”, formerly known as the Pall Corporation Profit-Sharing Plan) and for earnings that could have been earned on such contributions. In fiscal year 2010, no contributions were made to the Supplementary Profit-Sharing Plan on behalf of any participants, including the named executive officers.

     Benefits Protection Trust. The Company has established a Benefits Protection Trust to which it makes voluntary contributions to help meet its obligations under the Supplementary Pension Plan and the Supplementary Profit-Sharing Plan, as well as any severance payable to Mr. Krasnoff under his employment contract described above and the Company’s obligation to pay Mr. Krasnoff’s contract pension. In the event of a “change in control” of the Company (as defined in the trust agreement), the trust fund must thereafter be used to satisfy these obligations other than in the event of an insolvency of the Company when such amounts will be available to its general creditors. The balance in the Benefits Protection Trust at the end of fiscal year 2010 was $70,277,603.

     Perquisites and Welfare Benefits

     Generally, the Company does not provide many perquisites to its named executive officers. Each named executive officer receives a car allowance (the amount of which is determined by Mr. Krasnoff) and is entitled to reimbursement of certain expenses for personal tax and estate planning under a policy approved by the compensation committee in September 2008 that provides for reimbursement of such expenses not to exceed $12,000 per year. Certain executives have also received sporting and concert tickets, home office equipment and airline club memberships. In the case of executives who relocate on behalf of the Company, relocation and housing costs are also provided. Mr. Perez has an interest free loan from the Company that was made in connection with his purchase of a home upon his relocation on behalf of the Company. Mr. Stevens has an interest free loan from the Company that was made in connection with his exercise of Company stock options. Both loans were made prior to the adoption of the Sarbanes-Oxley Act. See “Summary Compensation Table.” Named executive officers receive the same welfare benefits, consisting of medical, dental, life and disability insurance, on the same terms as all other employees of the Company. The named executive officers are not entitled to receive any welfare benefits as a retiree, other than Mr. Krasnoff whose contract provides for lifetime medical coverage for him and his spouse and minor children, and Mr. Stevens whose contract provides for lifetime medical coverage for him and his spouse following a termination of employment, except in the case of termination by the Company for cause, or a voluntary termination by Mr. Stevens, unless such voluntary termination is for good reason following a change in control of the Company. The benefits consist in both cases of the same coverage and benefits as are provided under the hospitalization, medical and dental plans maintained by the Company for its nonunionized U.S. employees.

Equity-Based Compensation Grant Policy

     On January 10, 2007, the compensation committee adopted a written policy for the issuance of grants of equity-based compensation to officers and employees. Under the policy as amended by the compensation committee on September 22, 2008, the committee will approve all grants to individuals who may be “covered employees” for purposes of Section 162(m) of the Code and to all board-elected officers of the Company. At its regularly scheduled committee meeting held in July of each year, based upon recommendations of the Company’s chief executive officer and any other relevant factors, the committee will approve the total annual equity grants for each non-executive employee based on a schedule listing the name and position of the employee and the type and amount of the applicable award. At its regularly scheduled committee meeting held in January of each year, based upon recommendations of the Company’s chief executive officer and any other relevant factors, the committee will approve the total annual equity grants for each “covered employee” and elected officer. The committee also will approve at a regular or special meeting held on or prior to the contemplated grant date all equity-based grants to newly hired or promoted employees or similar special grants not made at these meetings. All stock options will be granted at fair market value on the grant date as defined under the relevant plan (i.e., the NYSE closing price for the Stock Plan). The global director of compensation (or, if such position does not exist, the chief financial officer) is charged with ensuring compliance with the grant policy. The committee revised the policy in September 2008 to reflect the committee’s decision to determine equity grants based on dollar value rather than number of shares. As a result, the committee no longer approves a total number of aggregate shares available for the following fiscal year’s annual grant to all employees.

Common Stock Ownership Guidelines

     The compensation committee has established common stock ownership guidelines for the Company’s officers and other key employees. The current target ownership levels are 500% of annual base salary for the Company’s chief executive officer, 300% of base salary for any executive officer whose annual base salary exceeds $300,000, and 150% of base salary for any other executive officer whose annual base salary exceeds $150,000. Target ownership levels of common stock for other officers and key employees have been established based on annual base salary ranges. For these purposes, a person’s base salary includes the amount of salary that he or she elects to receive in the form of restricted units under the Management Plan. Those persons who began participating in the Management Plan after its inception have six years from the dates of their participation to reach 100% of their target ownership levels. Participants with increased target ownership levels due to promotion are entitled to an additional two years to satisfy the new requirement. In calculating shares owned, each restricted unit (whether vested or unvested) held for the account of an employee under the Management Plan is counted as one share.

     The compensation committee has determined that, barring mitigating circumstances, any participant in the Management Plan who does not meet the target stock ownership level will not be eligible to receive further grants of stock options until the target is met.

     Each of the named executive officers has met his or her target level or is in a grace period due to an increase in base salary. Total stock ownership as a percentage of the target ownership goal by each of the named executive officers who has met his or her target level ranges from 108% to 286%. As Mr. Stevens’ employment with the Company terminated on July 31, 2010, he is not included in the above discussion.

Taxes

     The Code limits the deductibility for federal income tax purposes of executive compensation paid by public companies to certain of their executive officers. Under Section 162(m) of the Code, the Company is not permitted to deduct compensation of the chief executive officer and the three other most highly paid executive officers (other than the chief financial officer) in excess of $1,000,000 for any fiscal year except to the extent that the compensation in excess of that amount meets the statutory definition of “performance-based compensation.”

     The Company intends that cash bonuses and certain equity grants (including stock options) granted under the Bonus Plan and the Stock Plan meet the statutory definition of “performance-based compensation.” However, the Company may from time to time award certain bonuses and equity grants that are not deductible under Section 162(m). For example, restricted stock units granted under the Stock Plan and matching units credited under the Management Plan and any dividend equivalents on such units do not qualify as performance-based compensation. Nonetheless, the Company believes that the potential loss of a tax deduction is justified by the rationale for these awards.

Post-Fiscal Year End Events

     Stevens Departure. Effective July 31, 2010, Mr. Stevens’ employment with the Company terminated in accordance with the terms of his employment contract. Mr. Stevens was president of the Company and until May 11, 2010, chief operating officer and president, Industrial. Pursuant to his contract, Mr. Stevens is entitled to receive $1,137,250 in connection with his departure, which reflects base salary payable in accordance with regular payroll practices until July 31, 2012. Mr. Stevens is also entitled to receive bonuses in respect of each of the two years following his departure based upon his rate of base salary payable immediately prior to his termination of employment, his target bonus percentage (112.5%) and actual Company performance for the full fiscal year as certified by the compensation committee. Since Mr. Stevens was 65 on the date his employment with the Company terminated and under the Stock Plan and Management Plan an eligible retirement occurred, Mr. Stevens is entitled to accelerated vesting, effective as of July 31, 2010, of a pro rata portion of the unvested restricted stock units granted to him under the Stock Plan and a pro rata portion of any unvested employer matching units held by him under the Management Plan and all vested and unvested units acquired by him through pre-tax and after-tax contributions under the Management Plan.

     In addition, certain additional unvested restricted stock units granted to Mr. Stevens under the Stock Plan, will continue to vest and settle until July 31, 2012, the two year anniversary of the date on which Mr. Stevens’ employment with the Company terminated. As a result of his termination of employment at age 65, all stock options granted under the Stock Plan and a prior Company plan will continue to become and be exercisable until expiration in accordance with their terms. Mr. Stevens will also receive lifetime medical benefits for him and his spouse (estimated at a cost of $722,223 as of July 31, 2010). Mr. Stevens’ employment contract also provided for a contract pension (a monthly payment of $35,349 reduced by the monthly amount payable to him under the Supplementary Pension Plan as a joint and 50% survivor annuity) to be paid to him for life beginning upon termination of his employment if the amount so payable under the Supplementary Pension Plan exceeds such contract pension payment. As the amount payable under the Supplementary Pension Plan exceeds the contract pension payment, no pension amount will be paid under the employment contract.

     Pursuant to his employment contract, until July 31, 2011, Mr. Stevens may not engage in any activity that is competitive to any material extent with the business of the Company, may not disparage the Company, and may not solicit customers or employees of the Company. The employment contract also contains trade secret, confidentiality and invention and patent covenants that apply subsequent to employment.

     Perez Employment Contract. At its meeting in July 2010, the compensation committee approved a new employment contract for Mr. Perez. The contract was executed and became effective on August 18, 2010 and replaces his previous contract. The contract provides for a minimum base salary with an annual review by the chief executive officer. Any increase in base salary recommended by the chief executive officer must be approved by the compensation committee in its sole discretion.

     Upon a separation from service (as defined under Section 409A of the Code) due to termination by the Company without cause or by Mr. Perez for NEO Good Reason, Mr. Perez will receive monthly, for 24 months, a payment equal to 1/12 of base salary plus target bonus percentage (70%) multiplied by base salary, and his unvested restricted stock units, Management Plan units and stock options will continue to vest and settle or become exercisable, as appropriate, in the usual manner until the second anniversary of his separation from service. Upon a change in control, unvested restricted stock units, Management Plan units and stock options will immediately vest.

     The employment contract also provides for its termination upon death or disability, upon Mr. Perez reaching age 65, by Mr. Perez without NEO Good Reason and for cause by the Company. Upon separation from service on his death or disability, Mr. Perez (or his estate, as applicable) will be entitled to an amount equal to his base salary and prorated bonus compensation to the end of the month in which death or disability occurs, and for 12 months after the month in which death or disability occurs, monthly payments equal to 1/12 of the sum of 50% of base salary and 50% of target bonus percentage multiplied by base salary. Upon separation from service by the Company for cause or by Mr. Perez without NEO Good Reason, Mr. Perez would not be entitled to any compensation (other than as accrued to the date of the separation from service). The employment contract also provides that during employment (including any period following notice of termination whether or not services are being performed) and for 12 to 24 months after termination of employment (depending upon the circumstances of the termination), Mr. Perez may not engage in any activity that is competitive to any material extent with the business of the Company, may not disparage the Company, and may not solicit customers or employees of the Company. The employment contract also contains trade secret, confidentiality and invention and patent covenants that apply during and subsequent to employment.

COMPENSATION COMMITTEE REPORT

     The compensation committee reviewed and discussed the Company’s Compensation Discussion and Analysis with management. Based on this review and discussion, the compensation committee recommended to the board that the Compensation Discussion and Analysis be included in this Proxy Statement and the Company’s Annual Report on Form 10-K for fiscal year 2010.

     This report by the compensation committee is not to be deemed filed under the Securities Act of 1933 or the Securities Exchange Act of 1934, both as amended, and is not to be incorporated by reference into any other filing of the Company under those statutes except to the extent that the Company may expressly refer to this report for incorporation by reference in a particular instance.

     The undersigned, being all the members of the compensation committee, submit this report to the Company’s shareholders.

Compensation Committee
Cheryl W. Grisé (Chair)
Daniel J. Carroll, Jr.
Robert B. Coutts
Ronald L. Hoffman
Edwin W. Martin, Jr.

November 10, 2010

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     During fiscal year 2010, Daniel J. Carroll, Jr., Robert B. Coutts, Cheryl W. Grisé, Ulric S. Haynes, Jr. (until January 21, 2010), Ronald L. Hoffman, Edwin W. Martin, Ph.D. and Edward L. Snyder, M.D. (until January 21, 2010) served on the compensation committee of the board. None of the persons who served on the compensation committee are, or have been, an employee or officer of the Company or had any relationship requiring disclosure under Item 404 of Regulation S-K under the Exchange Act. In addition, none of the Company’s executive officers serves, or has served during the last completed fiscal year, as a member of the board or compensation committee of any other entity that has or has had one or more of its executive officers serving as a member of the Company’s board.

Summary Compensation Table

     The following table sets forth the compensation of each of the named executive officers for fiscal years 2010, 2009 and 2008.

						Change in
						Pension Value
					Non-Equity	and Deferred
Name and Principal			Stock	Option	Incentive Plan	Compensation	All Other
Position	Year	Salary	Awards	Awards	Compensation	Earnings	Compensation	Total
		($)(1)	($)(2)	($)(3)	($)(4)	($)(5)	($)(6)	($)
Eric Krasnoff	2010	918,292	2,499,993	1,600,000	1,377,438	3,591,891	51,435	10,039,049
Chairman, CEO &	2009	923,835	1,715,991	700,700	836,994	1,661,474	52,475	5,891,469
President	2008	884,052	1,716,000	1,489,600	1,326,078	2,134,830	45,309	7,595,869

Lisa McDermott	2010	371,400	429,992	540,004	389,970	460,020	25,907	2,217,293
CFO & Treasurer	2009	373,642	622,772	444,091	236,964	505,800	35,687	2,218,956
	2008	357,552	651,796	444,089	375,430	250,439	27,275	2,106,581

Donald Stevens	2010	568,625	725,943	719,998	639,703	601,257	55,163	3,310,689
Former President,	2009	576,758	882,917	529,200	391,908	446,522	36,712	2,864,017
COO and President-	2008	520,052	582,375	529,200	585,059	432,839	37,775	2,687,300
Industrial

Roberto Perez	2010	385,359	417,061	540,004	404,627	277,945	31,949	2,056,945
Chief Operating	2009	360,059	453,942	444,091	228,276	482,037	37,481	2,005,886
Officer	2008	344,552	498,520	444,089	349,032	446,269	34,275	2,116,737

Sandra Marino	2010	345,646	220,007	330,003	362,928	503,812	28,134	1,790,530
Senior Vice	2009	283,422	460,714	279,038	179,746	683,130	21,566	1,907,616
President, General	2008	226,205	80,963	36,728	186,620	381,010	12,584	924,110
Counsel, & Corporate
Secretary

____________________

(1)
Base salary is paid in accordance with each named executive officer’s employment contract (other than Ms. Marino who was not subject to a contract during fiscal years 2008 and 2009; Ms. Marino’s contract was effective October 1, 2009). Includes amounts deferred into restricted units under the Company’s Management Plan for fiscal year 2010 (Mr. Stevens $50,000). See “Grants of Plan-Based Awards for Fiscal Year 2010” for further information.

(2)	Reflects the grant date fair value, calculated in accordance with U.S. generally accepted accounting principles, for each NEO for the employer matching units and restricted stock units granted to the NEO in each fiscal year under the Management Plan and the Stock Plan, respectively. For additional information regarding the assumptions made in calculating these amounts, see Note 15, Common Stock, to the consolidated financial statements included in the Company’s Annual Report on Form 10-K for fiscal year 2010 with respect to the grants made in fiscal year 2010 and the corresponding note to consolidated financial statements for fiscal years 2008 and 2009 for grants made in such years.

(3)	Reflects the grant date fair value, calculated in accordance with U.S. generally accepted accounting principles, for each NEO for stock options granted to the NEO in each fiscal year under the Stock Plan. For additional information regarding the assumptions made in calculating these amounts, see Note 15, Common Stock, to the consolidated financial statements included in the Company’s Annual Report on Form 10-K for fiscal year 2010 with respect to the grants made in fiscal year 2010 and the corresponding note to consolidated financial statements for fiscal years 2008 and 2009 for grants made in such years.

(4)	Reflects annual bonus paid to the NEO under the Company’s Bonus Plan in each fiscal year. Includes amounts deferred into restricted units under the Company’s Management Plan by Ms. McDermott ($70,000), Mr. Perez ($57,069) and Mr. Stevens ($195,954) in fiscal year 2010. See the description of the Bonus Plan and the Management Plan in “Compensation Discussion and Analysis” for further information about these awards.

(5)	Represents the aggregate increase in the actuarial present value of accumulated benefits under the Company’s tax-qualified Cash Balance Pension Plan, nonqualified Supplementary Pension Plan and, in the case of Messrs. Krasnoff and Stevens, employment contract pensions. See “Pension Benefits for Fiscal Year 2010” for further information.

(6)	The amounts reported in All Other Compensation represent the aggregate incremental cost to the Company in fiscal year 2010 of the following:

Eric Krasnoff
  Company contributions to the 401(k) Plan
  Company car allowance
  Fees for personal tax planning
  Airline club memberships
  Home office expense
  Imputed income for financial planning
  Personal use of administrative assistant

Lisa McDermott	Company contributions to the 401(k) Plan Company car allowance Sporting and concert tickets Personal use of administrative assistant
Donald Stevens	Company contributions to the 401(k) Plan Company car allowance Imputed interest for outstanding loan to the Company Sporting and concert tickets Home office expense Career Management Services
Roberto Perez	Company contributions to the 401(k) Plan Company car allowance Fees for estate and personal tax planning Imputed interest for outstanding loan to the Company Sporting and concert tickets
Sandra Marino	Company contributions to the 401(k) Plan Company car allowance Sporting and concert tickets

     For further information regarding the compensation set forth in the Summary Compensation Table, see “Compensation Discussion and Analysis” and “Pension Benefits for Fiscal Year 2010.”

Grants of Plan-Based Awards for Fiscal Year 2010

     The following table provides information concerning equity and non-equity incentive awards granted to the named executive officers under the Bonus Plan, the Stock Plan and the Management Plan during fiscal year 2010. There can be no assurance that the grant date fair value of stock and option awards reported below will ever be realized by the named executive officers.

							All Other
							Option
							Awards:		Grant Date Fair Value of
		Estimated Future Payouts Under Non-			All Other Stock		Number of	Exercise or	Stock and Option
		Equity Incentive Plan Awards			Awards: Number		Securities	Base Price of	Awards(8)($)
					of Shares of		Underlying	Option	Options	Stock
		Threshold	Target	Maximum	Stock or Units		Options	Awards	Awards	Awards
Name	Grant Date	($)(1)	($)(2)	($)(2)	(5)(#)		(6)(#)	(7)($/Sh)	($)	($)
Eric Krasnoff	1/20/2010				67,168	(3)	152,236	$37.22	$1,600,000	$2,499,993
		1,377	1,377,438	1,377,438
Lisa	9/25/2009				4,288	(4)				$140,003
McDermott	1/20/2010				9,672	(3)	51,380	$37.22	$540,004	$359,992
		390	389,970	389,970
Donald Stevens	9/25/2009				12,003	(4)				$391,898
	1/31/2010				1,356	(4)				$47,989
	1/20/2010				12,896	(3)	68,506	$37.22	$719,998	$479,989
	7/31/2010				1,336	(4)				$52,010
		640	639,703	639,703
Roberto Perez	9/25/2009				3,496	(4)				$114,144
	1/20/2010				9,672	(3)	51,380	$37.22	$540,004	$359,992
		405	404,627	404,627
Sandra Marino	1/20/2010				5,911	(3)	31,399	$37.22	$330,003	$220,007
		363	362,928	362,928
____________________

(1)	Represents the bonus payable to the named executive officer under the Bonus Plan if the threshold, or lowest possible achievement that would yield a bonus payment, is obtained.

(2)	Represents the bonus payable to the NEO under the Bonus Plan if the performance target is obtained. The amounts disclosed under target and maximum are identical as full bonus is paid if the performance target is achieved.

(3)	Represents the number of restricted stock units granted to the NEO under the Stock Plan on January 20, 2010. These restricted stock units will vest in full and be settled in common stock on a one-for-one basis on the fourth anniversary of the date of grant or, if occurring prior to that date, upon death, disability or a change in control of the Company. A pro rated portion of any unvested restricted stock units will vest upon a termination of employment for eligible retirement (at or over age 65) on the termination date. Upon a separation from service following an involuntary termination of employment by the Company, pursuant to the employment agreements of the NEOs, the restricted stock units will continue to vest and be settled for a two year period following such separation from service, and any units which remain unvested at the end of such two year period will be forfeited.

(4)
Represents the number of restricted units granted to the NEO under the Management Plan. The number of restricted units shown as granted on September 25, 2009 resulted from pretax deferrals of bonus paid for fiscal year 2009 for Ms. McDermott and Messrs. Stevens and Perez as well as employer matching units granted with respect to units acquired by the named executive officer with all pretax contributions. These restricted units will vest in full and be settled in common stock on a one-for-one basis on the fourth anniversary of the date of grant or, if occurring prior to that date, upon termination of employment as a result of death or disability or upon a change in control of the Company. Under the terms of the Management Plan, upon a termination of employment for eligible retirement (at or over age 62) or termination of employment by the Company without cause, a pro rated portion of any unvested employer matching units will vest and all unvested units acquired by the named executive officer through pretax and after-tax contributions will vest on the termination date. Upon a separation from service following an involuntary termination of employment by the Company, pursuant to the employment agreements of the NEOs except for Mr. Stevens, all unvested employer matching units will continue to vest and be settled for a two year period following such separation from service and any units which remain unvested at the end of such two year period will be forfeited. Upon voluntary termination or termination by the Company for cause, all unvested units acquired by the named executive officer through pretax and after-tax contributions will vest but will be settled by delivery of a number of shares based upon the lower of the value of common stock on the date the units were credited to the NEO’s account and the date of settlement and all unvested employer units will be forfeited. As a result of Mr. Stevens’ termination of employment with the Company on July 31, 2010 after age 62, all of his unvested restricted units acquired through his pretax and after-tax contributions will vest and a pro rated portion of unvested employer matching units will vest and be settled. Accordingly, the employer matching units granted with respect to Mr. Stevens’ pretax base salary purchase on January 31, 2010 will be pro rated and those granted with respect to Mr. Stevens’ pretax base salary deferral on July 31, 2010 will be forfeited.

(5)	Dividend equivalent units are earned on all restricted units outstanding at the time the Company’s quarterly dividend is paid, based on the closing stock price on the dividend payment date, and vest at the same time as the restricted units to which they relate.

(6)	Represents the number of non-qualified stock options granted to the NEO on January 20, 2010 under the Stock Plan. The options granted vest 25% on each of the first four anniversaries of the date of grant while employed by the Company and after a termination for disability or retirement at or after age 65. The unvested options of Mr. Perez and Mss. McDermott and Marino will continue to vest and become exercisable for a two-year period following their involuntary termination of employment by the Company without cause pursuant to their employment contracts. Mr. Krasnoff’s unvested options will vest 30 days prior to any termination of employment (other than as a result of death) pursuant to his employment contract. All stock options will vest in full upon a change in control of the Company. As a result of Mr. Stevens’s termination of employment with the Company on July 31, 2010 after age 65, all of his unvested options will continue to vest and be exercisable until expiration. All stock options granted in fiscal year 2010 will expire on the seventh anniversary of the date of grant.

(7)	Exercise price is based upon the closing price of a share of common stock as reported in the NYSE Composite Transactions on the date of grant.

(8)	Represents the grant date fair value under U.S. generally accepted accounting principles of the restricted stock units and stock option awards granted to the named executive officer.

For a description of the material terms of the Company’s Bonus Plan, Stock Plan and Management Plan, see “Compensation Discussion and Analysis” and “Potential Payments upon Termination or Change in Control.”

Outstanding Equity Awards at End of Fiscal Year 2010

     The following table provides information regarding unexercised options and unvested restricted stock units and restricted units outstanding for each named executive officer as of July 31, 2010.

	Option Awards (1)					Stock Awards (1)
	Number of	Number of
	Securities	Securities
	Underlying	Underlying				Number of	Market Value of
	Unexercised	Unexercised		Option		Shares or Units	Shares or Units
	Options	Options	Option	Exercise	Option	of Stock That	of Stock That	Scheduled
	Exercisable	Unexercisable	Grant Date	Price	Expiration	Have Not Vested	Have Not	Vesting
Name	(#)	(#)	(2)	($)	Date	(#)	Vested ($)(3)	Date
Eric Krasnoff	170,948	-	3/19/2001	$22.09	3/18/2011	30,679 (4)	$1,173,165	1/10/2011
	83,000	-	10/3/2002	$16.13	10/2/2012	9,630 (5)	$368,251	1/31/2011
	95,000	-	1/19/2005	$27.00	1/19/2012	49,990 (4)	$1,911,618	4/2/2012
	95,000	-	1/19/2006	$28.68	1/19/2013	67,470 (4)	$2,580,053	1/21/2013
	82,500	27,500	1/10/2007	$34.07	1/10/2014	67,743 (4)	$2,590,492	1/20/2014
	95,000	95,000	4/2/2008	$35.75	4/2/2015
	27,500	82,500	1/21/2009	$26.16	1/21/2016
	-	152,236	1/20/2010	$37.22	1/20/2017
Lisa McDermott	3,850	-	10/3/2002	$16.13	10/2/2012	10,579 (4)	$404,541	1/10/2011
	2,400	-	7/27/2005	$30.83	7/27/2012	234 (5)	$8,948	1/31/2012
	18,000	-	1/19/2006	$28.68	1/19/2013	12,316 (4)	$470,964	4/2/2012
	33,000	11,000	1/10/2007	$34.07	1/10/2014	12,135 (5)	$464,042	4/3/2012
	28,322	28,322	4/2/2008	$35.75	4/2/2015	918 (5)	$35,104	7/31/2012
	17,429	52,287	1/21/2009	$26.16	1/21/2016	11,694 (5)	$447,179	9/26/2012
	-	51,380	1/20/2010	$37.22	1/20/2017	16,623 (4)	$635,664	1/21/2013
						4,343 (5)	$166,076	9/25/2013
						9,755 (4)	$373,031	1/20/2014
Donald Stevens	17,051	-	10/3/2002	$16.13	10/2/2012	1,167 (4)	$44,626	1/10/2011
	18,750	-	8/4/2003	$22.74	8/3/2013	6,299 (4)	$240,874	4/2/2012
	14,000	-	1/19/2005	$27.00	1/19/2012
	27,000	-	1/19/2006	$28.68	1/19/2013
	31,500	10,500	1/10/2007	$34.07	1/10/2014
	33,750	33,750	4/2/2008	$35.75	4/2/2015
	20,769	62,308	1/21/2009	$26.16	1/21/2016
	-	68,506	1/20/2010	$37.22	1/20/2017
Roberto Perez	5,250	-	8/1/2003	$22.65	7/31/2013	3,569 (5)	$136,479	10/3/2010
	3,750	-	1/19/2005	$27.00	1/19/2012	8,463 (4)	$323,625	1/10/2011
	9,375	-	8/29/2005	$28.33	8/29/2012	2,441 (5)	$93,344	1/31/2011
	20,250	-	1/19/2006	$28.68	1/19/2013	2,127 (5)	$81,336	7/31/2011
	26,250	8,750	1/10/2007	$34.07	1/10/2014	12,316 (4)	$470,964	4/2/2012
	28,322	28,322	4/2/2008	$35.75	4/2/2015	4,440 (5)	$169,786	4/3/2012
	17,429	52,287	1/21/2009	$26.16	1/21/2016	16,623 (4)	$635,664	1/21/2013
	-	51,380	1/20/2010	$37.22	1/20/2017	328 (5)	$12,543	2/2/2013
						1,828 (5)	$69,903	7/31/2013
						3,541 (5)	$135,408	9/25/2013
						9,755 (4)	$373,031	1/20/2014

	Option Awards (1)					Stock Awards (1)
	Number of	Number of
	Securities	Securities
	Underlying	Underlying				Number of	Market Value of
	Unexercised	Unexercised		Option		Shares or Units	Shares or Units
	Options	Options	Option	Exercise	Option	of Stock That	of Stock That	Scheduled
	Exercisable	Unexercisable	Grant Date	Price	Expiration	Have Not Vested	Have Not	Vesting
Name	(#)	(#)	(2)	($)	Date	(#)	Vested ($)(3)	Date
Sandra Marino	5,000	-	5/31/2005	$29.19	5/31/2012	463 (4)	$17,705	7/17/2011
	400	-	7/27/2005	$30.83	7/27/2012	1,982 (4)	$75,792	7/15/2012
	400	-	7/27/2006	$25.85	7/27/2013	49 (5)	$1,874	1/31/2012
	2,075	2,075	7/15/2008	$39.02	7/15/2015	286 (5)	$10,937	7/31/2012
	10,951	32,854	1/21/2009	$26.16	1/21/2016	10,911 (5)	$417,237	9/26/2012
	-	31,399	1/20/2010	$37.22	1/20/2017	10,541 (4)	$403,088	1/21/2013
						474 (5)	$18,126	2/2/2013
						5,962 (4)	$227,987	1/20/2014
____________________

(1)	Stock options were granted under the Stock Plan, the 1998 Employee Stock Option Plan, and the 1995 Employee Stock Option Plan. Restricted stock units were granted under the Stock Plan and restricted units were granted under the Management Plan and include any associated dividend equivalent units. The amounts set forth for Mr. Stevens reflect the effect of his termination of employment on July 31, 2010 after age 65.

(2)	Stock options are scheduled to vest 25% on each of the first four anniversaries of the date of grant.

(3)	Represents the number of shares multiplied by the closing price of common stock on July 30, 2010 ($38.24) (with rounding of fractional restricted stock units and restricted units).

(4)	Represents restricted stock units (including associated dividend equivalent units) granted to the NEO pursuant to the Stock Plan.

(5)	Represents restricted units (including associated dividend equivalent units) granted to the NEO under the Management Plan as a result of pretax base salary and bonus deferrals and employer matching units granted with respect to restricted units acquired by the named executive officer with pretax and after-tax contributions.

Option Exercises and Stock Vested for Fiscal Year 2010

     The following table sets forth information regarding the exercise of stock options and the value realized from these option exercises by the named executive officer and the shares acquired upon vesting of restricted units under the Management Plan and vesting of restricted stock units under the Stock Plan by the named executive officers during fiscal year 2010.

	Option Awards		Stock Awards
	Number of		Number of
	Shares		Shares
	Acquired	Value Realized	Acquired	Value Realized
	on Exercise	on Exercise	on Vesting	on Vesting
Name	(#)	($)(1)	(#)(2)	($)(1)(2)
Eric Krasnoff	-	-	75,551	2,584,362
Lisa McDermott	-	-	10,841 (3)	379,055 (3)
Donald Stevens	31,000	568,590	118,816	4,482,509 (4)
Roberto Perez	-	-	22,935	806,487
Sandra Marino	-	-	533	20,358
____________________

(1)	Value based on the closing stock price as reported in the NYSE Composite Transactions on the vesting/exercise date.

(2)	Restricted stock units were granted under the Stock Plan and restricted units were granted under the Management Plan and include any associated dividend equivalent units. The numbers and values reported include the vesting of restricted units acquired with pretax employee contributions (80,846) shares and employer contributions (66,700), including their respective dividend equivalents, under the Management Plan.

(3)	The receipt of 5,518 of these shares (with a value of $178,137) was deferred by Ms. McDermott under the Management Plan until termination of her employment.

(4)	This amount includes the value of 87,996 restricted stock units that were accelerated under the Stock Plan and the Management Plan, respectively, due to termination of Mr. Stevens’ employment with the Company. Pursuant to Section 409A of the Code, the distribution of this vesting will be delayed for six months.

Pension Benefits for Fiscal Year 2010

     The following table sets forth the present value as of July 31, 2010 of accumulated benefits under each plan that provides for pension benefits to the named executive officers at, following, or in connection with retirement.

		Number of Years Credited	Present Value of Accumulated
		Service	Benefit
Name	Plan Name	(#) (1)	($) (2)
Eric Krasnoff	Employment Contract	35	$9,680,962
	Supplementary Pension	35	$12,352,768
	Cash Balance Pension	35	$137,347

Lisa McDermott	Supplementary Pension	11	$2,063,168
	Cash Balance Pension	11	$36,038

Donald Stevens	Employment Contract	42	$0
	Supplementary Pension	42	$5,757,993
	Cash Balance Pension	42	$379,867

Roberto Perez	Supplementary Pension	11	$4,139,293
	Cash Balance Pension	11	$88,242

Sandra Marino	Supplementary Pension	6	$1,182,489
	Cash Balance Pension	6	$14,209
____________________

(1)	The number of years of credited service and actual service do not differ for any NEO for any plan.

(2)	“Present value of accumulated benefit” is a calculation that estimates the cash value as of July 31, 2010 of the pension benefit that has been earned by each named executive officer. It is based on various assumptions, including assumptions about future interest rates, inflation, mortality and retirement dates as follows:

  Discount rate: 5.25%,

  Mortality: Combined healthy white collar RP2000 generational table for males and females, and

  Assumed retirement/commencement of benefits date:

    Supplementary Pension Plan: the greater of age 60 and the age of the NEO at July 31, 2010,

    Cash Balance Pension Plan: 65,

    Mr. Krasnoff’s employment contract pension: July 31, 2010, and

    Mr. Stevens’ employment contract pension: July 31, 2010.

Pension Benefits

     Cash Balance Pension Plan

     Eligible employees may participate in the Company Cash Balance Pension Plan on August 1st after completing six months of service and attaining age 20½. Eligible compensation under this plan includes the total compensation received by a participant for the plan year, including overtime pay and bonuses, subject to a limit under Section 401(a)(17) of the Code (which limit was $245,000 for fiscal year 2010).

     Under the cash balance plan formula, pension benefits are based on a participant’s hypothetical account balance. Each year the account balance is increased by compensation credits and interest credits. The compensation credit is added to the cash balance account on the last day of the plan year (or end of month of termination, if earlier) and is calculated by multiplying eligible compensation by a percentage. This percentage is determined by “points” which are equal to the sum of age and years of service as of the first day of each plan year. For less than 45 points, the credit is 2.5%; for 45-54 points, it is 3%; for 55-64 points, it is 4%; and for 65 or more points, it is 5%. In addition, those participants who were participants as of August 1, 1999 and who were age 50 with at least ten years of service, will receive an additional compensation credit of 2% for each plan year that the participant remains an employee. Interest credits are added to the cash balance account on the last day of each plan year based on the average of the constant maturity one-year Treasury Bill rate for the month of June preceding the plan year in which the account is to be credited, not less than the minimum interest crediting rate of 1.68%. In addition, interest credits on one half of the compensation credit earned during the plan year are also added to the account balance at the end of the plan year. Interest credits continue to be added to the account balance until the benefit is paid.

     If the participant is married, the normal form of payment is a joint and 50% survivor annuity. If the participant is not married, the normal form is a life annuity. The annuity is determined by converting the cash balance account to the actuarial equivalent monthly retirement benefit. In addition to the normal forms of payment described above, there are other optional forms of payment (lump sum and annuity) all of which are actuarially equivalent to the life annuity. A vested participant who terminates employment may elect to receive a lump sum distribution equal to the participant’s account balance at his or her benefit commencement date or the normal form of payment described above.

     A participant becomes 100% vested in his or her benefits after three years of service.

     Supplementary Pension Plan

     The Company maintains the Supplementary Pension Plan which provides a retirement pension benefit, payable monthly commencing on the first day of the month following the normal retirement date (the last day of the month coinciding with or immediately following attainment of age 65) equal to 1/12 of 50% of the member’s final average compensation, reduced by the sum of the total annual pension payable under all other Company pension programs and the participant’s primary social security benefit. Final average compensation means one third of the participant’s aggregate compensation for the three years in which his or her compensation was the highest out of the last five years in which he or she participated in the plan. Compensation includes salary and bonus payments but does not include fringe benefits, equity awards or Company contributions to any retirement plans, including the 401(k) Plan and Supplementary Profit-Sharing Plan.

     A participant is vested in his or her benefit under the plan if (a) he or she is employed by the Company on either his or her 60th birthday or, if later, the fifth anniversary of his or her participation in the plan, or (b) he or she has been employed by the Company for a period of at least 25 years, or (c) he or she holds the position of Executive Vice President of the Company. Payments under the Supplementary Pension Plan are conditioned upon the participant, both before and after termination of employment, abiding by secrecy and invention agreements and certain non-compete provisions set forth in the plan. Payments under the plan are also forfeited if the participant is fired by the Company for gross negligence or willful misconduct.

     Upon a change in control (see note 4 to “Potential Payments Upon Termination or Change in Control”), each plan participant whose employment with the Company terminates for any reason (other than death) and who was a member of the Company’s Executive Management Team at any time during the 30-day period immediately preceding the change in control, shall be fully vested in his or her account. All of the named executive officers other than Ms. McDermott and Ms. Marino were already fully vested in their accounts on July 31, 2010.

     A participant will receive his or her benefit payments under the plan upon retirement at or after age 60 with no reduction in benefits. A participant who retires as a result of disability will receive his or her benefit payments beginning six months after such disability (regardless of the participant’s age) and continuing only during the period of such disability; provided that if a participant ceases to suffer a disability after he or she has attained age 65, his or her benefit payments will continue during his or her lifetime with no reduction in benefits. If a participant retires after age 65, his or her benefit payments will be calculated using the higher of (a) the amount under the plan’s regular formula, or (b) the amount under the formula using the participant’s final average compensation based upon the year in which the participant turned 65 (and looking back over his or her four years prior to that year) and multiplying the result by the percentage increase, if any, in the consumer price index for the month immediately preceding the commencement of benefit payments over the month in which the participant turned 65.

     Although the benefit under the plan is calculated in terms of lifetime monthly payments, a participant may elect to take the actuarial equivalent in any form of payment offered under the Cash Balance Pension Plan (or other retirement plan) other than a single lump sum.

     The purpose of the Supplementary Pension Plan is to assure executives a specified level of retirement benefit over and above what would be payable under the Company’s tax-qualified Cash Balance Pension Plan.

Krasnoff Contract Pension

     Mr. Krasnoff’s employment contract provides for a pension amount to be paid to him, or his estate, for each of the ten years following the second anniversary of his separation from service. Such annual amount will be determined by taking the average of the total cash compensation (salary and bonus) paid to him for the three full fiscal years out of the last five fiscal years prior to his two year anniversary from separation from service in which he received the highest total cash compensation, adjusting it for changes in the consumer price index (for years other than the first year of payment), multiplying the result by 60% and subtracting the amount which is the maximum annual benefit payable under Section 415(b)(1)(A) of the Code as of the date of the two year anniversary of Mr. Krasnoff’s separation from service. The payment of the contract pension is conditioned upon Mr. Krasnoff being available for advisory services to the Company upon request of the board for up to 15 hours a month and Mr. Krasnoff’s not engaging in any activity competitive to any material extent with Company business without prior Company consent (other than upon a termination of employment by the Company following a change in control).

Stevens Contract Pension

     Mr. Stevens’ employment contract provides for a contract pension to be paid to him beginning upon termination of his employment, other than termination by the Company for cause or voluntary termination by him prior to December 31, 2010 (except for a resignation for good reason following a change in control of the Company). The contract pension provides a guaranteed amount per month for his lifetime, offset by amounts that would be payable to him upon retirement under the Supplementary Pension Plan if he had elected that the payments of such amounts be paid as a joint and 50% survivor annuity. As the amount payable under the Supplementary Pension Plan exceeds the contract pension payment, no pension amount is payable under the employment contract.

Nonqualified Deferred Compensation For Fiscal Year 2010

     The following table summarizes transactions and balances with respect to each NEO’s account under the Company’s nonqualified deferred compensation plans, other than defined benefit arrangements, for fiscal year 2010. We note that the Company did not make any contributions to the Supplementary Profit-Sharing Plan for fiscal year 2010.

		Executive	Registrant	Aggregate	Aggregate	Aggregate
		Contributions in	Contributions	Earnings in	Withdrawals/	Balance at
		Last FY	in Last FY	Last FY	Distributions	Last FYE
Name	Plan Name	($)	($)	($)(1)(2)	($)	($)(3)(4)
Eric Krasnoff	Supplementary Profit	-	-	81,112	-	684,778
	Sharing Plan
	Management Plan	-	-	557,657	-	2,454,978

Lisa McDermott	Supplementary Profit	-	-	282	-	2,933
	Sharing Plan
	Management Plan	178,137	-	64,562	-	341,212

Donald Stevens	Supplementary Profit	-	-	11,409	-	104,628
	Sharing Plan
	Management Plan	-	-	82,328	-	362,434

Roberto Perez	Supplementary Profit	-	-	3,398	-	28,687
	Sharing Plan
	Management Plan	-	-	-	-	-

Sandra Marino	Supplementary Profit	-	-	-	-	-
	Sharing Plan
	Management Plan	-	-	-	-	-

____________________

(1)	Includes (i) interest, dividend, and unrealized gain income earned on the named executive officer’s account balance under the Supplementary Profit-Sharing Plan less any unrealized loss; and (ii) dividend equivalent units and appreciation earned or depreciation experienced on deferred vested restricted units under the Management Plan. With regard to the Management Plan, when dividend equivalent units are first earned and allocated, they are calculated based on the closing price of common stock on the dividend payment date.

(2)	The amounts listed in this column are not included in the “Summary Compensation Table.”

(3)	Includes (a) the value of the NEO’s account balance under the Supplementary Profit-Sharing Plan, and (b) the dollar value of the NEO’s deferred vested restricted units under the Management Plan (including associated dividend equivalent units), based on the closing price of common stock on July 30, 2010 ($38.24).

(4)	Certain contributions by the Company under the Supplementary Profit-Sharing Plan may have been included in the Summary Compensation Table in proxy statements for prior years.

Supplementary Profit-Sharing Plan

     Each named executive officer, other than Ms. Marino, participates in the Supplementary Profit-Sharing Plan, pursuant to which the Company may contribute an additional amount equal to the sum of the base salary and bonus of the named executive officer for the taxable year that is in excess of the limitations on compensation provided in Section 401(a)(17) of the Code, multiplied by the ratio, for the year, of the Company’s aggregate profit-sharing contributions under the 401(k) Plan to the aggregate of all compensation of all tax-qualified 401(k) Plan participants (as limited by the Code). As there was no profit-sharing contribution made under the 401(k) Plan for fiscal year 2010, the Company did not make a contribution to the Supplementary Profit-Sharing Plan for fiscal year 2010. No employee contributions are permitted under the Supplementary Profit-Sharing Plan. The plan credits participants with earnings on their account balances based on participant-directed hypothetical investments in the range of mutual funds offered under the 401(k) Plan. Participants vest in the Company’s contributions to their account as follows: 0%, 20%, 40%, 60%, for less than two, three, four and five years of service, and become 100% vested following five years of service. If a participant’s employment with the Company is terminated prior to 100% vesting in the Company contributions, the unvested portion of the individual’s account will be forfeited. All participating named executive officers are 100% vested in their accounts. The purpose of the Supplementary Profit-Sharing Plan is to provide to executive officers affected by the limitations under the tax-qualified 401(k) Plan a capital accumulation, on a percentage of compensation basis, equal to that provided to other employees of the Company. Based upon their hypothetical investments, the participating named executive officers had the following annual rates of return with respect to their Supplementary Profit-Sharing Plan accounts for fiscal year 2010:

Eric Krasnoff	13.4%
Lisa McDermott	10.6%
Donald Stevens	12.2%
Roberto Perez	13.4%

Management Plan

     For information regarding the Management Plan, see “Compensation Discussion and Analysis” and “Grants of Plan-Based Awards for Fiscal Year 2010.”

Potential Payments Upon Termination or Change in Control

     The following table sets forth the payments and benefits that would be received by each named executive officer other than Mr. Stevens, whose payments are separately discussed in “Compensation Discussion and Analysis - Post-Fiscal Year End Events” above, in the event a termination of employment or a change in control of the Company had occurred on July 31, 2010, over and above any payments or benefits he or she otherwise would already have been entitled to or vested in on such date under any employment contract or other plan of the Company. The named executive officers would receive other payments and benefits as well upon termination of employment to which they were already entitled or vested in on such date, including amounts under the Company’s retirement programs and nonqualified deferred compensation plans in accordance with their terms (see “Pension Benefits for Fiscal Year 2010” and “Nonqualified Deferred Compensation for Fiscal Year 2010”). In addition, Mr. Krasnoff would receive annual contract pension amounts as set forth in “Pension Benefits for Fiscal Year 2010” and lifetime medical coverage for him and his dependents (estimated at a cost of $1,172,308 if terminated as of July 31, 2010) upon his termination of employment.

Eric Krasnoff

							Notice of
							Termination of
							Employment Given	"Good Reason"
							by Company Prior	Termination by
	Death	Disability		Retirement	Change in Control		to a Change in	Executive
Benefit (1)	($)	($)(2)		($)(3)	($)(4)		Control (5)	($)(6)
Salary Continuation	0	0		N/A	0		1,847,062	0
Gross-Up Payment	0	0		N/A	0	(9)	0 *	0
Annual Bonus	0	0		N/A	0		1,939,415	0
Supplementary Pension Plan	0	1,528,615	(7)	N/A	0		0	0
Supplementary Profit	0	0		N/A	0		0	0
Sharing Plan
Annual Contract Pension	0	0		N/A	0		0	0
Management Plan (10)	349,169	349,169		N/A	349,169		349,169	0
Stock Options	0	1,503,106		N/A	1,503,106		1,503,106	1,503,106
Restricted Stock Units	8,255,351	8,255,351		N/A	8,255,351		3,084,794	0
Severance	0	0		N/A	4,617,654	(8)	4,617,654	4,617,654
Total	8,604,520	11,636,241			14,725,280		13,341,200	6,120,760
____________________

*	In the event that the Company gives Mr. Krasnoff notice of termination of employment upon a change in control, Mr. Krasnoff would be entitled to a Gross-up Payment equal to $4,838,038. In such event, the total payment to Mr. Krasnoff would be $18,179,238 (rather than $13,341,200) (9).

Lisa McDermott

					Termination
	Death	Disability	Retirement	Change in Control	Without Cause or
Benefit (1)	($)	($)(2)	($)(3)	($)(4)	For Good Reason (5)
Salary Continuation	207,500	207,500	N/A	0	825,653
Annual Bonus	217,875	217,875	N/A	0	606,855
Supplementary Pension Plan	0	0	N/A	0	0
Supplementary Profit	0	0	N/A	0	0
Sharing Plan
Welfare Benefits (COBRA)	0	0	N/A	0	9,990
Management Plan (10)	560,751	560,751	N/A	560,751	533,599
Stock Options	0	800,426	N/A	800,426	563,680
Restricted Stock Units	1,884,196	1,884,196	N/A	1,884,196	875,519
Total	2,870,322	3,670,748		3,245,373	3,415,296

Roberto Perez

					Notice of
					Termination of
	Death	Disability	Retirement	Change in Control	Employment Given
Benefit (1)	($)	($)(2)	($)(3)	($)(4)	by Company (5)
Salary Continuation	250,000	250,000	N/A	0	994,763
Annual Bonus	262,500	262,500	N/A	0	731,151
Supplementary Pension Plan	0	0	N/A	0	163,248
Supplementary Profit	0	0	N/A	0	0
Sharing Plan
Management Plan (10)	349,437	349,437	N/A	349,437	321,574
Stock Options	0	791,044	N/A	791,044	554,298
Restricted Stock Units	1,803,287	1,803,287	N/A	1,803,287	794,610
Total	2,665,224	3,456,268		2,943,768	3,559,644

Sandra Marino

					Termination
	Death	Disability	Retirement	Change in Control	Without Cause or
Benefit (1)	($)	($)(2)	($)(3)	($)(4)	For Good Reason (5)
Salary Continuation	186,500	186,500	N/A	0	742,093
Annual Bonus	195,825	195,825	N/A	0	545,438
Supplementary Pension Plan	0	0	N/A	0	0
Supplementary Profit	0	0	N/A	0	0
Sharing Plan
Welfare Benefits (COBRA)	0	0	N/A	0	10,674
Management Plan (10)	224,086	224,086	N/A	224,086	218,607
Stock Options	0	428,903	N/A	428,903	280,589
Restricted Stock Units	724,531	724,531	N/A	724,531	93,479
Total	1,330,942	1,759,845		1,377,520	1,890,880
____________________

(1)	For purposes of the calculations in the table, payments that would be made over time have been presented as a present value lump sum using certain assumptions (two-year salary continuation and annual bonus 0.55% discount rate; Supplementary Pension Plan 5.25% discount rate; Krasnoff annual contract pension 5.25% discount rate). For purposes of the annual bonus, 2010 bonus amounts were assumed, although actual bonus would depend upon performance of the Company in the relevant year. In addition, the closing price on July 30, 2010 ($38.24) was used for all equity-based compensation calculations. The amounts shown relating to stock options were calculated by multiplying the number of shares underlying each stock option whose vesting would be accelerated or that would vest during the notice period, as the case may be, by the excess of $38.24 over the exercise price of such stock option. The amounts shown related to restricted stock units and restricted units were calculated by multiplying the number of shares underlying each restricted stock unit or restricted unit whose vesting would be accelerated or that would vest during the notice period, as the case may be, by $38.24.

(2)	Each of the employment contracts defines “disability” as the executive’s inability, by reason of physical or mental disability, to perform his or her principal duties under his or her employment contract for an aggregate of 130 working days out of any period of 12 consecutive months.

(3)	None of the NEOs in the table above is currently eligible for retirement under their employment contracts or other plans of the Company.

(4)
Each of the employment contracts, the Stock Plan, the Management Plan and the Supplementary Pension Plan defines “change in control” as the occurrence of any of the following:

  the earlier to occur of (a) ten days after a person or group of affiliated or associated persons (other than the Company or any subsidiary or employee benefit plan of the Company or subsidiary) has acquired beneficial ownership of 20% or more of the outstanding common stock (together, an “Acquiring Person”), or (b) ten business days (or such later date as may be determined by the board) following the commencement of, or announcement of an intention to make, a tender offer or exchange offer the consummation of which would result in the beneficial ownership by an Acquiring Person of 20% or more of the outstanding common stock during such time as there is an Acquiring Person, any reclassification of securities or reincorporation or reorganization or other transaction which, directly or indirectly, increases by more than 1% the proportionate share of common stock beneficially owned by any Acquiring Person, any direct or indirect (a) consolidation or merger of the Company into another person, (b) consolidation or merger of another company into the Company in which the Company survives and all or part of the common stock is changed into or exchanged for securities of another person (or the Company) or cash or any other property, or (c) sale or transfer of assets or earning power aggregating 50% or more of the assets or earning power of the Company as a whole (other than to the Company or a subsidiary), any date on which the number of duly elected and qualified directors of the Company who were not either elected by the board or nominated by the board or its nominating committee for election by the shareholders shall equal or exceed one-third of the total number of directors of the Company as fixed by its by-laws, and provided, however, that no change in control will be deemed to have occurred to the extent that the board so determines by resolution adopted prior to the event.
(5)	The amounts set forth represent in the event a notice of termination of employment is given by the Company under an employment contract, the value on July 31, 2010 of future payments (1/12 of the sum of base salary plus 70% of target bonus, each month for 24 months following separation from service) and benefits (continued vesting of unvested stock options, unvested restricted stock units and Management Plan units, accruals under the Supplementary Pension Plan, except for Ms. Marino, and continuation in the Company’s medical plans except Ms. McDermott and Ms. Marino who both are entitled to 18 months of reimbursement for COBRA premiums) assuming that, with respect to Mr. Krasnoff and Mr. Perez, notice was given by the Company on such date and that the Company required the NEO not to perform any further services during such 24 month period, and, with respect to Mss. McDermott and Marino, termination without cause or for NEO Good Reason. The value of the monthly COBRA payment is $555 for Ms. McDermott and $593 for Ms. Marino. (As Mr. Perez would still be paying premiums for medical plans, no amount has been included in the tables for continued coverage. Mr. Krasnoff will receive lifetime medical benefits upon any termination of employment as set forth above.) However, in the case of a notice of termination of employment under an employment contract given by Messrs. Krasnoff or Perez, whether before or after a change in control, we have assumed that the Company would require the named executive officer to continue to perform services during the notice period and the Company would thus make such payment and provide such benefits during the notice period while the NEO continued to perform services. In light of this assumption, we have not included a column with respect to such terminations in these tables. One exception relates to Mr. Krasnoff who is entitled to have all unvested stock options vest 30 days prior to any termination of employment (other than as a result of death). The value of unvested stock options held by Mr. Krasnoff as of July 31, 2010 is set forth in the table above.

(6)	Mr. Krasnoff’s employment contract permits him to terminate his employment with the Company upon 30 days’ notice for “good reason,” generally defined in his contract as the occurrence of one of the following events (a) failure of the board to elect Mr. Krasnoff as, or his removal from, office as chief executive officer of the Company, or (b) amendment of the by-laws of the Company in such a way that, or action by the board such that, Mr. Krasnoff no longer has the title, authority and duties which are customarily possessed by and assigned to a chief executive officer (“Krasnoff Good Reason”); on a termination by Mr. Krasnoff without good reason, he would not receive his severance payments.

(7)	Represents the increase in the accumulated present value as of July 31, 2010 over the amount disclosed in the “Pension Benefits for Fiscal Year 2010” (calculated in the same manner) resulting from the acceleration of payment as a result of disability.

(8)	Mr. Krasnoff may terminate his employment for any reason following a change in control of the Company and receive the severance payment under his employment contract.

(9)	Upon a change in control and a termination of Mr. Krasnoff’s employment by the Company or by Mr. Krasnoff, certain payments made to him could be subject to the excise tax imposed on “excess parachute payments” by the Code. Pursuant to his employment contract, Mr. Krasnoff is entitled to have his compensation “grossed up” for all such excise taxes and any federal, state and local taxes applicable to such gross-up payment (including any penalties and interest). The estimates of “excess parachute payments” for purposes of these calculations do not take into account any mitigation for payments which could be shown (under the facts and circumstances) not to be contingent on a change in control or for any payments being made in consideration of non-competition agreements or as reasonable compensation. The gross-up calculations were performed by a consultant, assuming an excise tax rate of 20%, a statutory federal income tax rate of 35%, a Medicare tax rate of 1.45% and a state income tax rate of 8.97% and, where applicable, appropriate discount rates, based upon payments made in excess of his average five-year W-2 gross income. If upon a change in control Mr. Krasnoff’s employment does not terminate, he would only be entitled to the immediate vesting of any unvested restricted stock units, restricted units and options. The value of the accelerated vesting of his equity awards under this scenario does not meet the threshold amount that would require payment of an excise tax; therefore, Mr. Krasnoff will not receive a gross-up solely as a result of a change in control without a termination of employment. For the Management Plan, the value of unvested employer units, unvested employer dividends and unvested after-tax employee dividends were included in the gross-up calculation.

(10)	These amounts represent the value of all or a portion of unvested employer units and unvested employer dividends under the Management Plan. For details on termination treatment, refer to footnote 4 under “Grants of Plan-Based Awards” table.

Employment Contracts

     As noted in “Compensation Discussion and Analysis,” the Company has entered into employment contracts with each of the NEOs. The following describes each NEO’s entitlement under his or her employment contract to the payments and benefits upon termination of employment reported in the tables.

     The tables and the descriptions below reflect potential payments as of fiscal year end. See “Compensation Discussion and Analysis – Post Fiscal Year End Events” for discussion of the contract entered into with Mr. Perez after the end of fiscal year 2010.

     Death/Disability

     Upon her death or disability, each of Mss. McDermott and Marino or her estate, as applicable, will be entitled to an amount equal to her base salary and prorated bonus compensation to the end of the month in which death or disability occurs, and for 12 months after the month in which death or disability occurs, each of Mss. McDermott and Marino or her estate will be entitled to monthly payments equal to 1/12 of the sum of 50% of base salary and 50% of target bonus percentage multiplied by base salary.

     Upon his death or disability, Mr. Perez or his estate, as applicable, will be entitled to his base salary and prorated bonus compensation to the end of the month in which death or disability occurs, and for each month during the period from the end of month in which death or disability occurs until the earliest of (a) first anniversary of the date of termination, and (b) date on which the term of employment would have ended but for his death or disability, monthly payments equal to 1/12 of 102.5% of base salary (i.e., 50% of base salary and 50% of his aggregate target bonus percentage of 105% of base salary).

     Resignation Following Change in Control

     Under their contracts as in effect at the end of fiscal year 2010, after a change in control of the Company, Messrs. Krasnoff and Perez may give up to one year’s notice of termination of employment. As discussed above, we have assumed that the Company would not continue to make any payments or provide any benefits under a NEO’s employment contract during any notice period in the event notice was given by the NEO unless he or she continued to perform services or the Company consented to a cessation of services during the notice period.

     Upon his resignation following a change in control, Mr. Krasnoff will be entitled to acceleration of all of his stock options 30 days prior to the date of termination, and commencing the month following the month in which his separation from service occurs, a severance amount payable over a 24 month period equal to (a) his base salary that would have been paid for 24 months following termination (the “base salary severance component”), and (b) 150% of the base salary severance component (together, the “Severance Amount”). If any amounts payable to Mr. Krasnoff upon his termination of employment would be subject to excise tax under Section 4999 of the Code, then Mr. Krasnoff is entitled to be made whole and receive an additional payment in an amount such that after payment by him of all excise taxes he retains such amount of the additional payment as is equal to the excise taxes paid (the “Gross-up Payment”). The Gross-up Payment has been calculated and is reflected in the above tables.

     Notice of Termination of Employment Given by Company

     The Company may terminate the employment of Messrs. Krasnoff and Perez under their employment contracts by giving two years’ notice under those circumstances. Following separation from service with the Company, with respect to Messrs. Krasnoff and Perez, if, with the consent of the Company, Messrs. Krasnoff and Perez no longer perform services for the Company and with respect to Mss. McDermott and Marino, without cause, each NEO (other than Mr. Stevens) is entitled to the sum of his or her base salary, plus 70% of his or her target bonus multiplied by salary for two years, continued vesting and settlement of unvested restricted stock units, Management Plan units and stock options for two years (except in the case of Mr. Krasnoff who is entitled to acceleration of all of his stock options 30 days prior to the date of termination). Messrs. Krasnoff and Perez will receive continued participation in Company welfare benefit plans until the second anniversary of his separation from service and Mss. McDermott and Marino will receive the value of COBRA payments for 18 months.

     In addition, following separation from service, Mr. Perez and Mss. McDermott and Marino would be credited with two years of age and service for purposes of eligibility and vesting under the Company’s Supplementary Pension Plan.

     During the two years following his separation from service, Mr. Krasnoff is entitled to receive the Severance Amount. In addition, Mr. Krasnoff’s stock options will become fully vested and exercisable 30 days prior to the end of the two-year notice period given by the Company. If any amounts are payable to Mr. Krasnoff upon his termination of employment due to notice of termination given by Company following a change in control would be subject to excise tax under Section 4999 of the Code, then Mr. Krasnoff is entitled to the Gross-up Payment as described above.

     Notice of Termination of Employment Given by Executive

     According to the terms of their contracts, as in effect at the end of fiscal year 2010, Messrs. Krasnoff and Perez must give two years’ notice to the Company (each, a “Notice Period”) if he wishes to terminate employment. Messrs. Krasnoff and Perez would not be entitled to any compensation upon voluntary termination of employment during the Notice Period unless the NEO continued to perform services or the Company consented to a cessation of services during the Notice Period in which case they would receive, with the Company’s consent, the payments described above under “Notice of Termination of Employment Given by Company.”

     In addition, upon Mr. Krasnoff’s voluntary separation from service, under his employment contract, Mr. Krasnoff would also be entitled to acceleration of his stock options 30 days prior to the conclusion of the Notice Period.

     Good Reason Termination

     Following the occurrence of events constituting Krasnoff Good Reason, Mr. Krasnoff may terminate his employment upon 30 days’ notice to the Company. Upon such termination, Mr. Krasnoff will be entitled to the Severance Amount and immediate acceleration of his stock options. Following the occurrence of events constituting NEO Good Reason, Mss. McDermott and Marino would receive the payments described above under “Notice of Termination of Employment Given By Company.” As of July 31, 2010, Mr. Perez’s employment contract did not provide any additional payments or benefits upon a termination for NEO Good Reason (but see “Compensation Discussion and Analysis – Post Fiscal Year Events” for discussion of the contract entered into with Mr. Perez after fiscal year end).

Equity Plans

     The following describes each NEO’s entitlement under the Company’s equity plans upon termination of employment or change in control as reported in the tables. This discussion is qualified by the terms of the NEO’s employment contracts described in “Executive Compensation.”

     Under the Stock Plan and all prior equity plans under which stock options have been granted (the “Stock Option Plans”) and under the Management Plan, all outstanding unvested stock options, restricted stock units, and restricted units will vest in full upon a change in control of the Company.

     Under the Stock Option Plans, upon a termination of employment, all stock options (vested and unvested) are forfeited except that upon a termination by reason of disability or retirement under an approved retirement program of the Company or a subsidiary thereof, all options will remain in full force and effect and may be exercised in accordance with their terms until they expire by their terms. “Retirement under an approved retirement program of the Company or a subsidiary thereof” means retirement at or after age 65 unless the compensation committee determines, for reasons satisfactory to it, that retirement at an earlier age shall be deemed an “approved” retirement for purposes of a participant’s options. Upon termination by reason of death, all unvested stock options will be forfeited but the participant’s estate or heir may continue to exercise any options that had vested prior to death for one year.

     Under the Stock Plan, upon a termination of employment for any reason other than death, disability or eligible retirement, all restricted stock units will be forfeited, except to the extent otherwise determined by the compensation committee. Upon termination of employment by reason of death or disability, all restricted stock units will vest and become payable in full. Upon termination of employment by reason of eligible retirement, a pro rata portion of unvested restricted stock units will vest and the remainder will be forfeited. The portion of the restricted stock units that will vest is equal to the percentage of the total number of restricted stock units held on the date of termination determined by dividing the number of days in the period beginning on the grant date and ending on date of termination by 1460. “Eligible retirement” means retirement upon age 65 with eligibility to receive a retirement benefit under the Company Cash Balance Pension Plan or, for non-U.S. residents, eligibility to receive a similar type of benefit under any pension plan or program maintained by the Company or any of its affiliated companies.

     Under the Management Plan, upon a voluntary termination of employment by a named executive officer (other than retirement) or termination by the Company for cause, any units granted by the Company will be forfeited and any units purchased by the named executive officer will be settled by delivery of a number of shares of common stock based upon the lower of the value of common stock on the date the units were credited or the date of settlement. Upon a termination of employment by the Company without cause or upon retirement (at or after age 62), any units purchased by the named executive officer will vest in full and a pro rata portion of unvested matching restricted units granted by the Company will vest and the remainder will be forfeited. The portion of the restricted units that will vest is equal to the percentage of the total number of restricted units held on the date of termination determined by dividing the number of months in the period beginning on the grant date and ending on date of termination by the number of months in the vesting period (either 36 or 48, depending upon the grant). Upon termination of employment by reason of death or disability, all restricted stock units will vest in full.

Supplementary Pension Plan

     Under the Supplementary Pension Plan, a participant will receive his or her benefit payments under the plan upon retirement at or after age 60 with no reduction in benefits. A participant who retires as a result of disability will receive his or her benefit payments beginning six months after such disability (regardless of the participant’s age) and continuing only during the period of such disability; provided that if a participant ceases to suffer a disability after he or she has attained age 65, his or her benefit payments will continue during his or her lifetime with no reduction in benefits.

     Under the Supplementary Pension Plan, each plan participant whose employment with the Company terminates for any reason (other than death) and who was a member of the Company’s Executive Management Team at any time during the 30-day period immediately preceding a change in control, shall be fully vested in his or her account. All of the named executive officers other than Ms. Marino and Ms. McDermott were already fully vested in their accounts on July 31, 2010.

EQUITY COMPENSATION PLANS

     The following table sets forth information regarding the Company’s equity compensation plans as of July 31, 2010, the end of the Company’s most recently completed fiscal year:

Number of Securities
Remaining Available for
	Number of Securities to	Weighted - Average	Future Issuance under
	be Issued Upon Exercise	Exercise Price of	Equity Compensation Plans
	of Outstanding Options,	Outstanding Options,	(excluding Securities
	Warrants and Rights	Warrants and Rights	Reflected in Column (a))
Plan Category	(a)	(b)	(c)
Equity compensation
plans approved by
security holders	6,305,079 (1)	$29.75	5,944,287 (2)

Equity compensation
plans not approved
by security holders	-	-	-
Total	6,305,079	$29.75	5,944,287
____________________

(1)	Consists of 3,849,462 shares of common stock issuable upon exercise of outstanding options, and 2,455,617 shares issuable upon conversion of outstanding restricted or deferred units under the Management Plan and the Stock Plan. Since the aforementioned outstanding restricted and deferred units have no exercise price, they are not included in the weighted average exercise price calculation in column (b).

(2)	Consists of 4,716,649 shares of common stock available for future grants of options and/ or restricted units under the Management Plan, the Stock Plan and the 2001 Stock Option Plan for Non-Employee Directors, and 1,227,638 shares remaining available for issuance under the Pall Corporation Employee Stock Purchase Plan, a plan intended to qualify under section 423 of the Code.

PROPOSAL 3—APPROVAL OF AN AMENDMENT TO THE COMPANY BY-LAWS

The board unanimously recommends a vote FOR the
approval of an amendment to the Company’s By-Laws to facilitate use of the
“notice and access” option to deliver proxy materials via the internet.

     Shareholders are asked to approve an amendment to the Company’s By-Laws to expand the window for mailing notices of the annual meetings of shareholders to facilitate the Company’s ability to provide proxy materials via the internet under the SEC’s proxy rules. This amendment was approved by the board on September 23, 2010, and would become effective immediately if shareholders also approve it. Shareholder approval is required under the Company’s By-Laws.

     Currently, the Company must send written notice of each shareholder meeting to each shareholder of record entitled to vote at such meeting not less than 10 and not more than 40 days before the meeting. The proposed amendment would expand the outside date of this notice period from 40 days to 60 days prior to the relevant meeting and would permit delivery of proxy materials through the “notice and access” model described below. A copy of the By-Laws as amended is attached as Appendix A. To request an additional copy, please contact the Company’s vice president, investor relations and corporate communications, at the address or fax number provided under “Annual Reports and Other Materials” below.

     In 2007, the SEC adopted rules that permit companies to deliver required proxy materials (generally, a proxy statement, annual report and form of proxy) via a publicly accessible website. This method of delivery is called the “notice and access” option. Under this option, a company must deliver a notice (the “notice of internet availability”) to shareholders informing them of the availability of proxy materials on the website at least 40 days before the meeting date. The proxy materials must also be available when the notice is given. A shareholder may then access the proxy materials and vote on-line or may request a paper copy of these materials, including the proxy card. The notice and access option supports “green” or sustainability initiatives, reduces mailing and printing costs and facilitates faster delivery of proxy materials. For these reasons, the Company believes that it is desirable to have the ability to use the “notice and access” model.

     As noted above, to take advantage of the “notice and access” option, the Company must make available its proxy materials, which include the notice of the annual meeting of shareholders, on the 40th day before the meeting date. However, because the Company’s By-Laws as now in effect prohibit the Company from providing notice of a meeting more than 40 days before the meeting date, the Company may not have sufficient time to address unanticipated delays in the delivery of the proxy materials or to complete delivery on the required date with certainty. As a result, to date, the Company has been unable to take advantage of the “notice and access” option.

     Accordingly, the board recommends a vote for the adoption of the proposed amendment to Section 2.03 of the Company’s By-Laws. The proposed amendment will expand the notice period to not less than 10, and not more than 60, days before a shareholder meeting and permit delivery of the Company’s proxy materials through the “notice and access” model.

PROPOSAL 4—APPROVAL OF AN AMENDMENT TO THE
EMPLOYEE STOCK PURCHASE PLAN

The board unanimously recommends a vote FOR the
approval of an amendment to the Employee Plan
increasing the number of shares of common stock available for purchase under the plan.

     The shareholders will be asked at the meeting to vote on a proposal to approve an amendment to the Employee Plan. The Plan as adopted by the board and approved by shareholders in 1999 authorized the issuance of 1,000,000 shares of the Company’s common stock for purchase by employees of the Company and its subsidiaries pursuant to the Plan. The Plan was amended in 2003, 2005, 2008 and 2009, each time with shareholder approval, to authorize the issuance of an additional 1,000,000 shares, 1,000,000 shares, 1,500,000 shares and 800,000 shares, respectively. The board further amended the Plan on July 15, 2010, subject to shareholder approval, to authorize the issuance of an additional 1,300,000 shares for purchase by employees pursuant to the Plan. None of these 1,300,000 additional shares will be issued unless and until this Proposal 4 is approved by shareholders. A copy of the amended Plan is attached as Appendix B. To request a separate copy, please contact the Company’s vice president, investor relations and corporate communications at the address or fax number provided under “Annual Reports and Other Materials” below.

     The Plan is intended to qualify as an “employee stock purchase plan” under Section 423 of the Code. The purpose of the Plan is to encourage employees of the Company and its subsidiaries to invest in common stock of the Company, by providing them with a convenient method for purchasing common stock at below-market prices through voluntary, regular payroll deductions.

     The Plan encourages employees to elect to have part of their after-tax base pay applied to the purchase of common stock for the purpose of investing in the future performance of the Company. In this way, the interests of employees of the Company are aligned more closely with the proprietary interests of its shareholders. For this reason, the board believes that approval of the proposed amendment to the Employee Plan is in the best interests of the Company and its shareholders.

     As of July 31, 2010, approximately 1,227,638 shares remain available for purchases under the Employee Plan. It is expected that a significant portion of those shares will be applied to share purchases that will occur automatically upon the close of the Offering Periods (as defined below) on October 31, 2010 and April 30, 2011. Accordingly, if this Proposal is not approved by shareholders, the Plan may need to be terminated because the number of shares remaining available will be insufficient. The board believes that the Employee Plan has been of substantial benefit to the Company and its shareholders and that termination of the Plan would deprive the Company of a valuable employee incentive. For this reason, the board recommends a vote FOR the adoption of the amendment to the Employee Plan to increase by 1,300,000 the number of shares of common stock available for future purchases by employees under the Plan. The 5,300,000 shares previously authorized for the Plan have been sufficient to cover purchases under the Plan from its adoption in June 1999 to date.

Eligibility

     The Employee Plan is open to most employees of the Company and of subsidiaries of the Company that adopt the Plan with the Company’s approval. An employee who is generally employed at least 20 hours per week is eligible to participate in the Plan on the earlier of the November 1 or May 1 on or after which the employee has completed six consecutive months of employment with the Company or a subsidiary. No employee who has received a hardship distribution from the 401(k) Plan within the preceding six months may participate in the Employee Plan. Also, with a few exceptions mandated by the Code, employees eligible to participate in the Management Plan are not eligible to participate in the Employee Plan. As of July 31, 2010, approximately 8,300 employees are currently eligible to participate in the Employee Plan, none of whom is an executive officer of the Company.

Payroll Deductions

     Under the Employee Plan, options to purchase shares of common stock are offered to each eligible participating employee through a continuous series of six-month offerings, each beginning on a November 1 or May 1 and terminating on the following April 30 or October 31 (“Offering Periods”). On the first day of each Offering Period, each participant in the Plan is granted, by operation of the Plan, an option to purchase as many shares of common stock, including fractional shares, as can be purchased with payroll deductions credited to the participant’s account during that six-month Offering Period.

     An eligible employee who elects to participate not later than 15 days before the beginning of a six-month Offering Period may elect to have any amount deducted from the “compensation” (as defined below) which he or she is entitled to receive on each payday, to purchase shares under the Employee Plan, subject to the limits discussed below. “Compensation” is defined under the Plan to mean the employee’s gross base salary for a pay period, not including overtime, incentive compensation, bonuses, shift differentials, expense reimbursements, disability pay and other extraordinary compensation that may be paid to the employee. All payroll deductions are credited to a bookkeeping account maintained by the Company for the employee. After an Offering Period closes, the amount accumulated to the credit of each employee is applied to the purchase of shares of common stock at the share purchase price determined as set forth below under “Option Exercise.” The shares purchased, including a credit for any fractional share, are credited to a brokerage account established for each participant with Fidelity Investments or such other broker as the administrative committee of the Employee Plan may select.

Grants of Options

     An employee who has elected to participate in the Plan is automatically granted an option to purchase the number of shares that can be purchased with the amount of payroll deductions accumulated in his or her account during each Offering Period, subject to the limits discussed below. All options are fully vested when granted.

Option Exercise

     All options are automatically exercised as of the end of each six-month Offering Period. The share purchase price is 85% of the lower of the fair market value of a share of common stock on (a) the first trading day of an Offering Period, and (b) the last trading day of that Offering Period. Shares purchased upon exercise of an option are credited to the employee’s brokerage account. No brokerage commissions are payable by employees in connection with their exercise of options. Employees will be responsible for the payment of brokerage commissions on any sale of shares acquired under the Plan.

Limitations on Options

     The Plan as in effect prior to the July 2010 amendment provided for the sale of a maximum of 5,300,000 shares, subject to adjustment for stock splits and other capital changes affecting the common stock. On July 15, 2010, the board amended the Plan, subject to shareholder approval, to authorize the sale up to an additional 1,300,000 shares.

     No employee may purchase more than 1,500 shares in any Offering Period. Furthermore, no employee may be granted an option if, immediately after the grant, his or her rights to purchase common stock under options granted pursuant to the Plan would accrue at a rate that would permit the purchase of shares having a fair market value of more than $25,000 (determined at the time the option is granted) for each calendar year in which such options are outstanding.

Share Issuance

     An employee may elect to take delivery of shares of common stock which are in his or her brokerage account at any time, and may sell such shares subject only to compliance with any applicable federal or state securities laws. The employee will have all ownership rights with respect to shares credited to his or her brokerage account, including the right to direct the vote of such shares. Dividends or distributions that may be declared in respect of the shares in the employee’s account can be reinvested in additional shares at the election of the employee. By enrolling in the Employee Plan, the employee agrees to notify the Company of any sale or other disposition of common stock acquired by the employee under the Employee Plan occurring within 18 months of the date his or her options are exercised.

Reduction, Termination or Suspension

     An employee may decrease the rate of his or her payroll deductions or stop deductions entirely during an Offering Period by notifying the Company. If so, whatever payroll deductions have accumulated at the end of the Offering Period will be used to purchase shares. If the employee ceases to be employed by the Company or any subsidiary for any reason, the sum of all payroll deductions then credited to the employee, but not yet used to purchase shares, will be refunded. If during an Offering Period an employee experiences a “hardship” as defined in the 401(k) Plan, the employee may request a full refund of all amounts then credited to his or her account. In the event of an employee’s death, all accumulated payroll deductions held for the employee will be paid to the employee’s designated beneficiary, or if the employee has not named a beneficiary, to his or her spouse, or if the employee is not married, to his or her estate.

Change in Control and Changes in Capitalization

     If a change in control of the Company (as defined in the Plan) should occur, the compensation committee will shorten the Offering Period then in effect and establish a new option exercise date before the date of any proposed sale or merger. An employee’s options will be automatically exercised as of the new exercise date. The number of shares covered by each unexercised option under the Plan will be adjusted, as directed by the committee, to reflect any stock split, reverse stock split, stock dividend, combination or reclassification of shares.

Additional Information Concerning the Employee Plan

     The Employee Plan is administered by a committee appointed by the board. The board may amend or terminate the Plan at any time, but no amendment or termination of the Plan may adversely affect any employee’s rights with respect to any options previously granted. Certain amendments, including an amendment increasing the number of shares covered by the Plan, require shareholder approval.

Federal Income Tax Considerations

     The tax considerations described in this section apply only to employees participating in the Plan who are subject to U.S. federal income tax. The Employee Plan is intended to qualify as an “employee stock purchase plan” within the meaning of Section 423 of the Code, and is construed in a manner consistent with that section of the Code. If the Plan so qualifies, the amount that an employee contributes under the Plan through payroll deductions will be subject to tax as ordinary income for federal income tax purposes in the year in which such amounts otherwise would have been paid to the employee. In general, an employee will not be subject to tax upon the grant or exercise of an option under the Employee Plan, but an employee will be subject to tax with respect to shares acquired through the exercise of an option granted under the Plan when the employee disposes of the shares so acquired.

     The federal income tax consequences of a disposition of shares of common stock acquired under the Employee Plan depends on whether or not the disposition is treated as a disqualifying disposition. A disposition is treated as a disqualifying disposition if the acquired shares are disposed of (other than in a transfer occurring by reason of death) within two years after the date of the grant of the option or within one year after the acquisition of such shares pursuant to the exercise of the option.

     If any shares of common stock acquired pursuant to the exercise of an option granted under the Plan are disposed of in a disposition that is not a disqualifying disposition, an amount equal to the lesser of (a) the excess of the fair market value of the shares at the time of their disposition over the price paid for such shares under the option, or (b) the excess of the fair market value of the shares on the date of grant of such option over the price the employee would have paid for such shares if the option were exercisable, and had been exercised, by the employee on the date of grant, will be subject to tax as ordinary income in the year of such disposition. The employee will also recognize long-term capital gain, or long-term capital loss, upon such disposition of the shares, to the extent that the amount realized upon the disposition exceeds, or is less than, the sum of the price paid for the shares under the option plus the amount of ordinary income recognized by the employee upon the disposition of such shares, as described in the preceding sentence.

     If any shares of common stock acquired pursuant to the exercise of an option granted under the Employee Plan are disposed of in a disqualifying disposition, the excess of the fair market value of such shares at the date of exercise of the option over the price paid for the shares under the option will be subject to tax as ordinary income in the year of the disposition. The employee also will recognize capital gain or loss upon such disposition of the shares, to the extent that the amount realized upon the disposition exceeds, or is less than, the sum of the price paid for the shares under the option plus the amount of ordinary income recognized by the employee upon the disposition of such shares, as described in the preceding sentence. The capital gain or loss so recognized will be long-term if the employee has held the shares for more than one year, and will be short-term otherwise.

     The Company is not allowed an income tax deduction with respect to the grant of any option, the issuance of any shares of common stock pursuant to the Employee Plan or the disposition of any acquired shares if the disposition is not a disqualifying disposition. However, if an employee disposes of the acquired shares in a disqualifying disposition, the Company may receive an income tax deduction in the year of such disposition in an amount equal to the amount constituting ordinary income to the employee.

Shares Issued Under the Employee Plan

     The following table sets forth information with respect to shares of common stock purchased under the Employee Plan in the two most recently completed six-month Offering Periods, which terminated on October 31, 2009 and April 30, 2010. As noted above, no executive officers are eligible to participate in the Employee Plan.

Offering Period Ended October 31, 2009:
Employee contributions (2,198 employees as a group)	$7,064,117
No. of shares purchased	$319,268
Purchase price per share	$22.13
Closing price of a share of common stock on October 31, 2009	$31.74

Offering Period Ended April 30, 2010:
Employee contributions (2,292 employees as a group)	$8,156,319
No. of shares purchased	299,771
Purchase price per share	$27.21
Closing price of a share of Common Stock on April 30, 2010	$38.99

     On September 21, 2010, the closing price of a share of common stock as reported in the NYSE Composite Transactions was $41.21.

PROPOSAL 5—APPROVAL OF AN AMENDMENT TO THE MANAGEMENT STOCK PURCHASE PLAN

The board unanimously recommends a vote FOR the
approval of an amendment to the Management Plan
increasing the number of shares of common stock available for purchase under the plan.

     The shareholders will be asked at the meeting to vote on a proposal to approve an amendment to the Management Plan. The board, acting by its compensation committee, adopted the Management Plan on June 29, 1999, subject to shareholder approval, and amended the Management Plan effective October 1, 1999, October 16, 2003 and September 22, 2008. The Company’s shareholders approved the Management Plan so amended at their Annual Meetings held on November 17, 1999, November 19, 2003 and November 19, 2008. The compensation committee made subsequent amendments to the Management Plan that did not require shareholder approval.

     The Management Plan was amended on July 16, 2009 with shareholder approval on November 18, 2009 to increase the number of shares available under the Plan. On July 14, 2010, the compensation committee further amended the Management Plan as described below in this section, subject to shareholder approval at the meeting. A copy of the amended Management Plan is attached as Appendix C. To request a separate copy, please contact the Company’s vice president, investor relations and corporate communications, at the address or fax number provided under “Annual Reports and Other Materials” below.

     The Management Plan as in effect prior to the July 14, 2010 amendment provided that a maximum of 3,150,000 shares of common stock could be distributed under the Management Plan, subject to adjustment for stock splits and other capital changes affecting the common stock. On July 14, 2010 the compensation committee amended the Management Plan, subject to shareholder approval, to authorize the distribution of up to an additional 650,000 shares of common stock under the Management Plan. No units to acquire any of the 650,000 additional shares will be credited under the Management Plan unless and until this Proposal 5 is approved by the shareholders.

     The purpose of the Management Plan is to encourage key employees of the Company and its subsidiaries to increase their ownership of common stock. To achieve this purpose, the Management Plan:
  provides key employees with a number of ways to allocate portions of their cash compensation to purchase restricted units, each representing the right to receive one share of common stock after vesting (“restricted units” or “units”), provides for the allocation of additional units to key employees to match all units they purchase, and permits the compensation committee to issue one-time bonus grants of units to key employees at the time of their entry into the Management Plan.
     Plan participants who are U.S. taxpayers will not realize income for federal income tax purposes when restricted units are credited to their plan accounts. Instead, a participant realizes taxable income only when his or her units vest (see “Vesting of Restricted Units” below) and shares of common stock are issued to the participant in settlement of his or her vested units. Subject to certain conditions (see “Deferral Provisions” below), the Management Plan also allows participants to defer their receipt of common stock when their units vest and thereby further defer their realization of income for federal income tax purposes. See “Federal Income Tax Considerations” below.

     The board believes that substantial benefits accrue to the Company from the Management Plan:
  The Management Plan encourages management personnel to elect to receive all or part of their annual bonuses in the form of restricted units, and to acquire additional units without brokerage commissions through either pre-tax payroll deductions from base salary or after-tax lump sum payments. In this way, senior management invests in the future performance of the Company and their interests in the Company are aligned more closely with the proprietary interests of its shareholders,

  The Management Plan assists senior management in reaching their target ownership levels set in the Company’s common stock ownership guidelines (see “Compensation Discussion and Analysis — Equity-Based Compensation — Common Stock Ownership Guidelines” above), and

  Since the value of the units represented by Company contributions (Initial Award Units and Matching Units), and the benefits of any appreciation in the common stock underlying the units, will generally not be assured to the participant unless he or she is still a Company employee on the date on which the units vest (generally four years from the date of issuance of the units), the Management Plan encourages talented management personnel to remain in the employ of the Company or one of its subsidiaries.
     On July 31, 2010, only 682,381 shares remained available for future issuance of units under the Management Plan. Accordingly, if this Proposal 5 is not approved by shareholders, the Management Plan will have to be terminated with respect to all future purchases of units by Management Plan participants beyond the remaining share amount other than purchases already subscribed for. The board believes that the Management Plan has been of substantial benefit to the Company and its shareholders and that termination of the Management Plan would deprive the Company of a valuable management tool. For this reason, the board recommends a vote FOR the adoption of the amendment to the Management Plan to increase by 650,000 the number of shares of common stock available for the grant of restricted units under the Management Plan. The 3,150,000 shares authorized for the Management Plan have been sufficient to cover units purchased for the 12 fiscal years 1999 through 2010.

Administration of the Management Plan

     The Management Plan is administered jointly by the compensation committee and by a committee of plan administrators (the “Plan Administrators”) comprised of the chief executive officer of the Company and such other officers of the Company as the chief executive officer chooses, to serve at his pleasure.

Eligibility

     The Management Plan is open to those members of management and other key employees of the Company and its subsidiaries who are expected to make significant contributions to the success of the Company. The compensation committee selects such persons who will be eligible to participate, upon the recommendation of the Company’s chief executive officer (“Eligible Employees”). A Plan Year is each 12-month period beginning on August 1 of each year and ending on the following July 31. As of July 31, 2010, approximately 84 persons are Eligible Employees under the Management Plan. Once a person has been selected as an Eligible Employee for any Plan Year, he or she continues as such for subsequent Plan Years unless the compensation committee elects to terminate such person’s eligibility.

Purchases of Restricted Units with Eligible Employees’ Contributions

     Bonus Units

     The Management Plan allows Eligible Employees to elect to receive all or any part of their bonus compensation with respect to any Plan Year in the form of restricted units rather than in cash (“Bonus Units”). Cash bonus compensation can be paid in one or two installments, the first generally on a date in September and the second, if any, on a date in January (“Bonus Payment Dates”). Bonus Units are credited to the accounts of electing Eligible Employees each Plan Year on the first Bonus Payment Date. The value of a Bonus Unit is the closing price of a share of the Common Stock as reported in NYSE Composite Transactions on the first Bonus Payment Date for such bonus.

     Base Salary Units

     The Management Plan also allows an Eligible Employee to elect to receive up to 50% of his or her base salary for each Plan Year in the form of restricted units instead of in cash (“Base Salary Units”). Base Salary Units are purchased with deductions from the regular salary payments of Eligible Employees for each pay period, on a pre-tax basis. The amounts thus deducted are applied to the purchase of Base Salary Units twice in each Plan Year, as of January 31 and July 31. The cost of a Base Salary Unit is the closing price of a share of common stock on the date on which the Unit is credited to the employee’s account — as of January 31 or July 31 as the case may be or, if such date is not a day on which the New York Stock Exchange is open for business (a “trading day”), then on the next trading day.

     Cash Payment Units

     To the extent that an Eligible Employee has not elected to have 100% of his or her bonus compensation and 50% of his or her base salary paid in the form of Bonus Units and Base Salary Units in any Plan Year, the Eligible Employee may elect to make cash purchases of additional Units on an after-tax basis (“Cash Payment Units”). Cash Payment Units are credited each Plan Year on the eighth day following the first Bonus Payment Date or January 31 with respect to cash payments received by the Company within seven days following such dates. The cost of a Cash Payment Unit is the closing price of a share of common stock on the date the unit is credited to the employee’s account (or if such date is not a trading day, on the next trading day).

Grants of Restricted Units by the Company

     Initial Award Units

     When the compensation committee first selects a person to be an Eligible Employee, it may in its sole discretion designate a number of restricted units as an award to such Eligible Employee (“Initial Award Units”). Each Eligible Employee may receive Initial Award Units only with respect to the first Plan Year during which he or she is a participant, not for any subsequent Plan Year.

     Matching Units

     To encourage Eligible Employees to participate in the Management Plan, the Management Plan automatically credits additional units to each Eligible Employee who purchases Bonus Units, Base Salary Units and/or Cash Payment Units (“Matching Restricted Units”). For every Bonus Unit, Base Salary Unit and Cash Payment Unit credited to the account of an Eligible Employee, the Management Plan will credit him or her with one Matching Restricted Unit.

     Dividend Equivalent Units

     An Eligible Employee is also credited with additional units as of each date on which a dividend is paid on the common stock (“Dividend Equivalent Units”). The number of Dividend Equivalent Units credited to an Eligible Employee on any dividend payment date will be determined by multiplying the number of units that he or she owns on such dividend payment date by the per-share dollar amount of the dividend paid on such date, and then dividing the resulting amount by the closing price of a share of common stock on such dividend payment date. If an Eligible Employee forfeits units as discussed below, he or she will also forfeit any Dividend Equivalent Units credited in respect of the forfeited units.

Vesting of Restricted Units

     Provided a holder of units is then still employed by the Company, his or her units will vest 100% on the fourth anniversary of the date on which the units were credited to the holder. Dividend Equivalent Units will vest on the same dates as the units to which they pertain.

     The holder of a unit will receive a share of unrestricted common stock, or a cash payment for any fractional unit, promptly following the vesting of such unit unless the holder has previously elected to defer receipt. See “Deferral Provisions” below.

     If during the vesting period a holder of units voluntarily terminates his or her employment (other than retirement after age 62), or the holder’s employer (the Company or a subsidiary) terminates the holder’s employment for cause, such holder will forfeit the Initial Award Units and Matching Units contributed by the Company (and Dividend Equivalent Units earned thereon) and will receive a number of shares of common stock for his or her Bonus Units, Base Salary Units and Cash Payment Units (and Dividend Equivalent Units earned thereon) determined by taking the lesser of the aggregate market value of the common stock underlying all such units, with the market value of each share being the closing price of a share of common stock on the date when the corresponding unit was credited to the holder’s Plan account, and aggregate market value of the common stock underlying all such units on the date on which the holder’s employment terminated, based on the closing price of a share of common stock on that date, and dividing such aggregate market value by the closing price of a share of common stock on the date on which the holder’s employment terminated. In effect, the aggregate value of the shares of common stock such holder receives upon such termination will not reflect any increase in the market price of the common stock during the period of the holder’s employment when his or her units were outstanding, but will reflect any decrease in the market price of the common stock during such period.

     If during the vesting period a unitholder’s employer (the Company or a subsidiary) terminates his or her employment without cause for any reason, or the holder retires after reaching 62 years of age,
  100% of his or her Bonus Units, Base Salary Units and Cash Payment Units (and Dividend Equivalent Units earned thereon) will vest, and his or her Initial Award Units and Matching Units contributed by the Company (and Dividend Equivalent Units earned thereon) will vest on a pro rata basis based on the number of months (rounded up to the nearest whole number) that he or she was an employee of the Company or a subsidiary during the four-year vesting period.
     Initial Award Units and Matching Units which do not vest in accordance with the preceding sentence (and Dividend Equivalent Units earned thereon) will be forfeited.

     If during the vesting period a holder of units dies, or becomes disabled as defined under the plan all units credited to such holder’s account, including Initial Award Units and Matching Units and Dividend Equivalent Units earned thereon, will vest and the number of shares of common stock represented by such units will be distributed to the holder or, in the event of his or her death, to the holder’s designated beneficiaries.

     If there is a “Change in Control” of the Company (as defined in the Management Plan), then, unless the board as constituted prior to the occurrence of such Change in Control has decided otherwise, all units then issued, including Initial Award Units, Matching Units and Dividend Equivalent units earned thereon, will vest and the number of shares of common stock represented by such units will be distributed to all holders in accordance with the terms of the Management Plan.

Deferral Provisions

     A holder of units may, while still an employee of the Company or any of its subsidiaries, elect to defer his or her receipt of common stock in payment for vested units until the first business day of any of the following:

(1)	the fifth calendar year following the calendar year in which the vesting date for such units occurs, or any later calendar month, or

(2)	the later of the calendar year following the date on which the holder’s employment with the Company or any of its subsidiaries terminates for any reason or the calendar month following the fifth calendar year in which the vesting date for such units occurs, or

(3)	the earlier of (1) or (2) above.

     A holder may elect to defer receipt of all or any part of the shares covered by units which will vest on a particular vesting date. At the time that a holder makes his or her election, he or she must choose one of the alternatives set forth in items (1), (2), or (3) above.

     A deferral election under the Management Plan is irrevocable and must be made in writing at least one year before the vesting date of the units to be deferred. However, in certain limited circumstances, a holder of units may receive common stock in payment of deferred vested units before the date fixed in his or her deferral election, if the holder makes a request to the Plan Administrators and they determine, in their sole discretion, that early payment is necessary to help such holder meet an “unforeseeable emergency” as defined in regulations of the Internal Revenue Service.

     A unitholder’s deferral election will not be effective if, within 12 months before the vesting date of the units to be deferred, he or she received a hardship withdrawal under the 401(k) Plan.

     Deferred vested units will continue to earn Dividend Equivalent Units.

Additional Information Concerning the Management Plan

     Restricted units are not transferable and confer upon their holders none of the voting and other rights of the Company’s shareholders. The Management Plan states that a “Participant shall have the status of a general unsecured creditor of [Pall] Corporation with respect to his or her right to receive any payment under the Management Plan. The Management Plan shall constitute a mere promise by the Corporation… to make payments in the future of the benefits provided for herein.”

     Up to 3,150,000 shares of common stock may be distributed under the Management Plan as now in effect, subject to adjustment for stock splits and other capital changes affecting the common stock. If shareholders approve the proposed amendment to the Management Plan (this Proposal 5), the number of shares distributable under the Management Plan from its inception will be increased to 3,800,000. Almost all of the 3,150,000 shares of common stock previously reserved for the Management Plan have been issued upon the vesting of units or reserved for units purchased or subscribed for prior to the date hereof. Accordingly, the additional 650,000 shares which will become available if this Proposal 5 is approved by shareholders will be utilized for units purchased by Plan participants with fiscal year 2010 bonuses, with base salaries and bonuses for fiscal year 2011 and subsequent years and with participants’ after-tax dollars (and for related Matching and Dividend Equivalent Units).

     The board may amend or terminate the Management Plan at any time with prospective or retroactive effect, but no amendment or termination may adversely affect any unitholder’s rights with respect to any units previously credited to his or her account, except with the written consent of such holder. However, any amendment increasing the number of shares of common stock available for the Management Plan can be effective only upon approval by shareholders.

Federal Income Tax Considerations

     In general, a holder of units who is a U.S. taxpayer will realize ordinary income upon receiving common stock pursuant to the Management Plan. The amount of ordinary income will equal the fair market value of the common stock at the time of receipt, less the amount, if any, the holder previously paid for such units by direct cash contribution (i.e., with after-tax dollars in the case of Cash Payment Units).

     The Management Plan is intended to comply with Section 409A of the Code, which provides rules with respect to employee elections as to payouts of stock under the Management Plan, and provides, among other things, that certain payouts to specified employees under the Management Plan be delayed six months. Any violation of Section 409A could cause vested deferred amounts to be included in the income of the participant immediately, and a 20% penalty tax to be assessed on those amounts. All necessary amendments to the Management Plan were made prior to the December 31, 2008 deadline and did not require shareholder approval.

     A participant who receives any accelerated vesting of restricted units in connection with a Change in Control might be deemed to have received an “excess parachute payment” under the Code. In such cases, the participant may be subject to an excise tax and the Company may be denied a tax deduction.

     If a person subsequently sells any common stock he or she acquired under the Management Plan, such person will realize capital gain (or loss) to the extent the sales price exceeds (or is less than) the fair market value of the shares on the day he or she received the shares. The capital gain (or loss) will be long-term if the person holds the shares for more than one year, and will be short-term otherwise.

     Subject to applicable limitations, the Company is allowed a deduction at the time of each payment of common stock under the Management Plan, in an amount equal to the amount includible in the holder’s income. Section 162(m) of the Code generally does not allow publicly-held companies to obtain tax deductions for compensation of more than $1 million paid in any year to any of the chief executive officer or three most highly paid executive officers (other than the chief financial officer) of the Company (each, a “covered person”) unless the compensation is “performance-based.” Bonus Units under the Management Plan may be performance-based where the bonus qualifies as performance-based. Section 162(m) requires that the general business criteria of any performance goals that are established by the compensation committee be approved and periodically reapproved by stockholders in order for such awards to be considered performance-based and deductible by the Company. Generally, the performance goals must be established before the beginning of the relevant performance period. Furthermore, satisfaction of any performance goals during the relevant performance period must be certified by the compensation committee.

     On September 21, 2010, the closing price of a share of common stock as reported in the NYSE Composite Transactions was $41.21.

ANNUAL REPORTS AND OTHER MATERIALS

     Copies of the Company’s Annual Report on Form 10-K for fiscal year 2010, including the consolidated financial statements and footnotes, a financial schedule and a list of exhibits (all as filed with the SEC) is being furnished with this proxy statement to shareholders of record on the record date for the meeting.

     The Company is delivering only one copy of these materials to multiple shareholders sharing an address, unless the Company has received contrary instructions from one or more of the shareholders. Upon an oral or written request, the Company will promptly deliver a separate copy of these materials to a shareholder at a shared address to which a single copy was delivered. If you are receiving multiple copies of the proxy materials where multiple shareholders reside and would prefer to receive a single copy, please contact the vice president, investor relations and corporate communications at the address in the paragraph below.

     To request a separate copy of the Company’s Annual Report on Form 10-K for fiscal year 2010, exhibits to such Annual Report and/or this proxy statement, or to alter your preferences for future Company mailings (including proxy materials), please contact the Company vice president, investor relations and corporate communications, via telephone at 1-800-645-6532 or send your request to Pall Corporation’s corporate headquarters at 25 Harbor Park Drive, Port Washington, New York 11050, fax 516-801-9754, attention: vice president, investor relations and corporate communications. The Company reserves the right to charge a reasonable fee for exhibits.

     The Company’s Annual Report on Form 10-K (including exhibits) for fiscal year 2010 and this proxy statement are available on the Company’s website, at www.pall.com/ar10, can be requested (without charge) from the Company via telephone at 1-800-645-6532, and are also available on the SEC’s website at www.sec.gov.

     Copies of the Company’s corporate governance policy, codes of conduct, board committee charters and director independence standards are also available on the Company’s website, at www.pall.com/investor.asp (under the “Corporate Governance” tab), or will be furnished upon written request to the corporate secretary, Pall Corporation, 25 Harbor Park Drive, Port Washington, New York 11050, fax: 516-801-9780.

SHAREHOLDER PROPOSALS FOR 2011
ANNUAL MEETING OF SHAREHOLDERS

Requirements for Shareholder Proposals to be Considered for Inclusion in the Company’s Proxy Materials

     Shareholders may submit proposals on matters appropriate for shareholder action at meetings of the Company shareholders in accordance with Rule 14a-8 promulgated under the Exchange Act. For such proposals to be included in the Company’s proxy materials relating to its 2011 Annual Meeting of Shareholders, all applicable requirements of Rule 14a-8 must be satisfied and such proposals must comply with the notice and other requirements of the Company’s By-Laws. Such proposals should be delivered no later than July 13, 2011 to the corporate secretary, Pall Corporation, 25 Harbor Park Drive, Port Washington, New York 11050.

Requirements for Shareholder Proposals to be Brought Before the Annual Meeting

     The Company’s By-Laws provide that for shareholder nominations to the board or other proposals to be considered at an annual meeting of shareholders, the shareholder must have given timely notice thereof in writing to the Company corporate secretary not less than 90 nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting of shareholders. For the 2011 Annual Meeting of Shareholders, notice must be given after August 17, 2011 and prior to September 16, 2011. However, in the event that the annual meeting is called for a date that is not within 30 days of the date on which the preceding year’s annual meeting of shareholders was held – that is, with respect to the 2011 Annual Meeting of Shareholders, between November 15, 2011 and January 14, 2012 – to be timely, notice by the shareholder must be so received not later than the close of business on the later of the 90th day prior to the date of the meeting and the tenth day following the date on which notice of the meeting is mailed or a public announcement of the date of the meeting is first made by the Company. In no event will the public announcement of an adjournment of an annual meeting of shareholders commence a new time period for the giving of a shareholder’s notice as provided above. A shareholder’s notice to the corporate secretary must set forth the information required by the Company’s By-Laws with respect to each matter the shareholder proposes to bring before the annual meeting.

     In addition, the proxy solicited by the board for the 2011 Annual Meeting of Shareholders will confer discretionary authority to vote on (a) any proposal presented by a shareholder at that meeting for which the Company has not been provided with notice in a timely manner in accordance with the notice requirements of the Company’s By-Laws, and (b) any proposal made in accordance with the By-Law provisions, if the 2011 proxy statement briefly describes the matter and how management’s proxy holders intend to vote on it, if the shareholder does not comply with the requirements of Rule 14a-8(b)(2) under the Exchange Act.

     The chairman of the meeting may refuse to allow the transaction of any business, or to acknowledge the nomination of any person, not made in compliance with the foregoing procedures.

INFORMATION ABOUT ADMISSION TO THE
ANNUAL MEETING OF SHAREHOLDERS

     Either an admission ticket or proof of ownership of Company common stock, as well as a form of personal photo identification, must be presented in order to be admitted to the meeting.

     You voted shares registered in your name by mail: If your shares are registered in your name and you received proxy materials by mail, your admission ticket is attached to your proxy card. If you plan to attend the meeting, please vote your proxy but keep the admission ticket and bring it with you to the meeting.

     You voted shares registered in your name via the internet: If your shares are registered in your name and you received proxy materials electronically via the internet, you will need to print an admission ticket after you vote by clicking on the “Submit” button at the bottom of the screen that provides a summary of your vote. Then click “To print an Admission Ticket for the meeting” on the next screen to print your ticket.

     Your shares are held beneficially in the name of a bank, broker or other holder of record: If your shares are held beneficially in the name of a bank, broker or other holder of record, you must present proof of your ownership of Company common stock, such as the most recent bank or brokerage account statement, to be admitted to the meeting.

No cameras, recording equipment or other electronic devices will be permitted in the meeting.

To obtain directions to the annual meeting of shareholders at the Long Island Marriott Hotel and Conference Center, visit the Hotel’s web site at http://www.marriott.com/hotels/maps/travel/nycli-long-island-marriott-hotel-and-conference-center or contact the Hotel via telephone at (516) 794-3800.

APPENDIX A

PALL CORPORATION

BY-LAWS

(as amended through December 15, 2010)

ARTICLE I

Offices

     Section 1.01 Offices. The principal office of the corporation shall be as stated in the certificate of incorporation. The corporation may also have offices and places of business at such other places within and without the State of New York as the board of directors may from time to time determine.

ARTICLE II

Shareholders

     Section 2.01 Annual Meeting. The annual meeting of the shareholders for the election of directors (and the transaction of such other business as may properly come before it) shall be held on such date within six months after the end of each fiscal year of the corporation or as the board of directors may from time to time otherwise determine, and at such time and place within the State of New York, as are fixed by resolution of the board of directors and stated in the notice of meeting.

     Section 2.02 Special Meetings. Special meetings of the shareholders for any purpose or purposes may be called by the president (or, in case of the absence or disability of the president, by any vice president) and must be called by him on the written request of a majority of the directors in office or of the holders of 50% of the shares then outstanding and entitled to vote. Such request shall state the date and hour, the place within the City of Glen Cove or the City of New York, and the purpose or purposes of the meeting, and must be delivered or mailed to the president or such vice president not later than fifteen days prior to the proposed date of the meeting.

     Section 2.03 Notice of Meetings. Written or, as and to the extent permitted by applicable law, electronic notice of each meeting of shareholders, stating the purpose or purposes for which the meeting is called and the date and hour when and the place within the State of New York where it is to be held, shall be sent to each shareholder of record entitled to vote at such meeting not less than ten nor more than sixty days before the meeting, directed to his, her or its address as it appears on the books of the corporation, but if a shareholder shall have requested that notice be sent to another address in a writing previously filed with the secretary, then to such address. If transmitted electronically, such notice shall be directed to the email address that the shareholder or his, her or its representative previously supplied to the secretary in writing. Except as required by statute, notice of any adjourned meeting shall not be required.

     Section 2.04 Quorum. At any meeting of the shareholders, the holders of a majority of the shares entitled to vote then issued and outstanding, present in person or represented by proxy, shall constitute a quorum except as otherwise provided by law or by the certificate of incorporation. A lesser interest may adjourn any meeting from time to time, and the meeting may be held as adjourned without further notice. When a quorum is present or represented at any meeting, a majority of the stock represented thereat shall, except where a larger vote is required by law, by the certificate of incorporation or by these by-laws, decide any question brought before such meeting.

     Section 2.05 Proxies and Voting.

     (a) Each shareholder of record shall be entitled to one vote for each share of stock registered in the name of such shareholder on the books of the corporation, and such votes may be cast either in person or by proxy.

     (b) Except as otherwise expressly provided herein, proxies and voting, excluding the election of directors which elections shall be governed by paragraph (c) of this Section 2.05, shall be governed by the provisions of the New York Business Corporation Law to the extent not inconsistent with any provisions of federal law which preempt state law or the requirements of any national securities exchange on which the corporation's common stock is listed

     (c) Each director shall be elected by the vote of the majority of the votes cast with respect to that director’s election; provided, however, that directors shall be elected by a plurality of the votes cast at any meeting of shareholders for which (i) the secretary of the corporation receives one or more notices that a shareholder (or group of shareholders) has nominated a person for election to the board of directors in compliance with the advance notice requirements for shareholder nominees for director set forth in Section 2.07(a) of these by-laws; and (ii) all such nominations have not been withdrawn by such shareholder(s) on or before the 10th day before the corporation first mails to shareholders its notice of such meeting. For purposes of this Section, a “majority of the votes cast” means that the number of shares cast “for” a director must exceed the number of votes cast “against” such director.

     Section 2.06 Inspectors of Election. Elections of directors shall be conducted by two inspectors of election, neither of whom shall be a candidate for the office of director, appointed either by the chief executive officer or, if he fails to appoint, by a per capita vote of the shareholders personally present at the election. The inspectors, before entering on the discharge of their duties, shall be sworn faithfully to execute the duties of inspectors with strict impartiality and according to the best of their ability, and shall execute a written certificate of the results of the election.

     Section 2.07 Notice of Shareholder Business and Nominations.

     (a) Annual Meetings of Shareholders.

     (i) Nominations of persons for election to the board of directors and the proposal of business to be considered by shareholders may be made at an annual meeting of shareholders (A) pursuant to the corporation’s notice of the meeting; (B) by or at the direction of the board of directors; or (C) by any shareholder of the corporation who (1) was a shareholder of record at the time of giving of notice provided for in this Section and at the time of the annual meeting; (2) is entitled to vote at the meeting; and (3) complies with the procedures set forth herein.

     (ii) For nominations or other business to be properly brought before an annual meeting by a shareholder pursuant to subsection (a)(i)(C) of this Section (whether or not such nominations or other business are proposed pursuant to Regulation 14A under the Securities and Exchange Act of 1934, as amended (the “Exchange Act”)), the shareholder must have given timely notice thereof in writing to the secretary of the corporation and such other business must otherwise be a proper matter for shareholder action. To be timely, a shareholder’s notice shall be received by the secretary of the corporation at the principal executive offices of the corporation not earlier than the close of business on the 120th day and not later than the close of business on the 90th day prior to the first anniversary of the preceding year’s annual meeting; provided, however, that if no annual meeting was held in the preceding year or if the date of the applicable annual meeting has been changed by more than 30 days from the date of the preceding year’s annual meeting, notice by the shareholder to be timely must be received by the secretary of the corporation not later than the close of business on the later of the 90th day prior to such annual meeting and the 10th day following the day on which notice of the annual meeting was mailed or a public announcement of the date of such meeting was first made by the corporation. To be in proper form, a shareholder’s notice to the secretary of the corporation must:

     (A) set forth, as to the shareholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (1) the name and address of such shareholder as it appears on the books and records of the corporation and of such beneficial owner; (2) the number of shares of common stock of the corporation that are owned beneficially and of record as of the date of such notice by such shareholder and such beneficial owner (which information shall be supplemented by such shareholder, as of the record date for such meeting, by notice received by the secretary of the corporation not later than 10 days after such record date); (3) any material interest of such shareholder or beneficial owner in such nomination or proposal; (4) a description of all agreements or other arrangements or understandings between such shareholder, the beneficial owner and/or any nominee, if applicable, or any of their respective affiliates or associates, and any other person or persons (including the names of such person(s)) in connection with such nomination or proposal, including any swap or other derivative or short positions, profits interests, options, hedging transactions or borrowed or loaned shares, the effect of any of which is to mitigate loss to or manage risk of stock price changes (increases or decreases) for, or to increase or decrease the voting power of, such shareholder, beneficial owner and/or nominee, if applicable, or any of their respective affiliates or associates with respect to the shares of the corporation; (5) any other information relating to such shareholder and beneficial owner that would be required to be disclosed in a proxy statement or other filing required to be made in connection with solicitations of proxies for, as applicable, the proposal and / or the election of directors in a contested election pursuant to Section 14 of the Exchange Act and the rules and regulations thereunder (whether or not any such nomination is proposed pursuant to Regulation 14A under the Exchange Act); and (6) an undertaking by the shareholder to notify the corporation in writing of any change in the foregoing information as of the record date for such annual meeting, by notice received by the secretary of the corporation at the principal executive offices of the corporation not later than the 10th day following such record date, and thereafter by notice so given and received within two business days of any change in such information and, in any event, as of the close of business on the day preceding the meeting date.

     (B) set forth, as to each person whom the shareholder proposes to nominate for election or reelection as a director, a statement whether such person, if elected or reelected as director, intends to tender to the board of directors, promptly following such person’s election or reelection, an irrevocable resignation effective upon (1) the failure of such director to receive the required number of votes cast at the next meeting at which such director is nominated for reelection; and (2) the acceptance of such resignation by the Board;

     (C) include as to each person whom the shareholder proposes to nominate for election or reelection as a director, a written questionnaire with respect to the background and qualification of such person and any other person or entity that such person may represent (such questionnaire shall be provided by the secretary of the corporation) and a written representation and agreement (in the form provided by the secretary of the corporation) that such person (1) has no agreement or understanding with any person or entity as to how such person will act or vote on any issue or question as a director; (2) is not a party to any agreement or understanding with any person or entity other than the corporation with respect to compensation, reimbursement or indemnification in connection with service or action as a director; and (3) in such person’s individual capacity and on behalf of any person or entity for whom such person may be a representative, has complied and will comply with all applicable corporate governance, conflicts, confidentiality and stock ownership and trading policies of the corporation.

     (D) set forth, as to each person whom the shareholder proposes to nominate for election or reelection as a director all information relating to such person as may be specified from time to time in any policy of the corporation relating to the nomination (or recommendation for nomination) of directors; and

     (E) if the notice relates to any business that the shareholder proposes to bring before the meeting, other than the nomination of a director, set forth a brief description of such business, including the text of any proposal or resolutions to be proposed for consideration by shareholders and, if such business includes a proposal to amend these by-laws, the text of the proposed amendment, the reasons for conducting such business at the meeting and any material interest of such shareholder or beneficial owner in such business.

     In addition, a person shall not be eligible to be a nominee for election as a director unless that person meets the requirements for service as a director prescribed in the corporation’s Corporate Governance Policy.

     (iii) Notwithstanding anything in the second sentence of subsection (a)(ii) of this Section to the contrary, in the event that number of directors to be elected to the board of directors of the corporation is increased and there is no public announcement by the corporation naming all of the nominees for director or specifying the size of the increased board of directors at least 100 days prior to the first anniversary of the preceding year’s annual meeting, a shareholder’s notice required by these by-laws shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be received by the secretary of the corporation at the principal executive offices of the corporation not later than the close of business on the 10th day following the day on which such public announcement first made by the corporation.

     (b) Special Meetings of Shareholders. Only such business shall be conducted at a special meeting of shareholders as shall have been brought before the meeting pursuant to the corporation’s notice of meeting. Nominations of persons for election to the board of directors may be made at a special meeting of shareholders at which directors are to be elected pursuant to the corporation’s notice of meeting (i) by or at the direction of the board of directors; or (ii) provided that the board of directors has determined that directors shall be elected at such meeting, by any shareholder who (A) is a shareholder of record at the time of giving of notice provided for in this Section and at the time of the special meeting; (B) is entitled to vote at the meeting; and (C) complies with the notice procedures set forth in this Section. If the corporation calls a special meeting of shareholders for the purpose of electing one or more directors to the board of directors, any shareholder may nominate a person or persons for election to such position(s) as may be specified in the corporation’s notice of such special meeting, if the shareholder’s notice required by this Section shall be received by the secretary of the corporation at the principal executive offices of the corporation not later than the close of business on the later of the 90th day prior to such special meeting and the 10th day following the day on which public announcement is first made of the date of the special meeting.

     (c) General.

     (i) Only persons nominated in accordance with these by-laws shall be eligible to serve as directors and only such business shall be conducted at a meeting of shareholders as shall have been brought before the meeting in accordance with this Section. Except as otherwise provided by law, the certificate of incorporation or these by-laws, the chairman of any annual or special meeting shall determine all matters relating to the conduct of the meeting and any item of business or nomination determined not to be properly brought before the meeting shall not be transacted or shall be disregarded.

     (ii) If the shareholder (or a qualified representative of the shareholder) does not appear at the applicable annual or special meeting to present an item of business or nomination, such item of business shall not be transacted at such meeting, and such nomination shall be disregarded, notwithstanding that proxies in respect of such vote may have been received by the corporation. To be considered a qualified representative of the shareholder, a person must be authorized by a writing executed by such shareholder or an electronic transmission delivered by such shareholder to act for such shareholder as proxy at the meeting and such person must produce such writing or electronic transmission, or a reliable reproduction thereof, at the meeting.

     (iii) In no event shall any notice or public announcement of an adjournment or postponement of an annual or special meeting commence a new time period (or extend any time period) for the giving of a shareholder’s notice as provided in this Section.

     (iv) Notwithstanding the foregoing provisions of these by-laws, a shareholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this by-law. Nothing herein shall be deemed to affect any right of shareholders to request inclusion of proposals in the corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act.

ARTICLE III

Board of Directors

     Section 3.01 Number and Qualifications. Effective April 23, 2010, and until further action by the board of directors as hereinafter in this paragraph authorized, the number of directors of the corporation shall be twelve. The board of directors is hereby authorized to increase or decrease the number of directors at any time and from time to time by amendment of these by-laws, subject to the maximum and minimum number of directors specified in the certificate of incorporation. Each director shall be at least 18 years of age; directors need not be shareholders. An amendment of the by-laws to change the number of directors requires the vote of a majority of the entire board. As used in this paragraph, “entire board” means the total number of directors the corporation would have if there were no vacancies. No decrease in the number of directors shall shorten the term of any incumbent director. If the number of directors is increased, the additional directors may be elected by a majority of the directors in office at the time of the increase, or if not so elected prior to the next annual meeting of the shareholders, they shall be elected thereat by the shareholders.

     Section 3.02 Powers. The business of the corporation shall be managed under the direction of the board of directors, which shall have and may exercise all of the powers of the corporation except such as are expressly conferred upon the shareholders by law, by the certificate of incorporation or by these by-laws.

     Section 3.03 Regular Meetings. Regular meetings of the board of directors may be held without call or formal notice at such places either within or without the State of New York and at such times as the board may from time to time by vote determine. A regular meeting of the board of directors for the election of officers and for such other business as may come before the meeting may be held without call or formal notice immediately after, and at the same place as, the annual meeting of shareholders or any special meeting of shareholders at which a board of directors is elected.

     Section 3.04 Special Meetings. Special meetings of the board of directors may be held at any place either within or without the State of New York at any time when called by the chief executive officer or secretary or a majority of the directors, written notice of the time and place thereof having been given to each director as follows: (a) by delivering a copy of such notice to the director personally no later than the second day preceding the date of the meeting, or (b) by sending a copy of such notice addressed to the director at his or her mailing address as it appears on the books of the corporation, such notice to be sent no less than 10 days before the date of the meeting if sent by ordinary mail or no later than the third business day before the date of the meeting if sent by overnight mail or by a courier service (such as Federal Express) which guarantees next day delivery, or (c) by transmitting such notice to the director by telecopier or e-mail (to a telecopier number or e-mail address which has been furnished by him or her to the secretary of the corporation) no later than the second business day preceding the date of the meeting.

     Section 3.05 Quorum. A majority of the entire board shall constitute a quorum of the board of directors for the transaction of any business but a lesser number may adjourn any meeting. As used in the preceding sentence, “entire board” means the total number of directors which the corporation would have if there were no vacancies. A quorum of any committee shall be a majority of the members thereof except that any committee may, by unanimous action, determine that a lesser number of members (not less than half) shall constitute a quorum. A majority of the members in attendance at any meeting shall, except where a larger number is required by law, by the certificate of incorporation or by these by-laws, decide any question brought before such meeting.

     Section 3.06 Term of Office of Directors. Directors shall be elected at each annual meeting of shareholders for terms expiring at the next annual meeting of shareholders or until their successors shall be duly elected and shall qualify. If, after the effective date of these by-laws, any newly created directorships or vacancies on the board are filled by the board as provided in these by-laws, there shall be no classification of the new directors, each of whom (if nominated) shall stand for election at the next annual meeting of shareholders.

     Section 3.07 Action by the Board Without a Meeting. Any action required or permitted to be taken by the board or any committee thereof may be taken without a meeting if all members of the board or the committee consent in writing to the adoption of a resolution authorizing the action. The resolution and the written consents thereto by the members of the board or committee shall be filed with the minutes of the proceedings of the board or committee.

     Section 3.08 Participation in Meetings by Telephone. Any one or more members of the board or any committee thereof may participate in a meeting of such board or committee by means of a conference telephone or similar communications equipment allowing all persons participating in the meeting to hear each other at the same time. Participation by such means shall constitute presence in person at a meeting but the board may, by resolution, provide that directors participating in a meeting other than by being present in person shall receive lesser compensation than directors present at the meeting in person.

     Section 3.09 Board Committees. There may be an Audit Committee, a Compensation Committee, a Nominating/Governance Committee and an Executive Committee, each consisting of not less than three directors appointed by the board, each of which Committees may meet from time to time on notice to all members thereof by any member thereof. Such Committees shall keep regular minutes of their proceedings and report the same to the board.

     (a) Audit Committee. The Audit Committee shall have such powers and perform such functions as are customarily performed by audit committees of publicly owned corporations including but not limited to such powers and functions as may be prescribed by applicable rules or requirements of the Securities and Exchange Commission or other governmental regulatory body or of any stock exchange on which securities of the corporation are listed. Without limiting the generality of the preceding sentence, the Audit Committee shall have supervisory authority over the corporation’s Compliance and Ethics Program including the right to require periodic reports from the officer in charge of that Program and to make recommendations to the board and/or the chief executive officer with respect to such Program.

     (b) Compensation Committee. The Compensation Committee shall have the power and duty to fix the compensation of the Elected Officers (as defined in Section 4.01(a) (i) hereof) and to authorize and approve the making of employment contracts between the corporation and its Elected Officers and shall have such other powers and duties as may be assigned to it by resolution of the board of directors. Effective November 21, 1995, the Compensation Committee shall also have, with respect to each Stock Option Plan of the corporation, the powers and duties which, by the terms of such Plan, are delegated to and imposed upon the Committee administering such Plan, irrespective of whether the Plan denominates such Committee as the Stock Option Committee or the Compensation Committee. In addition, any Management Employee Benefit Plan (as hereinafter defined) which would otherwise require board of director approval (“otherwise” meaning by virtue of a legal requirement imposed by or arising from any source other than these by-laws) shall be within the jurisdiction of the Compensation Committee; the adoption, amendment or termination of any such plan shall require the approval of the Compensation Committee and, except as limited by Business Corporation Law § 712 or any other statutory or regulatory provision, action by the Compensation Committee shall be deemed action by the board of directors for all purposes. As used herein, the term “Management Employee Benefit Plan” shall mean any employee benefit plan or arrangement as to which Elected Officers and Operating Committee Members (as those terms are defined in Section 4.01 (a)(i) and (ii)) collectively constitute 15% or more of those eligible to participate in or under such plan or arrangement.

     (c) Nominating/Governance Committee. The Nominating/Governance Committee shall have the power and duty to develop policy on the size and composition of the board of directors and criteria for director nomination, to establish procedures for the nomination process, to identify and recommend candidates for election to the board of directors, and to evaluate participation and contribution of current board members. The Committee shall also have the power and duty to study and make recommendations to the board and/or management with respect to corporate governance issues, including (i) the organization, practices and performance of the board and its committees, including the board meeting schedule, its agenda and the information furnished to the board, and (ii) the performance of directors in both their board and any executive capacity with the corporation, as well as the corporation’s executive resources and management development and succession plans. The Committee shall also have the authority to identify, evaluate and monitor significant public policy issues, to review the corporation’s policies and practices with respect to such issues to ensure that they are consistent with its social responsibility and to recommend to the full board policies and strategies concerning such issues. The Committee shall report to the board periodically on its work and its recommendations to the board and management arising therefrom. The Committee shall also have such other powers and duties as shall be assigned to it by resolution of the board from time to time.

     (d) Executive Committee. The executive committee may consult with and advise the officers of the corporation in the management of its business and, when the board of directors is not in session, shall have all the authority of the board, except with respect to those matters as to which Section 712 of the Business Corporation Law withholds authority from any committee of the board. It may meet from time to time on notice to all by any one of their own number.

ARTICLE IV

Officers

     Section 4.01 (a) Corporate Officers and Operating Committee. (i) The officers of the corporation shall (I) be a chairman, a president, a chief operating officer, one or more group vice presidents, a secretary and a treasurer and (II) may also include one or more executive vice presidents. The officers hereinabove in this paragraph referred to (x) shall be elected annually by the board of directors at the regular meeting of the board of directors held immediately after the annual meeting of shareholders and (y) are referred to in these by-laws as the “Elected Officers.”

     (ii) There may be an Operating Committee of the corporation consisting of such officers (including Elected Officers) or other employees of the corporation or any subsidiary as are designated by the chief executive officer. Members of the Operating Committee shall serve on such Committee at the pleasure of, and may be removed from such Committee at any time by action of, the chief executive officer. The members of the Operating Committee are referred to in these by-laws as “Operating Committee Members.”

     (iii) The salaries of the Elected Officers shall be fixed by the Compensation Committee. The salaries of all other employees, including the non-corporate officers appointed pursuant to Section 4.01 (b), shall be fixed by the chief executive officer or by such other persons as may be designated by the chief executive officer. In all cases where the duties of any officer or other employee are not specifically prescribed by the by-laws or by the board of directors, such officer or other employee shall follow the orders and instructions of the chief executive officer or of such other persons as may be designated by the chief executive officer.

     (b). Appointment of Non-Corporate Vice Presidents, etc. In addition to the Elected Officers, one or more employees may be appointed by the chief executive officer as divisional or non-corporate vice presidents and as controller and one or more persons (who may but need not be employees of the corporation) as assistant secretaries, assistant treasurers and assistant controllers. The chief executive officer may at his option also include as part of the title of any such divisional or non-corporate vice president so appointed a designation which will indicate the principal position or area of responsibility of such appointee and/or the designation “senior vice president.” Persons so appointed in accordance with this paragraph (herein called “Appointed Officers”) shall report to, be under the supervision of and have such authority and duties as may be specified from time to time by the chief executive officer or by such other persons as the chief executive officer may designate. Such appointed vice presidents, assistant secretaries, assistant treasurers and assistant controllers shall not be or be deemed officers of the corporation. Each such appointment shall be in writing filed with the secretary. Such appointments shall remain in effect until terminated by the chief executive officer.

     Section 4.02 Chairman. The chairman shall be the chairman of the board of directors and the chief executive officer of the corporation. He shall have supervision of its affairs and business subject to the direction of the board of directors. The chairman shall preside at all meetings of the shareholders, of the board of directors and of the executive committee unless he shall designate another officer or director to preside at any such meeting. He shall, unless otherwise directed by the board of directors, attend in person or by substitute appointed by him, or shall execute on behalf of the corporation written instructions appointing a proxy or proxies to represent the corporation at, all meetings of the shareholders of any corporation in which the corporation shall hold any stock and may, on behalf of the corporation, in person or by substitute or by proxy, execute written waivers of notice and consents with respect to any such meetings. At all such meetings and otherwise, the chairman in person or by substitute or proxy as aforesaid, may vote the stock so held by the corporation and may execute written consents and other instruments with respect to such stock and may exercise any and all rights and powers incident to the ownership of said stock, subject however to the instructions, if any, of the board of directors. The chairman shall have custody of the treasurer’s bond, if any.

     Section 4.03 President, Chief Operating Officer and Vice Presidents. The president, the chief operating officer and the vice presidents shall assist the chairman and shall perform such duties as may be assigned to them by the chairman or by the board of directors. If at any time the chairman is unavailable (determined as set forth below), the president (or, if the president is also unavailable, the chief operating officer) shall have the powers and perform the duties of the chairman temporarily, pending and subject to any action taken by the board of directors in response to such unavailability. For purposes of the preceding sentence, the chairman or the president, as the case may be, shall be deemed to be unavailable (a) if he or she cannot be reached for a period of more than 72 hours after reasonable efforts utilizing all available means of communication or (b) if he notifies the secretary that he is incapacitated and expects such incapacity to continue for not less than 15 days.

     Anything hereinabove in this Section 4.03 to the contrary notwithstanding:

     (a) If the chairman is unavailable (determined as set forth in the preceding paragraph), the secretary, upon request by the lead or presiding independent director (if there is then a director who has been so designated) or by any three directors, shall call a special meeting of the board, on notice in accordance with Section 3.04, for the purpose of considering what actions, if any, should be taken in the light of the chairman’s unavailability.

     (b) No officer named in the preceding paragraph who is not a member of the board of directors shall succeed to any of the duties or powers of the chairman in his capacity of chairman of the board of directors.

     (c) In the event of any inconsistency between the provisions of this Section 4.03 and the provisions of Section 5.02, the latter shall prevail.

     Section 4.04 Secretary. The secretary (a) shall keep the minutes of all proceedings of the directors and of the shareholders; (b) shall attend to the giving of notices to the shareholders and directors, or of other notices required by law or by these by-laws; (c) shall have custody of the seal of the corporation and shall affix such seal to deeds, contracts and other written instruments when authorized by the board of directors or when required by law; (d) shall have charge of the stock certificate book and stock ledger and such other books and papers as the board may direct, and (e) shall perform all other duties incident to the office of secretary.

     Section 4.05 Treasurer. The treasurer shall be the chief financial officer of the corporation. The treasurer shall have the care and custody of all funds, securities, evidences of indebtedness and other personal property of the corporation and shall deposit the same in accordance with the instructions of the board of directors. He shall receive and give receipts and acquittances for moneys paid in on account of the corporation, and shall pay out of the funds on hand all bills, payrolls and other just debts of the corporation of whatever nature upon maturity of the same. He shall enter regularly in books belonging to the corporation, to be kept by him for that purpose, full and accurate accounts of all moneys received and paid out by him on account of the corporation, and he shall perform all other duties incident to the office of the treasurer and, upon request of the board, he shall make such reports to it as may be required at any time. He shall, if required by the board, give the corporation a bond in such sums and with such sureties as shall be satisfactory to the board, conditioned upon the faithful performance of his duties and for the restoration to the corporation in case of his death, resignation, retirement or removal from office of all books, papers, vouchers, money and other property of whatever kind in his possession, or under his control belonging to the corporation.

     Section 4.06 Classified Information and Contracts. If at any time the person holding the office of President of the corporation is not a citizen of the United States, such person shall not have access to any information or control over any contract or program which information, contract or program is classified top secret or secret under the regulations of the Department of Defense relating to national security. (The preceding sentence has no application to the positions of Chairman and Chief Executive Officer; the regulations do not allow for the person or persons holding those offices to be exempt from the requirement of U.S. citizenship.)

ARTICLE V

Removals, Resignations and Vacancies

     Section 5.01 Directors. Any director may resign at any time by giving written notice thereof to the chief executive officer, and such resignation shall take effect at the time therein specified. Whenever any vacancy shall occur in the board of directors by death, resignation or otherwise, the same may be filled by a majority vote of the remaining members of the board at any regular or special meeting. Any person so chosen shall hold office until the next annual meeting or until his successor shall have been chosen at a special meeting of the shareholders.

     Section 5.02 Officers. The board of directors may, at any meeting called for the purpose, remove from office any Elected Officer with or without cause. The chief executive officer may remove from office, with or without cause, any Appointed Officer. The removal of an Elected Officer or Appointed Officer without cause shall be without prejudice to his or her contract rights, if any. The election or appointment of an officer shall not of itself create contract rights. Any officer may resign at any time by giving written notice thereof to the chief executive officer, and such resignation shall take effect at the time therein specified. Any vacancy occurring in the offices of chairman, president, chief operating officer, executive vice president, group vice president, secretary or treasurer, whether owing to removal, resignation, death or any other reason, may be filled by the board of directors, and the officers so chosen shall hold office until the next regular meeting of the board of directors held immediately after the annual meeting of shareholders.

ARTICLE VI

Stock

     Section 6.01 Certificates. Certificates of stock shall be signed in the name of the corporation by the chairman or the president and by the secretary or an assistant secretary and shall be sealed with the seal of the corporation. Certificates for each class of authorized stock shall be consecutively numbered, and the names and residences of the owners, the date of issue, the number of shares and the amount paid therefor shall be entered in the stock books. Certificates of stock shall be in such form consistent with law as shall be prescribed by the board of directors. The seal of the corporation attached to any stock certificate may be a facsimile, engraved or printed. Where any stock certificate is signed by a transfer agent or transfer clerk and by a registrar, the signatures of any officer of the corporation appearing upon such certificate may be facsimiles, engraved or printed.

     Section 6.02 Lost Certificates. In case of the alleged loss, destruction or mutilation of a certificate or certificates of stock, the board of directors may direct the issuance of a new certificate or certificates in lieu thereof upon such terms and conditions in conformity with law as it may prescribe.

     Section 6.03 Transfer of Shares. Upon surrender to the corporation or to a transfer agent of the corporation of a certificate of stock duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the corporation to issue a new certificate to the person entitled thereto, and cancel the old certificate. The corporation shall be entitled to treat the holder of record of any share or shares of stock as the holder in fact thereof and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person whether or not it shall have express or other notice thereof, except as may be required by the laws of New York.

     Section 6.04 Closing of Transfer Books or Fixing of Record Date. The board of directors may prescribe a period not exceeding fifty days prior to the date of a meeting of the shareholders or prior to the last day on which the consent or dissent of shareholders may be effectively expressed for any purpose without a meeting, during which no transfer of stock on the books may be made; or in lieu of prohibiting the transfer of stock, may fix a time not more than fifty days prior to the date of any meeting of shareholders or prior to the last day on which the consent or dissent of shareholders may be effectively expressed for any purpose without a meeting, as the time as of which shareholders entitled to notice of and to vote at such a meeting or whose consent or dissent is required or may be expressed for any purpose, as the case may be, shall be determined; and all persons who were holders of record of voting stock at such time and no others shall be entitled to notice of and to vote at such meeting or to express their consent or dissent, as the case may be. The board of directors may also fix a time not exceeding fifty days preceding the time fixed for the payment of any dividend or the making of any distribution, or for the delivery of evidences of rights, or evidences of interests arising out of any change, conversion or exchange of capital stock, as a record time for the determination of the shareholders entitled to receive any such dividend, distribution, rights or interests, or, at its option, in lieu of so fixing a record time, may prescribe a period not exceeding fifty days prior to the date for such payment, distribution or delivery during which no transfer of stock on the books of the corporation may be made.

ARTICLE VII

Indemnification

     Section 7.01 Indemnification by the Corporation. The corporation shall, to the fullest extent permitted by applicable law, indemnify any person made or threatened to be made a party to any action or proceeding, whether civil, criminal, administrative or investigative (and whether or not (i) by or in the right of the corporation to procure a judgment in its favor or (ii) by or in the right of any Other Entity (as defined below) which such person served in any capacity at the request of the corporation, to procure a judgment in its favor), by reason of the fact that such person, or his or her testator or intestate, is or was a director or officer of the corporation or served such Other Entity in any capacity at the request of the corporation, against all judgments, fines, amounts paid in settlement and all expenses, including attorneys’ and other experts’ fees, costs and disbursements, actually and reasonably incurred by such person as a result of such action or proceeding, or any appeal therein, or actually and reasonably incurred by such person (a) in making an application for payment of such expenses before any court or other governmental body, or (b) in otherwise seeking to enforce the provisions of this Section 7.01, or (c) in securing or enforcing such person’s rights under any policy of director or officer liability insurance provided by the corporation, if such person acted in good faith, for a purpose which he or she reasonably believed to be in, or, in the case of services for any Other Entity, not opposed to, the best interests of the corporation and, in criminal actions or proceedings, in addition, had no reasonable cause to believe that his or her conduct was unlawful. The termination of any action or proceeding by judgment, settlement, conviction or upon a plea of nolo contendere, or its equivalent, shall not in itself create a presumption that such person did not act in good faith, for a purpose which he or she reasonably believed to be in, or, in the case of service for any Other Entity, not opposed to, the best interests of the corporation or that he or she had reasonable cause to believe that his or her conduct was unlawful.

     However, (i) no indemnification may be made to or on behalf of any such person if a judgment or other final adjudication adverse to such person establishes that his or her acts were committed in bad faith or were the result of active and deliberate dishonesty and were material to the cause of action so adjudicated, or that he or she personally gained in fact a financial profit or other advantage to which he or she was not legally entitled; (ii) no indemnification may be made if there has been a settlement approved by the court and the indemnification would be inconsistent with any condition with respect to indemnification expressly imposed by the court in approving the settlement; and (iii) in the event of a proceeding by or in the right of the corporation to procure a judgment in its favor, no indemnification may be made if it is settled or otherwise disposed of or such person shall have been finally adjudged liable to the corporation, unless (and only to the extent that) the court in which the action was brought, or if no action was brought, any court of competent jurisdiction, determines upon application that, in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnity for such portion of the settlement amount and expenses as the court deems proper.

     Any expense described in the first paragraph of this Section 7.01 that is incurred by any person entitled to indemnification under this Section 7.01 shall be paid or reimbursed to such person by the corporation in advance of the final disposition of any related action or proceeding upon receipt of an undertaking by or on behalf of such person to repay such amount to the corporation to the extent, if any, that such person (i) is ultimately found not to be entitled to indemnification or (ii) receives reimbursement for such expenses under a policy of insurance paid for by the corporation. Such advances shall be paid by the corporation to such person within twenty days following delivery of a written request therefor by such person to the corporation. No payment made by the corporation pursuant to this paragraph shall be deemed or construed to relieve the issuer of any insurance policy of any obligation or liability which, but for such payment, such insurer would have to the corporation or to any director or officer of the corporation or other individual to whom or on whose behalf such payment is made by the corporation.

     The rights to indemnification and advancement of expenses provided by this Section 7.01:

     (i) shall be deemed at all times (whether before or after the adoption of this Section 7.01) to constitute contract rights, as if the provisions of this Section 7.01 were set forth in a separate written contract between each director, officer or other person entitled to indemnification hereunder and the corporation, and the corporation intends to be legally bound to such person (with respect to current directors, officers or employees of the corporation, the rights conferred under this Section 7.01 are present contractual rights and such rights are fully vested, and shall be deemed to have vested fully, immediately upon adoption of this Section 7.01; with respect to any directors, officers or employees of the corporation who commence service following adoption of this Section 7.01, the rights conferred under this provision shall be present contractual rights and such rights shall fully vest, and be deemed to have vested fully, immediately upon such director, officer or employee commencing service);

     (ii) shall continue as to the person entitled to indemnification hereunder even though he or she may have ceased to serve in the capacity that entitles him or her to indemnification at the time of the action or proceeding; and

     (iii) shall inure to the benefit of the heirs, executors and administrators of such person.

     A person who has been successful, on the merits or otherwise, in the defense of a civil or criminal action or proceeding of the character described in this Section 7.01 shall be entitled to (i.e., has a legally binding right against the corporation to) the indemnification authorized by this Section 7.01. Except as provided in the immediately preceding sentence, any indemnification provided for in this Section 7.01 (unless ordered by a court under Section 724 of the Business Corporation Law), shall be made by the corporation only if authorized in the specific case:

     (1) By the board of directors acting by a quorum consisting of directors who are not parties to such action or proceeding for which indemnification is sought, upon a finding that the person seeking indemnification has met the standard of conduct set forth in the first two paragraphs of this Section 7.01, or,

     (2) If a quorum under the immediately preceding subparagraph is not obtainable or, even if obtainable, a quorum of disinterested directors so directs:

          (A) by the board upon the opinion in writing of independent legal counsel that indemnification is proper in the circumstances because the applicable standard of conduct set forth in said first two paragraphs has been met by such person, or

          (B) by the shareholders upon a finding that the person has met the applicable standard of conduct set forth in said first two paragraphs.

     Notwithstanding any other provision hereof, no amendment or repeal of this Section 7.01, or any other corporate action or agreement which prohibits or otherwise limits, reduces or eliminates the right of any person under this Section 7.01, including the right to indemnification or advancement or reimbursement of reasonable expenses hereunder, nor a decision by the board of directors that an individual designated an Elected Officer shall no longer be an Elected Officer shall be effective as to any person until the 60th day following notice to such person of such action, and no such amendment or repeal or other corporate action or agreement shall deprive any person of any right hereunder arising out of or with respect to any alleged or actual act or omission occurring prior to such 60th day.

     The corporation is hereby authorized, but shall not be required, to enter into agreements with any of its directors, officers or employees providing for rights to indemnification and advancement and reimbursement of reasonable expenses, including attorneys’ fees, to the extent permitted by law, but the corporation’s failure to do so shall not in any manner affect or limit the rights provided for by this Section 7.01 or otherwise.

     For purposes of this Section 7.01, the term “the corporation” shall include any legal successor to the corporation, including any corporation which acquires all or substantially all of the assets of the corporation in one or more transactions, and the term “Other Entity” shall mean a corporation (other than the corporation) of any type or kind, domestic or foreign, or any partnership, joint venture, trust, employee benefit plan or other enterprise. For purposes of this Section 7.01, the corporation shall be deemed to have requested a person to serve an employee benefit plan where the performance by such person of his or her duties to the corporation or any subsidiary thereof also imposes duties on, or otherwise involves services by, such person to the plan or participants or beneficiaries of the plan; excise taxes assessed on a person with respect to an employee benefit plan pursuant to applicable law shall be considered fines; and action taken or omitted by a person with respect to any employee benefit plan in the performance of such person’s duties for a purpose reasonably believed by such person to be in the interest of the participants and beneficiaries of the plan shall be deemed to be for a purpose which is not opposed to the best interests of the corporation.

     Section 7.02 Non-Exclusivity. The rights granted pursuant to or provided by the provisions of Section 7.01 to any person shall be in addition to and shall not be exclusive of any other rights to indemnification and expenses to which any such person may otherwise be entitled by law, contract or otherwise.

ARTICLE VIII

Amendments

     Section 8.01 By Shareholders. The shareholders may make, amend and repeal the by-laws of the corporation at any annual meeting or at any special meeting called for the purpose.

     Section 8.02 By Directors. Subject to the provisions of Section 8.03 hereof, the board of directors shall have power to make, amend and repeal the by-laws of the corporation, by the vote of a majority of the entire board (as the term “entire board” is defined in Section 3.01 hereof and in Business Corporation Law Section 702), at any regular or special meeting of the board.

     Section 8.03 By Shareholders Only. The board of directors shall have no power to amend or repeal any of the provisions of Sections 2.02, 2.03, 2.04, or this Section 8.03, and any such provisions may be amended or repealed only in the manner provided in Section 8.01. Notwithstanding the foregoing, however, the board of directors may amend this Section 8.03 if the sole effect of such amendment is to add to the list of the provisions which may only be amended in the manner set forth in Section 8.01.

APPENDIX B

PALL CORPORATION

EMPLOYEE STOCK PURCHASE PLAN

     1. Purpose. The purpose of the Pall Corporation Employee Stock Purchase Plan (the “Plan”) is to offer certain Employees of Pall Corporation (the “Company”) and Affiliated Companies an incentive to invest in common shares, par value $.10 per share (each, a “Share”) of the Company, by permitting eligible Employees to purchase Shares at below-market prices. The Plan is intended to qualify as an “employee stock purchase plan” within the meaning of Section 423 of the Internal Revenue Code of 1986, as amended (the “Code”). The stock purchase plan of the same name maintained by the Company prior to November 1, 1999 (the “Prior Plan”) is hereby amended and superseded by this Plan. In the event that the Plan is adopted by any non-U.S. Affiliated Company and is subject to the laws of another country, a separate document may be prepared for such company reflecting the specific requirements of applicable law, and such document, and not this document, shall determine all rights of all Employees of such company.

     2. Definitions. Capitalized terms used in this Plan shall have the following meanings unless defined elsewhere herein.

     “Affiliated Company” means, at the time of the granting of an option under the Plan, any corporation of which not less than 80% of the voting shares are held by the Company or a subsidiary within the meaning of Section 424 of the Code (except that 80% stock ownership shall be substituted for 50% stock ownership in such definition), whether or not such corporation now exists or is hereafter organized or acquired by the Company or a subsidiary.

     “Board of Directors” means the Board of Directors of Pall Corporation.

     “Change in Control” means the occurrence of any of the following:

          (a) the “Distribution Date” as defined in Section 3 of the Rights Agreement dated as of November 17, 1989 between the Company and United States Trust Company of New York, as Rights Agent as amended by Amendment No. 1 dated as of April 20, 1999 and as the same may have been further amended or extended to the time in question or in any successor agreement (the “Rights Agreement”); or

          (b) any event described in Section 11(a)(ii)(B) of the Rights Agreement; or

          (c) any event described in Section 13 of the Rights Agreement; or

          (d) the date on which the number of duly elected and qualified directors of the Company who were not either elected by the Board of Directors or nominated by the Board of Directors or its Nominating Committee for election by the shareholders shall equal or exceed one-third of the total number of directors of the Company as fixed by its by-laws; provided, however, that no Change in Control shall be deemed to have occurred, and no rights arising upon a Change in Control as provided in Section 16(c) shall exist, to the extent that the Board of Directors so determines by resolution adopted prior to the Change in Control. Any such resolution may be rescinded or countermanded by the Board of Directors at any time with or without retroactive effect.

     “Committee” means the group of individuals appointed by the Board of Directors of the Company to administer the Plan.

     “Compensation” means, for any pay period, the gross base salary payable for such period. Compensation shall not include overtime, incentive compensation, incentive payments or bonuses, shift differentials, expense reimbursements, long-term disability and workers’ compensation payments, lump-sum payments due to death, termination of employment or layoff, non-taxable fringe benefits, payments or discounts under any stock purchase or option plan, or any other extraordinary compensation or other payments to an Employee.

     “Employee” means a common law employee of an Employer whose customary employment is at least twenty (20) hours per week. Any person who is not initially recognized by an Employer as a common law employee, but who is subsequently determined to be an Employee by the proper authority, shall be an Employee for purposes of participation in the Plan after such determination.

     “Employer” means the Company and any Affiliated Company that adopts the Plan with the prior written approval of the Committee.

     “Exercise Date” means the last Trading Day of each Offering Period.

     “Fair Market Value” means the value of a Share on a given date, determined based on the mean of the highest and lowest sale prices for a Share on such date, as reported on the New York Stock Exchange or, if the Shares are not traded on the New York Stock Exchange on such date, the exchange on which the Shares are listed (“Exchange”), or if the Exchange is not open for trading on such date, on the nearest preceding date on which the Exchange is open for trading.

     “Participant” means any individual who is eligible to participate in the Plan as provided in Section 4 and enrolls in the Plan in the manner set forth in Section 5.

     “Offering Period” means each six consecutive calendar month period during which an option to purchase Shares is granted and may be exercised.

     “Purchase Price” means an amount equal to 85% of the lower of the Fair Market Value of a Share on the first Trading Day of an Offering Period or on the Exercise Date, but in no event less than the par value of a Share.

     “Stock Account” means the account established pursuant to Section 8 for a Participant with such investment service provider as the Committee shall select in its discretion.

     “Trading Day” means any day on which the Exchange is open for trading.

     3. Offering Periods. The Plan shall be implemented by consecutive Offering Periods, with the first Offering Period commencing on November 1, 1999 and ending on April 30, 2000, and each subsequent Offering Period thereafter, continuing until the Plan is terminated in accordance with Sections 17 or 20 hereof.

     4. Eligibility.

          (a) Eligible Employees. Each Employee of an Employer shall be eligible to participate in the Plan on the earlier of the November 1st or May 1st coincident with or next following his or her completion of six (6) consecutive months of employment with an Employer. Notwithstanding the preceding sentence, no Employee of any Employer shall be eligible to participate in the Plan if that Employee (i) is a “highly compensated employee”, as defined in Section 414(q) of the Code, who is eligible to participate in the Management Stock Purchase Plan, or (ii) has received a hardship distribution from the Pall Corporation Profit-Sharing Plan within the preceding six (6) months.

          (b) Leave of Absence. Each Participant who is on medical leave, family leave, military leave or any other leave of absence approved by an Employer shall be permitted to participate in the Plan as provided in this paragraph (b).

A Participant who is on an unpaid leave of absence shall have payroll deductions suspended at the commencement of such unpaid leave, but shall participate in the exercise of options under Section 7 to the extent of amounts credited to his or her account as of the next following Exercise Date. Upon such Participant’s return from unpaid leave of absence during the same Offering Period in which such leave began, his or her payroll deductions shall automatically recommence at the same rate as in effect prior to such leave. A Participant who is on a paid leave of absence may elect, by notifying the Committee in the manner prescribed by the Committee, to suspend his or her payroll deductions at any time during such paid leave, but shall participate in the exercise of options under Section 7 to the extent of the amount credited to his or her account as of the next following Exercise Date. Upon such Participant’s return from paid leave of absence, he or she may elect to recommence payroll deductions as provided in Section 5(d).

          (c) Termination of Eligibility. If a Participant ceases to be eligible to participate in the Plan for any reason on or before an Exercise Date, the Participant’s payroll deductions shall cease as of the effective date of such termination of eligibility, as determined by the Committee. All payroll deductions credited to the Participant’s account as of the effective date of his or her termination of eligibility, shall be distributed to the Participant as soon as practicable thereafter.

     5. Enrollment and Payroll Deductions.

          (a) Enrollment. Any Employee who satisfies the eligibility requirements of Section 4(a) shall participate by enrolling in the Plan and authorizing payroll deductions in the manner prescribed by the Committee not later than fifteen (15) days prior to the commencement of any Offering Period. An eligible Employee who has elected to enroll in the Plan for an Offering Period and whose payroll deductions have not ceased during the Offering Period as provided in Section 5(d) shall automatically continue to participate in the Plan in each successive Offering Period with the same terms applicable.

          (b) Amount. At the time a Participant enrolls in the Plan, the Participant shall elect to have payroll deductions made on each pay day during each Offering Period equal to an amount not to exceed the Compensation which the Participant received on each such pay day; provided, however, that in the case of the Offering Period beginning on November 1, 1999, no Participant shall be permitted to make payroll deductions during the first two months thereof that, in the aggregate, exceed Four Thousand, Two Hundred Dollars ($4,200). All payroll deductions shall be withheld in whole units of currency only. All payroll deductions shall be credited to a bookkeeping account maintained by the Company for each Participant under the Plan. No interest will be paid on any amounts credited to any account. A Participant may not make any additional payments into such account.

          (c) Payroll Deductions. Payroll deductions shall commence with the first practicable payroll period of the Offering Period following the Participant’s enrollment in the Plan and shall end in the last practicable payroll period of the Offering Period during which the Participant is enrolled in the Plan, or, if earlier (i) after the Participant notifies the Committee of his or her suspension of payroll deductions pursuant to Section 5(d), (ii) when the Participant ceases to participate in the Plan for any of the reasons stated in Sections 4(b), 4(c) or Section 11, or (iii) the first practicable payroll period after the Participant receives a hardship distribution from the Pall Corporation Profit-Sharing Plan.

          (d) Adjustments to Payroll Deductions. A Participant may decrease the amount of payroll deductions or suspend all future payroll deductions during an Offering Period by notifying the Committee in the manner prescribed by the Committee. In the event a Participant suspends all payroll deductions, the Participant shall not be entitled to begin payroll deductions until the commencement of a subsequent Offering Period, except as provided below in the case of certain leaves of absence. The Committee may, in its discretion, limit the number of payroll deduction rate changes and prescribe the effective dates thereof during any Offering Period.

In the event that a Participant reduces or suspends payroll deductions during a paid leave of absence, such Participant, upon his or her return from such leave during the same Offering Period in which such leave began, may elect to recommence or increase payroll deductions by notifying the Committee in the manner prescribed by the Committee.

Notwithstanding other provisions of the Plan, to the extent necessary to comply with Section 6(b) and Section 14 the Company may decrease a Participant’s payroll deductions and/or suspend same at any time during an Offering Period, and shall, as soon as practicable after the end of an Offering Period, refund excess payroll deductions credited to the Participant’s account that, by virtue of Section 6(b) and/or Section 14, cannot be used to purchase Shares.

     6. Options.

          (a) Grant of Option. On the first Trading Day of each Offering Period, each Participant shall be granted an option to purchase, exercisable on each Exercise Date, that number of Shares determined by dividing the aggregate amount credited to the Participant’s account as of such Exercise Date, by the Purchase Price; provided however, that such grant and purchase shall be subject to the limitations set forth in Sections 6(b) and 14.

          (b) Limitation on Option Grant. Notwithstanding any other provisions of the Plan, no Participant shall be granted an option under the Plan if immediately after the grant, (i) such Participant (or any other person whose stock would be attributed to such Participant pursuant to Section 424(d) of the Code) would own capital stock of the Company and/or hold outstanding options to purchase any class of capital stock possessing five percent (5%) or more of the total combined voting power or value of all classes of the capital stock of the Company or any Affiliated Company thereof, or (ii) such Participant’s rights to purchase capital stock under all Section 423 employee stock purchase plans of the Company and Affiliated Companies would accrue at a rate which exceeds Twenty-Five Thousand Dollars ($25,000) of Fair Market Value of such capital stock (determined at the time such option is granted) for each calendar year in which such option is outstanding at any time. In the event that a Participant’s account is maintained in a unit of currency other than U.S. dollars, for purposes of determining whether the limitation in the preceding sentence is exceeded, the unit of currency in which such Participant’s account is maintained shall be notionally exchanged for U.S. dollars at a rate equal to the exchange rate of such currency and U.S. dollars at the close of the first day of the Offering Period.

     7. Exercise of Option. As soon as administratively practicable after each Exercise Date, each Participant’s option to purchase Shares under the Plan shall be exercised automatically, and the maximum number of whole or fractional Shares subject to such option shall be purchased for the Participant at the Purchase Price, with the aggregate amount credited to the Participant’s account, unless the Participant has terminated participation as provided in Section 4(c) or employment as provided in Section 11. In the event that a Participant’s account is maintained in a unit of currency other than U.S. dollars, prior to the exercise of any option, such currency will be exchanged for U.S. dollars at a rate equal to the exchange rate of such currency and U.S. dollars at the close of the Exercise Date as of which such options are exercised.

     8. Participant Stock Accounts.

          (a) Establishment of Stock Account. A Stock Account shall be maintained for each Participant. Shares purchased for the Stock Account of each Participant shall be credited thereto as of the close of business on the Exercise Date. All brokerage commissions attributable to the exercise of options under the Plan shall be paid by the Company or an Affiliated Company.

          (b) Statement. As soon as practicable following each Offering Period, a statement of Stock Account shall be sent to each Participant, setting forth the amount of payroll deductions accumulated during the Offering Period, the Purchase Price, the number of Shares purchased and the amount of any cash remaining credited to the Participant’s Stock Account.

          (c) Participant Shares. Shares purchased for each Participant shall be held in the Participant’s Stock Account. A Participant may request that a certificate be issued in the Participant’s name or the name of the Participant and his or her spouse for all or a portion of the whole Shares credited to the Participant’s Stock Account. A Participant may sell such Shares at any time thereafter, subject to compliance with any applicable federal or state securities laws. Each Participant agrees, by enrolling in the Plan, to notify the Committee of any sale or other disposition of Shares held by the Participant under the Plan which occurs within eighteen (18) months from the Exercise Date, indicating the number of such Shares disposed of. The Committee shall be entitled to presume that a Participant has disposed of any Shares for which the Participant has requested a certificate. All certificates for Shares delivered under the Plan shall be subject to such stock transfer orders and other restrictions as the Company may deem advisable under all applicable laws, rules, and regulations, and the Company may cause a legend or legends to be put on any such certificates to make appropriate references to such restrictions. In the event that a Participant requests a withdrawal of all amounts credited to his Stock Account, any fractional Shares then held in the Participant’s Stock Account will be converted to an equivalent unit of currency and such amount shall be distributed to the Participant in cash along with the requested Shares.

          (d) Voting Rights; Dividends. A Participant shall have all ownership rights with respect to the Shares credited to the Participant’s Stock Account, including the right to direct the vote of such Shares. Any dividends or distributions which may be declared thereon by the Board of Directors will be reinvested in additional Shares for the Participant, unless otherwise provided under the terms of the participant’s Stock Account. Such additional shares shall be purchased on the open market as soon as practicable after the dividend payment is received.

     9. Taxes. The Company or Affiliated Company may, but shall not be obligated to, withhold from the Participant’s compensation the amount necessary for the Company or Affiliated Company to meet applicable withholding obligations, including any withholding required to make available to the Affiliated Company any tax deductions or benefits attributable to any sale or early disposition of Shares by the Participant.

     10. Hardship Distributions. In the event that during an Offering Period a Participant experiences a “hardship” as defined in the Pall Corporation Profit-Sharing Plan, the Participant may file a written request with the Committee for a refund of all amounts then credited to his account. If the Committee determines in its discretion that the Participant meets the requirements of a “hardship,” it shall cause the Participant’s account to be paid to the Participant as soon as practicable after such determination, without regard to whether a distribution is made on account of such hardship from the Pall Corporation Profit-Sharing Plan.

     11. Termination of Plan Participation.

          (a) Termination of Participation. A Participant may terminate participation in the Plan by notifying the Committee thereof in the manner prescribed by the Committee. Following the effective date of such notice, the Participant’s payroll deductions shall cease with the next practicable payroll period. The Participant shall participate in the exercise of options under Section 7 to the extent of amounts credited to his or her account as of the cessation of his or her payroll deductions.

          (b) Renewal of Participation. If a Participant terminates participation in the Plan, the Participant must re-enroll in the Plan as provided in Section 5(a) to renew participation.

          (c) Termination of Employment. As soon as practicable following a Participant’s termination of employment for any reason, including retirement, a Participant or the Participant’s beneficiary shall receive cash equal to the amount credited to the Participant’s account during the Offering Period in which occurs the Participant’s termination and all options granted under Section 6(a) in connection with such Offering Period shall be canceled.

     12. Transfer. A Participant may not assign, transfer, pledge or otherwise dispose of (other than by will, the laws of descent and distribution) any payroll deductions credited to the account of the Participant or any right to exercise an option or receive Shares under the Plan. Any such assignment, transfer, pledge or other disposition shall be without effect. Each option is exercisable during the lifetime of the Participant only by such Participant.

     13. Participant Beneficiaries.

          (a) Designation. A Participant may file with the Committee, a written designation of a beneficiary who is entitled to receive any accumulated payroll deductions, if any, held for the Participant under the Plan, in the event of the Participant’s death; provided, however, that the disposition of a Participant’s Stock Account upon his or her death shall be provided under the terms of such Stock Account.

          (b) Failure of Designation. If a Participant dies without a valid beneficiary designation on file with the Committee, or if no designated beneficiary survives the Participant, the following automatic beneficiaries surviving the Participant shall be entitled to receive any accumulated payroll deductions, if any, held for the Participant under the Plan: (i) Participant’s surviving spouse, or (ii) if the Participant is not married, the Participant’s estate.

     14. Shares. The maximum number of Shares that may be acquired by any Participant in any Offering Period is 1,500. The maximum number of Shares that may be purchased by all Participants under the Plan is 6,600,000, subject to adjustment upon changes in the capitalization of the Company as set forth in Section 16. Shares credited to Participants’ Stock Accounts may, at the Committee’s discretion, be purchased in the open market (on an exchange or in negotiated transactions), or may be previously acquired treasury Shares, authorized and unissued Shares, or any combination of Shares purchased in the open market, previously acquired treasury Shares or authorized and unissued Shares. If, on a given Exercise Date, the number of Shares with respect to which options are to be exercised exceeds the number of Shares then available under the Plan, the Committee shall make a pro rata allocation of the Shares remaining available for purchase in as uniform a manner as shall be practicable and as it shall determine to be equitable.

     15. Administration. The Plan shall be administered by the Committee, which shall have full and exclusive discretionary authority to construe, interpret and apply the terms of the Plan, to determine eligibility and to adjudicate all disputed claims filed under the Plan. The Committee may change the frequency of payroll deductions, limit the frequency or number of changes in the amount of payroll deductions to be made during an Offering Period, permit payroll withholding in excess of the amount designated by a Participant in order to adjust for delays or mistakes in the Company’s processing of properly completed withholding elections, establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of Shares for each Participant properly correspond with the Participant’s payroll deductions, and establish such other limitations or procedures as the Committee determines in its sole discretion are advisable and consistent with the Plan.

The Plan is intended to qualify as an “employee stock purchase plan” within the meaning of Section 423 of the Code. Each Participant shall have the same rights and privileges as afforded by Section 423 of the Code. Accordingly, the provisions of the Plan shall be construed so as to extend and limit participation in a manner consistent with the requirements of that section of the Code. Every finding, decision and determination made by the Committee shall, to the fullest extent permitted by law, be final and binding upon all parties.

     16. Adjustments Upon Changes in Capitalization, Dissolution, Liquidation, Change in Control.

          (a) Changes in Capitalization. Subject to any required action by the shareholders of the Company, the number of Shares covered by each option under the Plan which has not yet been exercised and the number of Shares which have been authorized for issuance under the Plan but not yet placed under option, the maximum number of Shares each Participant may purchase per Offering Period (pursuant to Section 6 and Section 14) as well as the Purchase Price, shall be proportionately adjusted for any increase or decrease in the number of issued Shares resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Shares, or any other increase or decrease in the number of Shares effected without receipt of consideration by the Company. Such adjustment shall be made by the Committee, whose determination in that respect shall be final, binding and conclusive.

          (b) Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, any Offering Period then in progress shall be shortened by setting a new Exercise Date (the “New Exercise Date”), and any Offering Period then in progress shall end on the New Exercise Date. The New Exercise Date shall be established by the Committee, and shall be before the date of the Company’s proposed dissolution or liquidation. The Committee shall notify each Participant in writing, at least ten (10) business days prior to the New Exercise Date, that the Exercise Date for the Participant’s option has been changed to the New Exercise Date and that the Participant’s option shall be exercised automatically on the New Exercise Date in accordance with Section 7.

          (c) Change in Control. In the event of a Change in Control of the Company, any Offering Period then in progress shall be shortened by setting a new Exercise Date (the “Change of Control Exercise Date”) and any Offering Period then in progress shall end on the Change of Control Exercise Date. The Change of Control Exercise Date shall be established by the Committee and shall be before the date of the Company’s proposed sale or merger. The Committee shall notify each Participant in writing, at least ten (10) business days prior to the Change of Control Exercise Date, that the Exercise Date for the Participant’s option has been changed to the Change of Control Exercise Date and that the Participant’s option shall be exercised automatically on the Change of Control Exercise Date in accordance with Section 7.

     17. Amendment or Termination. The Board of Directors may at any time and for any reason terminate or amend the Plan, and/or delegate authority for any amendments to the Committee. Except as provided in Section 16, no such termination or amendment shall affect options previously granted or adversely affect the rights of any Participant with respect thereto. Without shareholder consent and without regard to whether any Participant rights may have been considered to have been “adversely affected,” the Plan may be amended to change the Offering Periods, increase the Purchase Price or change the maximum amount of payroll deductions permitted. To the extent necessary to comply with Section 423 of the Code (or any successor rule or provision or any other applicable law, regulation or stock exchange rule), the Company shall obtain shareholder approval of any amendment to the Plan in such a manner and to such a degree as required.

     18. Notices. All notices or other communications by a Participant to the Company under or in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Committee at the location, or by the person, designated by the Committee for the receipt thereof.

     19. Conditions Upon Issuance of Shares. Shares shall not be issued with respect to an option unless the exercise of such option and the issuance and delivery of Shares pursuant thereto shall comply with all applicable provisions of law, domestic or foreign, including, without limitation, the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the Shares may then be listed.

As a condition to the exercise of an option, the Company may require a Participant to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned applicable provisions of law.

     20. Term. The Plan shall be effective upon its adoption by the Board of Directors subject to the approval by the shareholders of the Company which approval must occur within the 12-month period after the Plan is adopted by the Board of Directors. It shall continue in effect indefinitely thereafter until the maximum number of Shares available for sale under the Plan (as provided in Section 14 hereof) has been purchased, unless terminated pursuant to Section 17 hereof. In the event that the shareholders of the Company do not approve the Plan, all payroll deductions that have accumulated in Participants’ accounts shall be refunded to Participants as soon as possible following the shareholder’s action.

     21. Use of Funds. Payroll deductions credited to a Participant’s account shall remain the general assets of the Company or an Affiliated Company and shall not be held in trust or required to be segregated in any manner.

     22. No Right to Continued Employment. Nothing in the Plan or in any option shall confer on any Participant any right to continue in the employ of the Company or any Affiliated Company.

          [The Plan was approved by the Board of Directors on June 29, 1999 and by shareholders at the Annual Meeting on November 17, 1999, was amended by the Board of Directors, acting by its Executive Committee, effective October 16, 2000; and further amended by the Board of Directors effective October 17, 2003 and approved by shareholders at the Annual Meeting on November 19, 2003; and further amended by the Board of Directors on July 19, 2005 and approved by shareholders at the Annual Meeting on November 16, 2005; and further amended by the Board of Directors on March 27, 2008 and approved by the shareholders at the Annual Meeting on May, 28, 2008; and further amended by the Board of Directors on July 16, 2009 and approved by the shareholders at the Annual Meeting on November 19, 2009; and further amended by the Board of Directors on July 15, 2010 and approved by the shareholders at the Annual Meeting On December 15, 2010.]

APPENDIX C

PALL CORPORATION

MANAGEMENT STOCK PURCHASE PLAN

1. PURPOSE.

     This document sets forth the Pall Corporation Management Stock Purchase Plan as amended and restated effective as of December 15, 2010.

     The purpose of the Plan is to encourage key employees of the Corporation and its Affiliated Companies to increase their ownership of shares of the Corporation’s Common Stock by providing such employees with an opportunity to elect to have portions of their total annual compensation paid in the form of Restricted Units, and to have additional matching Restricted Units credited with respect thereto.

     The Plan also provides certain employees with an opportunity to elect to defer payment with respect to the Restricted Units credited to them that become vested. With respect to these provisions, the Plan is intended to constitute an unfunded plan of deferred compensation for “a select group of management or highly compensated employees” within the meaning of Sections 201(2), 301(a)(3) and 401(a)(1) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”).

2. DEFINITIONS.

     As used herein, the following terms shall have the following meanings:

     “ACCOUNT” and “SUBACCOUNT” shall mean, respectively, the account, and each Subaccount within such Account, that is established for a Participant pursuant to Section 8.

     “AFFILIATED COMPANIES” shall mean members of a controlled group of corporations of which the Corporation is a member. For purposes hereof, a “controlled group of corporations” means a controlled group of corporations as defined in section 1563(a) of the Internal Revenue Code, determined without regard to Section 1563(b)(2)(C).

     “BENEFICIARY” shall mean the person or persons designated by a Participant in accordance with Section 12 to receive any payment that is required to be made under the Plan upon the Participant’s death.

     “BOARD OF DIRECTORS” shall mean the Board of Directors of the Corporation.

     “BONUS” shall mean, with respect to any Eligible Employee for any Plan Year, the Bonus payable to such Eligible Employee during such year under the Corporation’s Executive Incentive Bonus Plan, or under the Eligible Employee’s employment agreement with the Corporation, or under any other plan, program or arrangement of annual incentive compensation maintained by the Corporation or any of its Affiliated Companies.

     “BONUS PAYMENT DATE” shall mean each date on which Bonus payments are made under the Corporation’s Executive Incentive Bonus Plan.

     “BUSINESS DAY” shall mean any day on which the Corporation’s principal office in the U.S. is open for business.

     “CAUSE” shall have the meaning set forth in the Participant’s employment agreement, or, if there is no definition therein, shall arise in the event that the Participant (i) fails or refuses to substantially perform the duties of the Participant’s employment or otherwise violates this Plan or any employment agreement with the Corporation, (ii) fails to comply with the written rules and policies of the Corporation, (iii) engages in willful and serious misconduct in connection with the Participant’s employment that has caused or would reasonably be expected to result in material injury to the Corporation, (iv) engages in dishonesty or fraudulent conduct or (v) is convicted of, or pleads nolo contendere to, a crime that constitutes a felony.

     “CEO” shall mean the Chief Executive Officer of the Corporation.

     “CHANGE IN CONTROL” means the occurrence of any of the following:

(a)	the “Distribution Date” as defined in Section 3 of the Rights Agreement dated as of November 17, 1989 between the Corporation and United States Trust Company of New York, as Rights Agent as amended by Amendment No. 1 dated as of April 20, 1999 and as the same may have been further amended or extended to the time in question or in any successor agreement (the “Rights Agreement”); or

(b)	any event described in Section 11(a)(ii)(B) of the Rights Agreement; or

(c)	any event described in Section 13 of the Rights Agreement; or

(d)	the date on which the number of duly elected and qualified directors of the Corporation who were not either elected by the Board of Directors or nominated by the Board of Directors or its Nominating Committee for election by the shareholders shall equal or exceed one-third of the total number of directors of the Corporation as fixed by its by-laws;

provided, however, that no Change in Control shall be deemed to have occurred, and no rights arising upon a Change in Control as provided in Section 6 shall exist, to the extent that the Board of Directors so determines by resolution adopted prior to the Change in Control.

     “CLOSING PRICE” shall mean, as of any date, the closing price of a share of Common Stock as reported in the New York Stock Exchange Consolidated Transactions for such date.

     “CODE” shall mean the Internal Revenue Code of 1986, as amended.

     “COMMITTEE” shall mean the CEO and such other officers of the Corporation as the CEO in his discretion may appoint from time to time. The CEO shall have the power to remove any other member of the Committee at any time.

     “COMMON STOCK” shall mean the shares of common stock ($0.10 par value) of the Corporation.

     “COMPENSATION COMMITTEE” shall mean the Compensation Committee of the Board of Directors.

     “CORPORATION” shall mean Pall Corporation.

     “CREDITING DATE” shall mean, with respect to any Initial Award Restricted Unit Subaccount, Purchased Restricted Unit Subaccount or Matching Restricted Unit Subaccount maintained for a Participant under Section 8, the date as of which Restricted Units, or Matching Restricted Units, were first credited to such Subaccount pursuant to Section 5(a), (b), (c), (d), or (e).

     “DEFERRED VESTED UNITS” shall mean Vested Units with respect to which the Participant has elected to defer payment in accordance with the provisions of Section 7(d) hereof.

     “DELAYED PAYMENT DATE” shall mean the date on which payment with respect to a Participant’s Post-2004 Bonus and Base Salary Units is to be made pursuant to Section 7(f)(i) or Section 7(f)(ii), or the date on which payment with respect to a Participant’s Deferred Vested Units is to be made pursuant to Section 7(f)(iii).

     “DISABLED” shall mean, with respect to any Participant on or after January 1, 2005, that the Participant (i) is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months; or (ii) is, by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, receiving income replacement benefits for a period of not less than three months under any accident and health plan maintained by the Corporation or any of its Affiliated Companies for its employees.

     “DIVIDEND EQUIVALENT UNITS” shall mean additional Restricted Units or additional Deferred Vested Units credited to a Participant’s Account pursuant to Section 5(f), Section 7(d)(vi) or Section 7(f)(vi).

     “DIVIDEND PAYMENT DATE” shall mean each date on which the Corporation pays a cash dividend on its Common Stock.

     “ELIGIBLE EMPLOYEE” shall mean, with respect to any Plan Year, any Employee who has been designated under Section 4 as eligible to be credited with Restricted Units for such Plan Year.

     “EMPLOYEE” shall mean any person employed by the Corporation or any of its Affiliated Companies.

     “INVOLUNTARY TERMINATION” shall mean a Participant’s Termination of Employment initiated by the Corporation, or by any of its Affiliated Companies, for any reason other than for becoming Disabled or for Cause.

     “MATCHING RESTRICTED UNITS” shall mean Restricted Units that are credited to a Participant’s Account pursuant to Section 5(e), to match Restricted Units that are credited to the Participant’s Account under Section 5(b), (c) or (d).

     “PARTICIPANT” shall mean any Employee for whom an Account has been established, and is being maintained, pursuant to Section 8 hereof.

     “PLAN” shall mean the Pall Corporation Management Stock Purchase Plan as set forth herein and as amended from time to time.

     “PLAN YEAR” shall mean the period beginning on August 1 of each calendar year and ending on July 31 of the following calendar year.

     “POST-2004 BONUS AND BASE SALARY UNITS” shall mean, with respect to any Participant, (i) all Restricted Units credited to the Participant after January 31, 2005 pursuant to elections made by the Participant under Section 5(b), (ii) all Restricted Units credited to the Participant after January 31, 2005 pursuant to elections made by the Participant under Section 5(c), and (iii) all Dividend Equivalent Units credited to the Participant with respect to the Restricted Units described in clauses (i) and (ii) of this paragraph.

     “RESTRICTED UNIT” shall mean a Unit credited to a Participant pursuant to Section 5 that has not yet become vested in accordance with the provisions of Section 6.

     “RETIREMENT” shall mean a Participant’s Termination of Employment for any reason prior to the Participant becoming Disabled (other than death or for Cause) if at the time of such Termination of Employment the Participant has attained age 62 and is eligible to receive (i) a “Retirement Benefit” under the Pall Corporation Cash Balance Pension Plan, as defined therein, or (ii), in the case of any Participant who is not a resident of the U.S., a similar type of benefit under any plan or program maintained by the Corporation or any of its Affiliated Companies (or to which the Corporation or any of its Affiliated Companies makes contributions) that provides benefits to Employees upon their retirement.

     “SECTION 409A” shall mean Section 409A of the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder, and any successor legislation or regulations.

     “TERMINATION OF EMPLOYMENT” shall mean (i) the cessation of a Participant’s employment with the Corporation and all of its Affiliated Companies irrespective of the reason therefor and irrespective of whether initiated by the Corporation, an Affiliated Company, the Participant or otherwise, and (ii) for employees subject to taxation in the United States, a “separation from service,” as defined in Section 409A.

     “TRADING DAY” shall mean any day on which the New York Stock Exchange is open for trading.

     “UNIT” shall mean a unit of measurement equivalent to one share of Common Stock, with none of the attendant rights of a shareholder of such share, including, without limitation, the right to vote such share and the right to receive dividends thereon, except to the extent otherwise specifically provided herein.

     “VESTED UNIT” shall mean a Unit credited to a Participant pursuant to Section 5 that has become vested in accordance with the provisions of Section 6.

     “VESTING DATE” shall mean, with respect to any Restricted Units credited to a Participant’s Account, the date on which such Restricted Units become vested in accordance with the provisions of Section 6.

3. MAXIMUM NUMBER OF SHARES OF COMMON STOCK AVAILABLE.

     The number of shares of Common Stock that may be distributed under the Plan for the period commencing January 24, 1999, with respect to Restricted Units and Deferred Vested Units credited to Participants under the Plan, (including Dividend Equivalent Units credited with respect to such Units) shall be limited to 3,800,000 shares of Common Stock. If any Restricted Units initially credited to a Participant shall be forfeited, the number of shares of Common Stock no longer payable with respect to the Restricted Units so forfeited shall thereupon be released and shall thereafter be available for the crediting of new Restricted Units under the Plan. The limitation provided under this Section 3 shall be subject to adjustment as provided in Section 9.

     The shares of Common Stock distributed under the Plan may be authorized and unissued shares, shares held in the treasury of the Corporation, or shares purchased on the open market by the Corporation at such time or times and in such manner as it may determine. The Corporation shall be under no obligations to acquire shares of Common Stock for distribution to Participants before payment in Common Stock is due.

4. ELIGIBILITY.

     An Employee shall be eligible to be credited with Restricted Units under Section 5 during any Plan Year only if he or she has been designated by the Compensation Committee as an Eligible Employee with respect to such year.

     Upon the recommendation of the CEO, the Compensation Committee may select as an Eligible Employee for any Plan Year any Employee who is expected to make significant contributions during the course of such year to the success of the Corporation and its Affiliated Companies and to the growth of their businesses.

     Any person who has been selected as an Eligible Employee for any Plan Year shall continue to be an Eligible Employee in the Plan for each subsequent Plan Year prior to Termination of Employment, subject, however, to the Compensation Committee’s right to terminate such individual’s eligibility effective beginning as of the first base salary payment date or, if earlier, the first Bonus Payment Date occurring after the date on which the Compensation Committee makes its determination to terminate such individual’s eligibility, provided that any elections made by the Participant under Section 5 or 7 of the Plan prior to such termination of eligibility shall remain in effect.

5. CREDITING OF RESTRICTED UNITS.

     For each Plan Year, Eligible Employees shall be credited with Restricted Units in accordance with the following provisions:

     (a) INITIAL AWARD UNITS. To the extent that the Compensation Committee in its sole discretion so determines, any Employee who is designated as an Eligible Employee for the first time shall be credited, as of the date specified by the Compensation Committee in such determination, with such number of Restricted Units as the Compensation Committee may determine for such Employee, or the Compensation Committee may determine not to grant any Initial Award Units to such Eligible Employee.

     (b) BONUS UNITS. Each Eligible Employee may elect to have any part or all of any Bonus that may become payable to the Participant during such year paid in the form of Restricted Units that will be credited to his or her Account hereunder and distributed in accordance with the provisions of this Plan, instead of being paid to the Eligible Employee in cash. If an Eligible Employee has so elected, the Eligible Employee’s Account shall be credited as of the first Bonus Payment Date during such year with a number of Restricted Units determined by dividing (i) the total amount of the portion of the Eligible Employee’s Bonus payable during such year which the Eligible Employee elected to have paid in the form of Restricted Units, by (ii) the Closing Price of a share of Common Stock on such Bonus Payment Date or, if such date is not a Trading Day, as of the next following day that is a Trading Day. In the event that an Eligible Employee’s Bonus is payable in a unit of currency other than U.S. dollars, the portion of the bonus which the Eligible Employee has elected to have paid in the form of Restricted Units shall be converted to U.S. dollars as of the Crediting Date (the first Bonus Payment Date during the Plan Year in which such Bonus is payable) at a rate equal to the exchange rate of such currency and U.S. dollars on such Crediting Date as reported in The Wall Street Journal in its issue following the Crediting Date.

     (c) BASE SALARY UNITS. Each Eligible Employee may elect to have up to 50% of the amount of the base salary otherwise payable to the Eligible Employee on each payday during such year paid in the form of Restricted Units that will be credited to his or her Account hereunder and distributed in accordance with the provisions of this Plan, instead of being paid to the Eligible Employee in cash. If an Eligible Employee has so elected, the amount specified in such election shall be withheld from the payment of base salary otherwise required to be made to the Eligible Employee on each payday during such year, and the Eligible Employee’s Account shall be credited as of January 31 and July 31 of such year, with a number of Restricted Units determined by dividing (i) the aggregate amount so withheld from the start of such year, in the case of the Restricted Units to be credited as of January 31, or from January 31, in the case of the Restricted Units to be credited as of July 31, by (ii) the Closing Price of a share of Common Stock as of the applicable Crediting Date or, if such date is not a Trading Day, as of the next following day that is a Trading Day. In the event that an Eligible Employee’s base salary is payable in a unit of currency other than U.S. dollars, the aggregate amount withheld shall be converted to U.S. dollars as of the January 31 or July 31 Crediting Date, as the case may be, at a rate equal to the exchange rate of such currency and U.S. dollars on such Crediting Date as reported in The Wall Street Journal in its issue following the Crediting Date.

     (d) CASH PAYMENT UNITS. Prior to January 1, 2009, for any Plan Year each Eligible Employee may make a direct cash payment to the Corporation at least seven days prior to (i) the first Bonus Payment Date during such Plan Year and/or (ii) January 31 of such Plan Year, and the Crediting Dates with respect to such direct cash payments shall be (x) the first Bonus Payment Date of the Plan Year with respect to cash payments made at least seven days prior to such Bonus Payment Date and (y) January 31 with respect to cash payments made at least seven days prior to that date. On and after January 31, 2009, for any Plan Year each Eligible Employee may make a direct cash payment to the Corporation within seven days following (a) the first Bonus Payment Date during such Plan Year and/or (b) January 31 of such Plan Year, and the Crediting Dates with respect to such direct cash payments shall be (1) the eighth day following the first Bonus Payment Date of the Plan Year with respect to cash payments made within the seven days following such Bonus Payment Date and (2) the eighth day following January 31 with respect to cash payments made within the seven days following that date. In the event that an Eligible Employee’s direct cash payment is made in a unit of currency other than U.S. dollars, the amount of such payment shall be converted to U.S. dollars as of the relevant Crediting Date, at a rate equal to the exchange rate of such currency and U.S. dollars on such Crediting Date as reported in The Wall Street Journal in its issue following the Crediting Date.

     The aggregate amount of the direct cash payments that an Eligible Employee may make under this Section 5(d) during any Plan Year (the “Cash Purchase Year”) shall not exceed the sum of (I) the amount by which 50% of the Eligible Employee’s base salary for the Plan Year immediately preceding the Cash Purchase Year exceeds the portion thereof which the Eligible Employee has elected under Section 5(c) to have paid in the form of Restricted Units, plus (II) the amount by which the Bonus payable to the Eligible Employee during the Cash Purchase Year (based on results of operations for the immediately preceding Plan Year) exceeds the portion thereof which the Eligible Employee elected under Section 5(b) to have paid in the form of Restricted Units.

     (e) MATCHING UNITS. On each date on which any Restricted Units are credited to an Eligible Employee’s Account pursuant to the provisions of paragraphs (b), (c) or (d) of this Section 5, there shall also be credited to the Eligible Employee’s Account on that date a number of Matching Restricted Units equal to 100% of the number of Restricted Units of all kinds (other than Dividend Equivalent Units).

     (f) DIVIDEND EQUIVALENTS. Until the Vesting Date for the Restricted Units that have been credited to a Participant’s Account pursuant to paragraphs (a), (b), (c), (d) and (e) of this Section 5, additional Restricted Units shall be credited to the Participant’s Account, with respect to the Restricted Units so credited, as of each Dividend Payment Date. The number of additional Restricted Units to be so credited shall be determined separately for each Initial Award Restricted Unit Subaccount, for each Purchased Restricted Unit Subaccount, and for each Matching Restricted Unit Subaccount, maintained for a Participant pursuant to Section 8. The number of additional Restricted Units to be credited to each such Subaccount shall be determined by first multiplying (A) the total number of Restricted Units standing to the Participant’s credit in such Subaccount as of the day immediately preceding such Dividend Payment Date (including all Dividend Equivalent Units credited to such Subaccount on all previous Dividend Payment Dates), by (B) the per-share dollar amount of the dividend paid on such Dividend Payment Date and then, dividing the resulting amount by the Closing Price of one share of Common Stock on such Dividend Payment Date.

     (g) ELECTION PROCEDURES. Any election made by an Eligible Employee under paragraph (b) or (c) of this Section 5 shall be made in accordance with, and shall be subject to, the provisions set forth below.

     (i) Any such election shall be made in writing, on a form furnished to the Eligible Employee for such purpose by the Committee and filed by the Eligible Employee with the Committee.

     (ii) An election under Section 5(b) with respect to the Bonus payable to an Eligible Employee during any Plan Year shall be made no less than one year before the beginning of such Plan Year (e.g., an election with respect to the Bonus payable during the Plan Year beginning August 1, 2008 (based on the application of the bonus formula to the fiscal year ending July 31, 2008), must be made by the last Business Day of July 2007).

     (iii) An election under Section 5(c) with respect to base salary payable to an Eligible Employee during any Plan Year shall be made on or prior to the last Business Day preceding the start of such Plan Year, except as otherwise provided under subparagraph (iv) or (v) below.

     (iv) In the case of any Eligible Employee who, in the absence of any election under Section 5(c) with respect thereto, would be required to include in his or her gross income for U.S. federal income tax purposes the base salary payable to the Eligible Employee during any Plan Year, any such election with respect to base salary payable to the Eligible Employee during the period from August 1 through December 31 of such Plan Year shall be made on or prior to the close of the calendar year immediately preceding the start of such Plan Year, and any such election with respect to base salary payable to the Eligible Employee during the period from January 1 through July 31 of such Plan Year shall be made on or prior to the last Business Day preceding the start of such Plan Year.

     (v) Any Employee who is hired after the start of a Plan Year but who is designated under Section 4 as an Eligible Employee for such year may make election under Section 5(c) with respect to his or her base salary for such year at any time during the 30-day period commencing on his or her date of hire; provided, however, that any election so made shall be effective only with respect to base salary payable to the Eligible Employee for periods of service beginning after the date on which he or she files such election with the Committee.

     (vi) In his or her election form, the Eligible Employee shall specify, by dollar amount (which shall be an even multiple of $100) or by percentage (which shall be an even multiple of 1%), the portion of his or her Bonus and/or base salary that the Eligible Employee wishes to have paid in the form of Restricted Units credited to his or her Account, instead of in cash. The dollar amount or percentage so specified shall be at least equal to any minimum amount or percentage which the Committee in its discretion may have determined to be applicable to elections under Section 5(b) and/or Section 5(c) for the Plan Year.

     (vii) Any election made under Section 5(b) or (c) for any Plan Year shall be irrevocable.

     (h) OTHER ELECTION RULES. Elections made under Section 5(b) or (c) shall be subject to the following rules:

     (i) If an Eligible Employee who has made an election under Section 5(b) with respect to the Bonus payable to the Eligible Employee during any Plan Year has a Termination of Employment for any reason prior to any Bonus Payment Date for such Bonus but is nevertheless entitled to receive a Bonus payment on such date, the portion of such payment that is required to be paid by means of the crediting of Restricted Units to the Eligible Employee’s Account pursuant to his or her election under Section 5(b) shall be paid in such form subject to the terms of his or her applicable election.

     (ii) If an Eligible Employee who has made an election under Section 5(c) with respect to the base salary payable to the Eligible Employee during any Plan Year has a Termination of Employment for any reason prior to any date on which Restricted Units are to be credited to his or her Account with respect to amounts withheld from his or her base salary pursuant to such election, Restricted Units shall be so credited on such date subject to the terms of his or her election.

     (iii) Any election made by an Eligible Employee under Section 5(b) or (c) shall not be given effect if, at any time during the 12-month period ending on the date as of which any Restricted Units are otherwise required to be credited to his or her Account pursuant to such election, the Eligible Employee received a hardship withdrawal under Section 7.2 of the Pall Corporation 401(k) Plan.

6. VESTING OF UNITS.

     Restricted Units credited to a Participant’s Account, and Dividend Equivalent Units credited with respect thereto, shall become vested in accordance with the provisions set forth below.

     (a) All Restricted Units standing to a Participant’s credit in any Initial Award Restricted Unit Subaccount, Purchased Restricted Unit Subaccount or Matching Restricted Unit Subaccount maintained for the Participant under Section 8 (including, in each case, all such Units that are Dividend Equivalent Units) shall become vested as of the earliest to occur of the following dates:

     (i) the fourth anniversary of the Crediting Date for any such Subaccount,

     (ii) the date of the Participant’s death,

     (iii) the date on which the Participant becomes Disabled,

     (iv) the date on which a Change in Control occurs.

     (b) If a Participant’s Termination of Employment occurs as a result of Retirement or Involuntary Termination prior to the fourth anniversary of a Crediting Date and prior to (1) the Participant’s death, (2) the Participant becoming Disabled, or (3) the occurrence of a Change in Control, then for any Initial Award Restricted Unit Subaccount, Purchased Restricted Unit Subaccount or Matching Restricted Unit Subaccount maintained for the Participant under Section 8 as of the date of the Participant’s Termination of Employment:

     (i) all Units in any such Purchased Restricted Unit Subaccount (including all such Units that are Dividend Equivalent Units), shall become vested;

     (ii) the Earned Portion (as defined below) of all Units in any such Initial Award Restricted Unit Subaccount and in any such Matching Restricted Unit Subaccount (including all such Units that are Dividend Equivalent Units), shall become vested; and

     (iii) the Unearned Portion (as defined below) of all Units in any such Initial Award Restricted Unit Subaccount and in any such Matching Restricted Unit Subaccount (including all such Units that are Dividend Equivalent Units) shall be forfeited, and the Participant shall have no further rights with respect thereto.

     For purposes of the foregoing, the “Earned Portion” of the Units in any Initial Award Restricted Unit Subaccount and in any Matching Restricted Unit Subaccount maintained for a Participant shall mean the percentage of such Units determined by dividing by 48 the number of months in the period beginning as of the Crediting Date for such Subaccount and ending as of the date of the Participant’s Termination of Employment, with any fraction of a month included in such period treated as a full month; and the “Unearned Portion” of the Units in any such Subaccount shall mean the percentage of such Units determined by subtracting from 100% the Earned Portion of such Units, as determined under the preceding clause.

     (c) If a Participant’s Termination of Employment occurs for any reason other than Retirement or Involuntary Termination prior to the fourth anniversary of a Crediting Date and prior to the Participant’s death, the Participant becoming Disabled, or the occurrence of a Change in Control, then for any Initial Award Restricted Unit Subaccount, Purchased Restricted Unit Subaccount or Matching Restricted Unit Subaccount maintained for the Participant under Section 8 as of the date of the Participant’s Termination of Employment:

     (i) all Units in any such Initial Award Restricted Unit Subaccount and in any such Matching Restricted Unit Subaccount (including all such Units that are Dividend Equivalent Units), shall be forfeited, and the Participant shall have no further rights with respect thereto; and

     (ii) all Units in any such Purchased Restricted Unit Subaccount (including all such Units that are Dividend Equivalent Units) shall become vested.

7. PAYMENT FOR VESTED UNITS.

     Payment with respect to a Participant’s Vested Units shall be made in accordance with the provisions set forth below.

     (a) TIME FOR PAYMENT. Payment with respect to a Participant’s Vested Units shall be made to the Participant or, in the event of the Participant’s death, to his or her Beneficiary, within 30 days after the Vesting Date for such Units, except as otherwise provided in paragraph (d), (f)(i) or (f)(ii) below.

     (b) FORM AND AMOUNT OF PAYMENT. Except as provided in paragraph (c) below, payment to be made with respect to any of a Participant’s Vested Units at the time specified in paragraph (a) above, or at the time specified in paragraph (f)(i) below, shall be made in the form of a single lump sum payment consisting of (i) a number of shares of Common Stock equal to the total number of whole Vested Units payment for which is to be made at such time (including, in the case of any Vested Units payment for which is to be made under paragraph (f)(i), all Dividend Equivalent Units credited with respect to such Vested Units pursuant to paragraph (f)(vi) below), and (ii) a cash payment for any fractional part of a Unit payment for which is to be made at such time. The amount of such cash payment shall be determined by multiplying such fractional part by the Closing Price of a share of Common Stock as of the first Trading Day preceding the date of payment. Any amount of such cash payment determined to be less than $5 shall be forfeited and the Participant shall have no further rights with respect thereto.

     (c) PAYMENT ON ACCOUNT OF CERTAIN TERMINATIONS. Payment to be made at the time specified in paragraph (a) above, or at the time specified in paragraph (f)(ii) below, with respect to a Participant’s Units that become vested pursuant to Section 6(c)(ii) shall be made, in either case, in the form of a single lump sum payment of shares of Common Stock by the issuance of a number of shares of Common Stock determined by dividing the lesser of (x) the aggregate value of the number of such Units payment for which is to be made at such time, determined by multiplying such number of Units by the Closing Price of a share of Common Stock as of the date or dates on which such Units were credited to the Participant’s Account, or (y) the aggregate value of the number of such Units payment for which is to be made at such time, determined by multiplying such number of Units by the Closing Price of a share of Common Stock as of the Vesting Date for such Units, by (z) the Closing Price of a share of Common Stock on such Vesting Date or, if such Vesting Date was not a Trading Day, the Closing Price of a share of Common Stock as of the first Trading Day preceding such Vesting Date. If payment for any of such Units is to be made at the time specified in paragraph (f)(ii) below, such lump sum payment with respect to such Units shall consist of the number of shares of Common Stock determined in accordance with the preceding sentence, plus the number of Dividend Equivalent Units credited with respect to such Units pursuant to paragraph (f)(vi) below. If the total number of shares of Common Stock determined in accordance with the provisions of either of the two preceding sentences includes a fractional part of a share, payment with respect to such fractional part shall be made in cash, in an amount determined by multiplying such fractional part by the Closing Price of a share of Common Stock as of the first Trading Day preceding the date of payment, at the same time as the shares of Common Stock are issued. Any amount of such cash payment determined to be less than $5 shall be forfeited and the Participant shall have no further rights with respect thereto.

     (d) DEFERRED PAYMENT. Subject to the provisions of paragraph (e) below, payment with respect to part or all of a Participant’s Restricted Units that become vested on any Vesting Date pursuant to Section 6(a)(i) shall be deferred, and shall be made at the time and in the manner hereinafter set forth, if the Participant so elects in accordance with the following provisions:

     (i) An election by the Participant hereunder with respect to any Restricted Units that become vested on any Vesting Date shall be made in writing, on a form furnished to the Participant for such purpose by the Committee. The form shall be filed with the Committee at least one year prior to such Vesting Date.

     (ii) In the Participant’s election form, the Participant shall specify the number of such Restricted Units with respect to which the Participant wishes to defer payment, and the date on which payment with respect to such Units shall be made (the “Payment Date”).

     (iii) The Participant may select, as the Payment Date for such Units,

     (A) the first Business Day of any calendar year or month after the fifth anniversary of the Vesting Date for such Units;

     (B) the later of (x) the first Business Day of the calendar year following the date on which the Participant’s Termination of Employment occurs for any reason or (y) the first Business Day of the calendar month following the fifth anniversary of the Vesting Date for such Units; or

     (C) the earlier of (A) or (B).

     (iv) Any election made hereunder by the Participant shall be irrevocable.

     (v) As of the Vesting Date for any Restricted Units covered by a deferral election made by a Participant hereunder, the number of such Units shall be transferred from the Restricted Unit Subaccount or Matching Restricted Unit Subaccount in which such Units were recorded to the appropriate Deferred Vested Unit Subaccount established for the Participant under Section 8.

     (vi) Until payment has been made with respect to all of the Units in any Deferred Vested Unit Subaccount maintained for the Participant under Section 8, there shall be credited to each such Subaccount, as of each Dividend Payment Date, a number of additional Deferred Vested Units determined by first multiplying (A) the total number of Deferred Vested Units standing to the Participant’s credit in such Subaccount as of the Dividend Payment Date (including all Dividend Equivalent Units credited to such Subaccount on all previous Dividend Payment Dates), by (B) the per-share dollar amount of the dividend paid on such Dividend Payment Date and then, dividing the resulting amount by the Closing Price of one share of Common Stock on such Dividend Payment Date.

     (vii) Except as provided in subparagraph (viii) below, payment with respect to the Deferred Vested Units in any Deferred Vested Unit Subaccount maintained for the Participant shall be made on the Payment Date specified by the Participant in his or her deferral election with respect to such Units or, if applicable, on the Delayed Payment Date for such Units provided in paragraph (f)(iii) below. Payment with respect to the Deferred Vested Units payable on any Payment Date or Delayed Payment Date shall be made in a single lump sum (A) by the issuance of one share of Common Stock for each whole Deferred Vested Unit payable on such Payment Date or Delayed Payment Date, and (B) by a cash payment for any fractional part of a Deferred Vested Unit payable on such Payment Date or Delayed Payment Date. The amount of such cash payment shall be determined by multiplying such fractional part by the Closing Price of a share of Common Stock on the first Trading Day preceding the date of payment. Any amount of such cash payment determined to be less than $5 shall be forfeited and the Participant shall have no further rights with respect thereto.

     (viii) Notwithstanding any other provision in this Section 7 to the contrary, payment with respect to any part or all of any Deferred Vested Unit Subaccount maintained for a Participant may be made to the Participant on any date earlier than the Payment Date specified by the Participant in his or her deferral election for such Units if (A) the Participant requests such early payment and (B) the Committee, in its sole discretion, determines that such early payment is necessary to help the Participant meet an “unforeseeable emergency” within the meaning of Section 409A of the Code. The amount that may be so paid may not exceed the amount permitted to be paid under Section 409A of the Code.

     (e) LIMITATIONS ON DEFERRALS. A deferral election otherwise permitted to be made under paragraph (d) above shall be subject to the following limitations:

     (i) The Committee may deny any Participant the right to make such election if it determines, in its sole discretion prior to such election becoming irrevocable, that such deferral election by the Participant might cause the Plan to fail to be treated as a plan of deferred compensation “for a select group of management or highly compensated employees” for purposes of ERISA.

     (ii) No deferral election shall be effective hereunder if, at any time during the 12-month period ending on the Vesting Date, the Participant received a hardship withdrawal under Section 7.2 of the Pall Corporation 401(k) Plan.

     (iii) No amount may be deferred with respect to the Participant’s Vested Units pursuant to a Participant’s deferral election hereunder to the extent that any tax is required to be withheld with respect to such amount pursuant to applicable federal, state or local law.

     (f) DELAY IN TIME FOR PAYMENT. To the extent provided in subparagraph (i), (ii) or (iii) below, payment otherwise required to be made with respect to any of a Participant’s Vested Units at the time specified in paragraph (a) above, and payment otherwise required to be made with respect to any of Participant’s Deferred Vested Units on the Payment Date for such Units determined under clause (B) or (C) of paragraph (d)(iii) above, shall not be made at such times but shall be made, instead, at the times provided in subparagraph (i), (ii) or (iii) below.

     (i) Payment with respect to any of a Participant’s Post-2004 Bonus and Base Salary Units that become vested pursuant to Section 6(a)(iv) by reason of the occurrence of a Change in Control shall be made within 30 days after (A) the earliest date on which such Units otherwise would become vested under Section 6(a) in the absence of the occurrence of a Change in Control, or (B) if earlier, the date of the Participant’s Termination of Employment for any reason prior to the Participant’s death or the Participant’s having become Disabled; provided, however, that if the Participant was a Key Employee (as defined in subparagraph (iv) below) immediately prior to such Termination of Employment, payment pursuant to this clause (B) shall be made on the day that is 6 months after the date of such Termination of Employment or, if the Participant dies before that day, shall be deemed paid into a constructive trust for the benefit of the Beneficiary upon the Participant’s death, and distributed from such trust to such Beneficiary within 7 days after the Corporation receives written notice of the Participant’s death.

     (ii) In the case of a Participant whose Termination of Employment occurs for any reason prior to the Participant’s death or the Participant having become Disabled, and who was a Key Employee immediately prior to his or her Termination of Employment, payment with respect to any of the Participant’s Post-2004 Bonus and Base Salary Units that become vested pursuant to Section 6(b) or (c) by reason of the Participant’s Termination of Employment shall be made on the day which is 6 months after the date of the Participant’s Termination of Employment or, if the Participant dies before such day, shall be deemed paid into a constructive trust for the benefit of the Beneficiary upon the Participant’s death, and distributed from such trust to such Beneficiary within 7 days after the Corporation receives written notice of the Participant’s death.

     (iii) In any case where (A) any of a Participant’s Deferred Vested Units that became vested on or after January 1, 2005 have a Payment Date determined by reference to the date of the Participant’s Termination of Employment pursuant to clause (B) or (C) under paragraph (d)(iii) above, (B) the Payment Date for such Units, as so determined, is earlier than 6 months after the date of the Participant’s Termination of Employment, (C) the Participant’s Termination of Employment occurs for any reason prior to the Participant’s death or the Participant having becoming Disabled, and (D) the Participant is a Key Employee immediately prior to the Participant’s Termination of Employment, payment with respect to such Deferred Vested Units shall be made on the day which is 6 months after the date of the Participant’s Termination of Employment or, if the Participant dies before such day, shall be deemed paid into a constructive trust for the benefit of the Beneficiary upon the Participant’s death, and distributed from such trust to such Beneficiary within 7 days after the Corporation receives written notice of the Participant’s death.

     (iv) For purposes of this paragraph (f), the term “Key Employee” shall mean a Participant who, as of any date of reference, is a “specified employee” within the meaning of Section 409A.

     (v) The provisions of subparagraph (i) and (ii) above shall not apply to the payment required to be made under this Section 7 with respect to a Participant’s Units that become vested upon the occurrence of a Change in Control, or to the payment required to be made under this Section 7 with respect to a Participant’s Units that become vested upon the Participant’s Termination of Employment, if in either case the Participant would not be required to include such payment in his or her gross income for federal income tax purposes if such payment were made to the Participant at the time specified in paragraph (a) above. The provisions of subparagraph (iii) above shall not apply to the payment required to be made under this Section 7 with respect to any of a Participant’s Deferred Vested Units if the Participant would not be required to include such payment in his or her gross income for federal income tax purposes if such payment were made to the Participant on the Payment Date for such Units determined under paragraph (d)(iii) above.

     (vi) If payment with respect to any of a Participant’s Post-2004 Bonus and Base Salary Units is delayed pursuant to subparagraph (i) or subparagraph (ii) above, Dividend Equivalent Units shall be credited to the Participant’s Account with respect to such Units, in the same manner as provided in paragraph (d)(vi) above, on each Dividend Payment Date occurring during the period from the Vesting Date for such Units to the Delayed Payment Date for such Units.

     (g) 409A COMPLIANCE. This Plan is intended to comply with the requirements of Section 409A and shall in all respects be administered and interpreted in accordance with Section 409A. Where amounts are payable to the Participant under the Plan within a fixed period, in no event may a Participant, directly or indirectly, designate the calendar year of any payment to be made under this Plan. In no event shall the Company be required to pay a Participant any gross-up or other payment with respect to any taxes or penalties imposed under Section 409A with respect to any amounts paid or payable to the Participant hereunder.

8. ACCOUNTS.

     There shall be established on the books and records of the Corporation, for bookkeeping purposes only, a separate Account for each Participant, to reflect the Participant’s interest under the Plan.

     Within each Account so established for each Participant there shall be established and maintained the following Subaccounts: an “Initial Award Restricted Unit Subaccount” to reflect all Restricted Units to be credited to the Participant’s Account on any Crediting Date pursuant to Section 5(a); a “Purchased Restricted Unit Subaccount” to reflect all Restricted Units to be credited to the Participant’s account on any Crediting Date pursuant to Section 5(b), (c) or (d); a “Matching Restricted Unit Subaccount” to reflect all Matching Restricted Units to be credited to the Participant’s Account on any Crediting Date pursuant to Section 5(e); and a “Deferred Vested Unit Subaccount” to reflect all Vested Units with respect to which a Participant has elected to defer payment, and for which the Participant has selected the same Payment Date, pursuant to Section 7(d).

     A Participant’s Account and Subaccounts shall be adjusted from time to time to reflect all Dividend Equivalent Units to be credited thereto pursuant to Section 5(f) and Section 7(d)(vi), all payments made with respect to the Units reflected therein pursuant to Section 7, and, in the case of any Initial Award Restricted Unit Subaccount, Purchased Restricted Unit Subaccount or Matching Restricted Unit Subaccount maintained for a Participant, any forfeitures of Units reflected therein pursuant to Section 6.

     A Participant’s interest in any Deferred Vested Unit Subaccount maintained for the Participant shall be fully vested and nonforfeitable at all times.

9. CERTAIN ADJUSTMENTS TO PLAN SHARES.

     In the event of any change in the shares of Common Stock by reason of any stock dividend, stock split, recapitalization, reorganization, merger, consolidation, split-up, combination or exchange of shares, or any rights offering to purchase shares of Common Stock at a price substantially below fair market value, or any similar change affecting the shares of Common Stock, the number and kind of shares represented by Units credited to Participants’ Accounts shall be appropriately adjusted consistent with such change in such manner as the Compensation Committee, in its sole discretion, may deem equitable to prevent substantial dilution or enlargement of the rights granted to, or available for, the Participants hereunder. The Committee shall give notice to each Participant of any adjustment made pursuant to this Section and, upon such notice, such adjustment shall be effective and binding for all purposes.

10. LISTING AND QUALIFICATION OF COMMON STOCK.

     The Corporation, in its discretion, may postpone the issuance, delivery, or distribution of shares of Common Stock with respect to any Vested Units until completion of such stock exchange listing or other qualification of such shares under any state or federal law, rule or regulation as the Corporation may consider appropriate, and may require any Participant or Beneficiary to make such representations and furnish such information as it may consider appropriate in connection with the issuance or delivery of the shares in compliance with applicable laws, rules and regulations.

11. TAXES.

     The Corporation or any of its Affiliated Companies may make such provisions and take such steps as it may deem necessary or appropriate for the withholding of all federal, state and local taxes required by law to be withheld with respect to any payments to be made under the Plan including, but not limited to (i) deducting the amount so required to be withheld from any other amount then or thereafter payable to a Participant or Beneficiary, and/or (ii) requiring a Participant or Beneficiary to pay to the Corporation or any of its Affiliated Companies the amount so required to be withheld as a condition of the issuance, delivery, or distribution of any shares of Common Stock. With the approval of the Compensation Committee, the Committee may permit such amount to be paid in shares of Common Stock previously owned by the Participant, or a portion of the shares of Common Stock that otherwise would be distributed to such Participant in respect to his or her Vested Units, or a combination of cash and shares of Common Shares.

12. DESIGNATION AND CHANGE OF BENEFICIARY.

     Each Participant shall file with the Committee a written designation of one or more persons as the Beneficiary who shall be entitled to receive any amount, or any shares of Common Stock, payable under the Plan upon his or her death. A Participant may, from time to time, revoke or change his or her Beneficiary designation without the consent of any previously designated Beneficiary by filing a new designation with the Committee. The last such designation received by the Committee shall be controlling; provided, however, that no designation, or change or revocation thereof, shall be effective unless received by the Committee prior to the Participant’s death, and in no event shall it be effective as of a date prior to such receipt. If at the date of a Participant’s death, there is no designation of a Beneficiary in effect for the Participant pursuant to the provisions of this Section 12, or if no Beneficiary designated by the Participant in accordance with the provisions hereof survives to receive any amount, or any shares of Common Stock, payable under the Plan by reason of the Participant’s death, the Participant’s estate shall be treated as the Participant’s Beneficiary for purposes of the Plan.

13. RIGHTS OF PARTICIPANTS.

     A Participant’s rights and interests under the Plan shall be subject to the following provisions:

     (a) A Participant shall have the status of a general unsecured creditor of the Corporation with respect to his or her right to receive any payment under the Plan. The Plan shall constitute a mere promise by the Corporation or the applicable Affiliated Company to make payments in the future of the benefits provided for herein. It is intended that the arrangements reflected in the Plan be treated as unfunded for tax purposes, as well as for purposes of any applicable provisions of Title I of ERISA.

     (b) A Participant’s rights to payments under the Plan shall not be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment, or garnishment by creditors of the Participant or his or her Beneficiary. The payment of an amount shall not result in an actual or potential reduction of, or current or future offset to, an amount of deferred compensation, and the Participant shall receive no loan the repayment of which is secured by or may be accomplished through an offset of or a reduction in an amount deferred under the Plan.

     (c) Neither the Plan nor any action taken hereunder shall be construed as giving any Participant any right to be retained in the employment of the Corporation or any of its Affiliated Companies.

     (d) No Participant shall have the right, by virtue of having been selected as an Eligible Employee with respect to any Plan Year, to be automatically treated as an Eligible Employee with respect to any subsequent Plan Year.

     (e) No Restricted Units credited to a Participant’s Account, and no payments made with respect to such Units upon or after they become vested, shall be considered as compensation under any employee benefit plan of the Corporation or any of its Affiliated Companies, except as specifically provided in any such plan or as otherwise determined by the Board of Directors.

14. ADMINISTRATION.

     The Plan shall be administered by the Committee. A majority of the members of the Committee shall constitute a quorum. The Committee may act at a meeting, including a telephone meeting, by action of a majority of the members present, or without a meeting by unanimous written consent. In addition to the responsibilities and powers assigned to the Committee elsewhere in the Plan, the Committee shall have the authority, in its discretion, to establish from time to time guidelines or regulations for the administration of the Plan, interpret the Plan, and make all determinations considered necessary or advisable for the administration of the Plan; provided, however, that any questions as to the rights under the Plan of any person who is an Elected Officer under Section 4.01(a) of the By-Laws of the Corporation, as amended on July 15, 2003 or thereafter, shall be determined by the Compensation Committee instead of by the Committee.

     The Committee may delegate any ministerial or nondiscretionary function pertaining to the administration of the Plan to any one or more officers of the Corporation.

     All decisions, actions or interpretations of the Committee or the Compensation Committee under the Plan shall be final, conclusive and binding upon all parties. Notwithstanding the foregoing, any determination made by the Committee or the Compensation Committee after the occurrence of a Change in Control that denies in whole or in part any claim made by any individual for benefits under the Plan shall be subject to judicial review, under a “de novo”, rather than a deferential standard.

15. AMENDMENT OR TERMINATION.

     The Board of Directors may, with prospective or retroactive effect, amend, suspend or terminate the Plan or any portion thereof at any time; provided, however, that (a) no amendment, suspension or termination of the Plan shall adversely affect the rights of any Participant with respect to any Units previously credited to the Participant’s Account, without his or her written consent and (b) no amendment which constitutes a “material revision” of the Plan, as the term material revision is defined in the applicable rules of the New York Stock Exchange, shall be effective unless approved by the shareholders in the manner required by such rules and by applicable law, and (c) no amendment, suspension, or termination may change the time and form of payment of any outstanding Units except in accordance with Section 409A.

16. SUCCESSOR CORPORATION.

     The obligations of the Corporation under the Plan shall be binding upon any successor corporation or organization resulting from the merger, consolidation or other reorganization of the Corporation, or upon any successor corporation or organization succeeding to substantially all of the assets and business of the Corporation. The Corporation agrees that it will make appropriate provision for the preservation of Participants’ rights under the Plan in any agreement or plan which it may enter into or adopt to effect any such merger, consolidation, reorganization or transfer of assets.

17. GOVERNING LAW.

     The Plan shall be governed by and construed in accordance with the laws of the State of New York.

18. EFFECTIVE DATE.

     The Plan was adopted effective as of June 29, 1999 by the Board of Directors, acting by the Compensation Committee, and approved by the shareholders of the Corporation by a majority of the votes cast in person or by proxy at the 1999 annual meeting of the Corporation’s shareholders. Amendments approved by the Board of Directors on October 16, 2008 are effective as of January 1, 2008, with respect to all outstanding Units as of that date and any outstanding Units granted thereafter, other than any Units that were outstanding and vested prior to January 1, 2005 and not materially modified thereafter. Amendments approved by the Board of Directors on July 16, 2009 were effective as of November 19, 2009 (the date they were adopted by the Corporation’s Shareholders) and amendments approved by the Board of Directors on July 15, 2010 were effective as of December 15, 2010 (the date they were adopted by the Corporation’s Shareholders).

Admission Ticket

Electronic Voting Instructions

You can vote by Internet or telephone!
Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 12:01 a.m., Eastern Time, on December 15, 2010.

Vote by Internet Log on to the Internet and go to www.investorvote.com/PLL Follow the steps outlined on the secured website.
Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒
Vote by telephone
  Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada any time on a touch tone telephone. There is NO CHARGE to you for the call.
  Follow the instructions provided by the recorded message.

Annual Meeting Proxy Card
▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A	Proposals — The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposals 2, 3, 4 and 5.

1.	Election of Directors:	For	Against	Abstain		For	Against	Abstain		For	Against	Abstain

	01 - Amy E. Alving	☐	☐	☐	05 - Ronald L. Hoffman	☐	☐	☐	09 - Katharine L. Plourde	☐	☐	☐

	02 - Daniel J. Carroll	☐	☐	☐	06 - Eric Krasnoff	☐	☐	☐	10 - Edward L. Snyder	☐	☐	☐

	03 - Robert B. Coutts	☐	☐	☐	07 - Dennis N. Longstreet	☐	☐	☐	11 - Edward Travaglianti	☐	☐	☐

	04 - Cheryl W. Grisé	☐	☐	☐	08 - Edwin W. Martin, Jr.	☐	☐	☐

		For	Against	Abstain			For	Against	Abstain

2.	Proposal to ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for fiscal year 2011.	☐	☐	☐	5.	Proposal to amend the Pall Corporation Management Stock Purchase Plan to increase the number of shares of common stock available for purchase under the plan.	☐	☐	☐

3.	Proposal to amend the Pall Corporation By-Laws to facilitate the use of the notice and access option to deliver proxy materials.	☐	☐	☐	6.	The transaction of such other business as may properly come before the meeting or any adjournment thereof.

4.	Proposal to amend the Pall Corporation Employee Stock Purchase Plan to increase the number of shares of common stock available for purchase under the plan.	☐	☐	☐

PLEASE SIGN BACK OF CARD BEFORE MAILING

IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A - C ON BOTH SIDES OF THIS CARD.

Annual Meeting Admission Ticket

2010 Annual Meeting of
Pall Corporation Shareholders
Wednesday, December 15, 2010
at 11:00 a.m., Eastern time

Long Island Marriott Hotel & Conference Center
101 James Doolittle Boulevard
Uniondale, New York 11553
Phone: (516) 794-3800

ADMISSION: To be admitted to the annual meeting, you must bring this tear-off portion of your proxy card or other proof of ownership of Pall Corporation common stock, which will serve as your admission ticket. Upon arrival, please present this ticket or other proof of share ownership and a photo identification at the registration desk. No cameras, recording equipment or other electronic devices will be permitted in the meeting. To obtain directions to the Long
Island Marriott Hotel you may write or call the Hotel using the contact information above or visit their web site at
http://www.marriott.com/hotels/maps/travel/nycli-long-island-marriott-hotel-and-conference-center.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SHAREHOLDER MEETING TO BE HELD ON DECEMBER 15, 2010

Copies of the enclosed Proxy Statement for the 2010 Annual Meeting and the Annual Report on Form 10-K for the fiscal year ended July 31, 2010 are also available on the Company’s website at www.pall.com/ar10.

Do you have access to the Internet? If so, consider receiving next year’s Annual Report and proxy materials in electronic rather than printed form. While voting via the Internet, click the box to give your consent and thereby conserve natural resources, as well as significantly reduce printing and mailing costs. If you do not consent to access Pall Corporation’s Annual Report and proxy materials via the Internet, you will continue to receive them in the mail.

Accessing Pall Corporation’s Annual Report and proxy materials via the Internet may result in charges to you from your Internet service provider and/or telephone companies.

‚IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ‚

Proxy — Pall Corporation

Annual Meeting of Shareholders - December 15, 2010

The undersigned hereby appoint(s) ERIC KRASNOFF and SANDRA MARINO and each of them, with full power of substitution, proxies of the undersigned to vote all shares of the common stock of Pall Corporation (the “Company”) which the undersigned would be entitled to vote if present at, and to act for the undersigned at, the annual meeting of shareholders of the Company to be held on Wednesday, December 15, 2010, at 11:00 a.m., Eastern time, and at any adjournment thereof, on the matters indicated on the reverse side of this proxy.

This proxy is solicited by the Board of Directors of the Company and, when properly executed, will be voted in accordance with the instructions marked on the reverse side. If you properly sign and date this proxy card and deliver it to the Company but you mark no instructions on it, it will be voted FOR the election of all nominees for director named on the reverse side hereof (or for a substitute nominee if any of those named should become unavailable), FOR the proposal to ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm, FOR the proposal to amend the Pall Corporation By-Laws, FOR the proposal to amend the Pall Corporation Employee Stock Purchase Plan and FOR the proposal to amend the Pall Corporation Management Stock Purchase Plan. This proxy confers discretionary authority on the persons named above to vote in accordance with their judgment on any other business which may properly come before the meeting, including but not limited to any proposal omitted from the accompanying proxy statement and this proxy card pursuant to Rule 14a-8 under the Securities Exchange Act of 1934.

PLEASE VOTE, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

B	Non-Voting Items
Change of Address — Please print new address below.	Comments — Please print your comments below.

C	AUTHORIZED SIGNATURES — THIS SECTION MUST BE COMPLETED FOR YOUR VOTE TO BE COUNTED. — DATE AND SIGN BELOW
NOTE: Please sign below exactly as your name(s) appear(s) hereon. Joint owners should each sign. When signing as attorney-in-fact, executor, administrator, trustee, guardian or corporate officer, please give full title as such.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.

IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A - C ON BOTH SIDES OF THIS CARD.